Filed Pursuant to Rule 424(b)(3)

Registration No. 333-294316

Prospectus Supplement No. 3
(to Prospectus dated March 23, 2026)

PRESIDIO PRODUCTION COMPANY

11,887,469 SHARES OF CLASS A COMMON STOCK ISSUABLE

UPON THE EXERCISE OF WARRANTS

133,332 WARRANTS

29,757,255 SHARES OF CLASS A COMMON STOCK

This Prospectus Supplement No. 3 updates and supplements the prospectus dated March 23, 2026 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-294316). This prospectus supplement is being filed to update and supplement the information in the Prospectus, in the prospectus supplement dated May 14, 2026 (“Prospectus Supplement No. 1”) and the prospectus supplement dated May 15, 2026 (“Prospectus Supplement No. 2”, and, together with Prospectus Supplement No. 1, the “Prior Supplements,” and collectively with Prospectus Supplement No. 3, the “Prospectus Supplements”) with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 10, 2026 (the “Current Report”). Accordingly, we have attached the Current Report to this Prospectus Supplement.

The Prospectus and the Prospectus Supplements relate to the issuance by Presidio Production Company (“Presidio” or the “Company”) of up to 11,887,469 shares of Class A Common Stock, par value $0.0001 (the “Presidio Class A Common Stock”) that may be issued upon the exercise of the Presidio Warrants (as defined below) and the offer and sale from time to time by the selling securityholders named in the Prospectus and the Prospectus Supplements (the “Selling Securityholders”), or their permitted transferees, of up to 29,757,255 shares of Presidio Class A Common Stock and up to 133,332 Presidio Warrants.

The 11,887,469 shares of Presidio Class A Common Stock that may be issued upon the exercise of the Presidio Warrants that the Prospectus and the Prospectus Supplements relate to include: (i) up to 11,666,637 shares of Presidio Class A Common Stock that may be issued upon the exercise of 11,666,637 warrants to purchase Presidio Class A Common Stock at an exercise price of $11.50 per share (the “Public Warrants”) and (ii) up to 220,832 shares of Presidio Class A Common Stock that may be issued upon the exercise of 220,832 warrants to purchase Presidio Class A Common Stock at an exercise price of $11.50 per share (the “Private Placement Warrants” and together with the Public Warrants, the “Presidio Warrants”).

The shares of Presidio Class A Common Stock and Presidio Warrants offered for resale under the Prospectus and the Prospectus Supplements were issued to the Selling Securityholders (as applicable to each) in accordance with the terms of, and transactions contemplated by, the Business Combination Agreement, dated as of August 5, 2025 (the “Business Combination Agreement”), by and among Presidio MidCo Inc., a Delaware corporation (formerly EQV Ventures Acquisition Corp., a Cayman Islands exempted company) (“EQV”), Presidio (f/k/a Presidio PubCo Inc.), Prometheus PubCo Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of Presidio (“EQV Merger Sub”), Prometheus Holdings LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of EQV (“Prometheus Holdings”), Prometheus Merger Sub LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Prometheus Holdings (“Presidio Merger Sub”) and Presidio Investment Holdings LLC, a Delaware limited liability company (“PIH”). The Presidio Class A Common Stock registered hereunder represents the securities issued to the Selling Securityholders pursuant to the terms of the Business Combination Agreement, as applicable to each Selling Securityholder, concurrently with the closing of the transactions contemplated by the Business Combination Agreement (the “Business Combination”).

The Business Combination is described in greater detail in the Prospectus. See “Prospectus Summary — The Business Combination.”

The 29,757,255 maximum number of shares of Presidio Class A Common Stock offered for resale under the Prospectus and the Prospectus Supplements consists of: (a) 7,686,960 shares of Presidio Class A Common Stock that were issued to EQV Ventures Sponsor LLC, a Delaware limited liability company, and its affiliates (the “Sponsor”) upon the conversion of 282,314 EQV Class A Shares and 7,404,646 EQV Class B Shares, (b) 160,000 shares of Presidio Class A Common Stock that were issued to the former independent directors of EQV, upon the conversion of 160,000 EQV Class A Shares, (c) 120,000 shares of Presidio Class A Common Stock that were issued to the former independent directors of EQV, upon the conversion of 120,000 EQV Class A Shares, (d) 9,315,217 shares of Presidio Class A Common Stock that were issued in connection with the PIPE Financing (as defined in the Prospectus), (e) 2,717,300 shares of Presidio Class A Common Stock that may be issued upon the conversion of the 27,173 shares of Series B Preferred Stock, (f) 937,500 shares of Presidio Class A Common Stock that may be issued upon the exercise of warrants to purchase Presidio Class A Common Stock at an exercise price of $0.01 per share and (g) 8,806,946 shares of Presidio Class A Common Stock issued, or that may be issued upon the conversion of Prometheus Holdings Common Units (as defined in the Prospectus), to certain of the other Selling Securityholders named herein in connection with the Business Combination as merger consideration.

There are approximately 27,686,745 outstanding shares of Presidio Class A Common Stock as of the date of the Prospectus and the Prospectus Supplements. Given the substantial number of shares of Presidio Class A Common Stock being registered for potential resale by Selling Securityholders pursuant to the Prospectus and the Prospectus Supplements, the sale of shares by the Selling Securityholders, or the perception in the market that the Selling Securityholders intend to sell shares, could increase the volatility of the market price of Presidio Class A Common Stock or result in a significant decline in the public trading price of the Presidio Class A Common Stock. Even if the current trading price of the Presidio Class A Common Stock is close to the price at which the units were initially issued in EQV’s initial public offering, certain Selling Securityholders may have an incentive to sell because they will still profit on sales due to the lower price at which they purchased their shares compared to the public investors. The public securityholders may not experience a similar rate of return on the securities they purchase due to differences in the purchase prices and the current trading price.

Pursuant to the Prospectus and the Prospectus Supplements, the Selling Securityholders are permitted to offer the securities from time to time, if and to the extent as they may determine, through public or private transactions or through other means described in the section of the Prospectus entitled “Plan of Distribution” at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. The Selling Securityholders may sell shares through agents they select or through underwriters and dealers they select. The Selling Securityholders also may sell their securities directly to investors. If the Selling Securityholders use agents, underwriters or dealers to sell their securities, we will name such agents, underwriters or dealers and describe any applicable commissions or discounts in a supplement to the Prospectus and the Prospectus Supplements if required.

Certain of the securities registered hereby remain subject to contractual transfer restrictions described under “Certain Relationships and Related Person Transactions” in the Prospectus and may not be sold until such restrictions lapse.

We have agreed to bear all of the expenses incurred in connection with the registration of these securities. The Selling Securityholders will pay or assume underwriting fees, discounts and commissions or similar charges, if any, incurred in the sale of securities by them.

The Selling Securityholders identified in the Prospectus and the Prospectus Supplements may offer, sell or distribute all or a portion of the Presidio Class A Common Stock included under the Prospectus and the Prospectus Supplements (as applicable to each Selling Securityholder) in the section entitled “Selling Securityholders.” We will not receive any proceeds from the sale of securities by the Selling Securityholders. However, we may receive proceeds from the exercise of the Presidio Warrants and the Series A Preferred Investor Warrants to the extent any such warrants are exercised for cash. The exercise price of the Presidio Warrants is $11.50 per share, and the exercise price of the Series A Preferred Investor Warrants is $0.01 per share. We believe the likelihood that warrant holders will exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of the Presidio Class A Common Stock. If the trading price for the Presidio Class A Common Stock ever falls below $11.50 per share, we believe holders of Presidio Warrants would be unlikely to exercise their warrants.

We may amend or supplement the Prospectus and the Prospectus Supplements from time to time by filing amendments or supplements as required.

The Presidio Class A Common Stock and the Public Warrants are listed on the New York Stock Exchange under the symbols “FTW” and “FTW WS,” respectively. On June 9, 2026, the closing price of the Presidio Class A Common Stock was $12.40 per share, and the closing price of the Public Warrants on June 9, 2026, was $1.35 per warrant.

This Prospectus Supplement No. 3 updates and supplements the information in the Prospectus and the Prior Supplements and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus and the Prior Supplements, including any subsequent amendments or supplements thereto. This Prospectus Supplement No. 3 should be read in conjunction with the Prospectus and Prior Supplements, and if there is any inconsistency between the information in the Prospectus, Prospectus Supplement No. 1, Prospectus Supplement No. 2 and this Prospectus Supplement No. 3, you should rely on the information in this Prospectus Supplement No. 3. The information in this Prospectus Supplement No. 3 modifies and supersedes, in part, the information in the Prospectus and the Prior Supplements. Any information in the Prospectus and the Prior Supplements that is modified or superseded shall not be deemed to constitute a part of the Prospectus except as modified or superseded by this Prospectus Supplement No. 3. You should not assume that the information provided in the Prospectus Supplements or the Prospectus is accurate as of any date other than their respective dates. Neither the delivery of this Prospectus Supplement No. 3, the Prior Supplements or the Prospectus nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this Prospectus Supplement No. 3, or that the information contained in the Prospectus Supplements or the Prospectus is correct as of any time after the date of that information.

We are an “emerging growth company” and a “smaller reporting company” as those terms are defined under applicable federal securities laws, and as such, are subject to certain reduced public company reporting requirements.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 13 OF THE PROSPECTUS BEFORE YOU MAKE YOUR DECISION TO INVEST IN OUR COMMON STOCK.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities nor passed upon the accuracy or adequacy of this Prospectus Supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 3 is June 10, 2026.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

PRESIDIO PRODUCTION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-43179	39-3528250
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 W. 7th Street Suite 1500 Fort Worth, Texas	76102
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (817)-382-3664

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered, pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FTW	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	FTW WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 9, 2026, Presidio Finance LLC (the “Issuer”), a limited-purpose, bankruptcy-remote, wholly-owned indirect subsidiary of Presidio Production Company (the “Company”), issued in a private offering (the “Offering”) $350 million in aggregate principal amount of fixed-rate asset-backed securities, consisting of $175 million aggregate principal amount of 5.902% Class A-1 Notes due 2041 and $175 million in principal amount of 6.717% Class A-2 Notes due 2041 (collectively, the “ABS III Notes”) pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

The ABS III Notes were issued under a Second Amended and Restated Indenture (the “2nd A&R Indenture”) and related Series 2026-1 Supplement (the “Supplement” and together with the 2nd A&R Indenture, the “Indenture”) each dated June 9, 2026, by and among the Issuer, Presidio Finance Nominee Corp. (“Finance NomCo”), and UMB Bank, N.A., as Indenture Trustee (the “Trustee”) and are guaranteed by Finance NomCo and Presidio Finance Holding Company LLC (collectively, the “Guarantors”), which are also limited-purpose, bankruptcy-remote, wholly-owned indirect subsidiaries of the Company.

The net proceeds from the Offering were used (i) to redeem in full the outstanding Series 2023-1, Class A-1 7.806% Notes and Series 2023-1, Class A-2 8.418% Notes, each due 2038 (the “Existing Notes”), (ii) to pay any related premiums, fees and expenses, including accrued and unpaid interest on the Existing Notes and the initial deposit of the liquidity reserve amount for the ABS III Notes, and (iii) for general corporate purposes.

The Series 2026-1 Class A-1 Notes have a final scheduled payment date in August 2033 and the Series 2026-1 Class A-2 Notes have a final scheduled payment date in February 2035 (each such date, with respect to the applicable Series 2026-1 Class A-1 or Class A-2 Notes, a “Final Scheduled Payment Date”).

The ABS III Notes are primarily secured by specific upstream producing assets in Texas and Oklahoma that previously served as collateral for the Existing Notes.

The ABS III Notes, via the Indenture and related documentation, are governed by a series of covenants and restrictions typical for such transactions, including (i) the requirement for the Issuer to maintain a specified reserve account to ensure the payment of interest, (ii) provisions for optional and mandatory prepayments and specified make-whole payments under certain conditions, (iii) covenants related to recordkeeping, access to information and similar matters, and (iv) compliance with all applicable laws and regulations.

The ABS III Notes are also subject to customary accelerated amortization events as outlined in the Indenture, which events include failure to maintain specified debt service coverage and loan to value ratios, failure to meet certain production metrics, certain management services agreement termination events, non-compliance with hedging requirements, the failure to repay or refinance the ABS III Notes by the applicable Final Scheduled Payment Date and other events of default.  The ABS III Notes are also subject to a customary increase in coupon if not repaid or refinanced by the applicable Final Scheduled Payment Date.

Additionally, the ABS III Notes are subject to customary events of default, which include non-payment of required interest, principal, or other amounts due, failure to comply with covenants within specified time frames, certain bankruptcy events, breaches of specified representations and warranties, failure of security interests to be effective, and a change of control event that is not a permitted change of control.

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete copies of the Indenture and the Supplement, which have been filed as Exhibits 4.1 and 4.2, respectively, hereto and are hereby incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

On June 9, 2026, the Company issued a press release announcing the issuance of the ABS III Notes. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1#	Second Amended and Restated Indenture, dated June 9, 2026, by and among Presidio Finance LLC, as Issuer, Presidio Finance Nominee Corp., and UMB Bank, N.A., as Indenture Trustee
4.2#	Series 2026-1 Supplement, dated June 9, 2026, by and among Presidio Finance LLC, as Issuer, Presidio Finance Nominee Corp., and UMB Bank, N.A., as Indenture Trustee
99.1	Press Release, dated June 9, 2026
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

#	Certain schedules and attachments have been omitted. The registrant hereby undertakes to provide further information regarding such omitted materials to the Securities and Exchange Commission upon request.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2026

PRESIDIO PRODUCTION COMPANY

By:	/s/ Brett Barnes
Name:	Brett Barnes
Title:	Executive Vice President and General Counsel

3

Exhibit 4.1

Execution Version

SECOND AMENDED AND RESTATED
INDENTURE

among

PRESIDIO FINANCE LLC,
as Issuer

PRESIDIO FINANCE NOMINEE CORP.,
as Finance NomCo

and

UMB Bank, N.A.
as Indenture Trustee, Paying Agent and Securities Intermediary

Dated as of June 9, 2026

i

APPENDIX A	–	Definitions

EXHIBIT A-1	–	Form of Note
EXHIBIT B-1	–	Operated Interests
EXHIBIT B-2	–	Non-Operated Interests
EXHIBIT C	–	Form of Transferor Certificate
EXHIBIT D	–	Form of Investment Letter
EXHIBIT E	–	Form of Payment Date Report
EXHIBIT F	–	Form of Asset Purchase Agreement

THIS SECOND AMENDED AND RESTATED INDENTURE dated as of June 9, 2026 (as it may be amended and supplemented from time to time, this “Indenture”) is among Presidio Finance LLC, a Delaware limited liability company (the “Issuer”), Presidio Finance Nominee Corp., a Texas corporation (“Finance NomCo”), and UMB Bank, N.A., a national banking association, as trustee and not in its individual capacity (the “Indenture Trustee”) and as Securities Intermediary (as defined herein) and as Paying Agent (as defined herein).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of Notes issued hereunder from time to time and the Hedge Counterparties:

PRELIMINARY STATEMENT

WHEREAS, the Issuer, Finance NomCo, the Indenture Trustee, the Paying Agent and the Securities Intermediary entered into an Indenture (the “Original Indenture”), dated as of July 30, 2021 (the “Original Indenture Date”) which was amended and restated by an Amended and Restated Indenture (the “First A&R Indenture”), dated as of July 18, 2023 (the “First A&R Indenture Date”);

WHEREAS, the parties hereto seek to amend and restate the First A&R Indenture to provide for the issuance from time to time by the Issuer of one or more Series of Notes hereunder, issuable as provided in this Indenture and the applicable Series Supplement;

WHEREAS, the First A&R Indenture is being amended and restated to (i) facilitate the issuance of one or more Series of Notes hereunder the proceeds of which, in part, will be used to redeem all of the Notes (as defined in the First A&R Indenture) issued pursuant to the First A&R Indenture and (ii) to make certain other amendments as reflected in this Indenture.

WHEREAS, it is hereby agreed between the Issuer, the other Related Entities and the Indenture Trustee, on behalf of itself, the Holders and the Hedge Counterparties, that in the performance of any of the agreements of the Issuer herein contained, any obligation the Issuer may thereby incur for the payment of money shall not be general debt on its part, but shall be secured by and payable solely from the Collateral, payable in such order of preference and priority as provided herein;

WHEREAS, each Series will be constituted by this Indenture and a Series Supplement; and

WHEREAS, the Notes of any Series issued pursuant to this Indenture will be divided into classes as provided in this Indenture and the applicable Series Supplement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each party hereto agrees as follows:

GRANTING CLAUSE

Each of the Issuer and Finance NomCo (x) on each of the Original Indenture Date and the First A&R Indenture Date, Granted to the Indenture Trustee for the benefit of the Secured Parties (as defined in the Original Indenture and in the First A&R Indenture, as applicable), (y) on the Second A&R Date, hereby Grants to the Indenture Trustee for the benefit of the Secured Parties, and (z) on each date on which an Additional Asset Purchase Agreement identifying such Additional Assets is entered into after the Second A&R Date, will Grant to the Indenture Trustee for the benefit of the Secured Parties with respect to any Additional Assets, a security interest in, all of such party’s right, title and interest, whether now or hereafter acquired, and wherever located, in and to (a) the Assets, any Additional Assets identified in any Additional Asset Purchase Agreement entered into after the Second A&R Date and, in each case, all monies received thereon and in respect thereof after the applicable related Cutoff Date; (b) the Presidio Accounts and all funds on deposit in, and “financial assets” (as such term is defined in the Uniform Commercial Code as from time to time in effect), instruments, money, and other property credited to or on deposit in the Presidio Accounts from time to time, including the Liquidity Reserve Account Initial Deposit, and in all investments and proceeds thereof (including all income thereon); (c) the Merger Agreement and each Additional Asset Purchase Agreement; (d) the Management Services Agreement; (e) the Hedge Agreements; (f) the Back-up Management Agreement; (g) the Master Joint Operating Agreement; (h) the Parent Pledge Agreement; (i) the Guaranty Agreement; (j) each other Basic Document to which it is party; (k) all of the equity interests of Finance NomCo; (l) the representations, warranties and covenants contained in each of the Basic Documents; (m) all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equity interests (including, with respect to the Issuer, all equity interests in Finance NomCo owned by the Issuer), general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals; (n) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments, general intangibles and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing; and (o) all proceeds of any and all of the foregoing (collectively, the “Collateral”); provided, however, that the Collateral shall not include, and the lien of this Indenture shall not extend to, (x) any assets or amounts released from the Lien of this Indenture in accordance with the express terms hereof and (y) other Excluded Assets.

The foregoing Grant is made in trust to secure the Secured Obligations.

The Indenture Trustee, as Indenture Trustee on behalf of the Secured Parties, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the end that the interests of the Secured Parties may be adequately and effectively protected.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions. Certain capitalized terms used in this Indenture shall have the respective meanings assigned to them in Part I of Appendix A attached hereto or, if not defined therein, as defined in the Merger Agreement. All references herein to “the Indenture” or “this Indenture” are to this Indenture as it may be amended, supplemented or modified from time to time, the exhibits hereto and the capitalized terms used herein which are defined in such Appendix A. All references herein to Articles, Sections, subsections and exhibits are to Articles, Sections, subsections and exhibits contained in or attached to this Indenture unless otherwise specified. All terms defined in this Indenture shall have the defined meanings when used in any certificate, notice, Note or other document made or delivered pursuant hereto unless otherwise defined therein. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Indenture.

ARTICLE II

THE NOTES

Section 2.01 Form. (a) The Notes, together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibit A to this Indenture with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers of the Issuer executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. Unless otherwise specified in the applicable Series Supplement for a Series of Notes, the Notes shall be issuable in book-entry form and in accordance with Section 2.03(a) and any ownership interests in the Book-Entry Notes shall initially be held and transferred through the book-entry facilities of the Depositary; provided, that Notes purchased by Institutional Investors that are not QIBs will be delivered in Definitive Notes.

(b) The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers of the Issuer executing such Notes, as evidenced by their execution of such Notes.

(c) Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

Section 2.02 Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its authorized officers. The signature of any such authorized officer on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signature of individuals who were at any time authorized officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes. No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.03 Book-Entry Notes.

(a) Each Class and Series of Notes initially issued as Book-Entry Notes shall initially be issued as one or more Notes registered in the name of the Depositary or its nominee and, except as provided in Section 2.03(c), transfer of such Notes may not be registered by the Note Registrar unless such transfer is to a successor Depositary that agrees to hold such Notes for the respective Note Owners with ownership interests therein. Such Note Owners shall hold and, subject to Section 2.05, transfer their respective ownership interests in and to such Notes through the book-entry facilities of the Depositary and, except as provided in Section 2.03(c), shall not be entitled to Definitive Notes in respect of such ownership interests. Unless otherwise specified in the related Series Supplement, Notes of each Class and Series of Notes initially sold in reliance on Rule 144A shall be represented by the Rule 144A Global Note for such Class and Series, which shall be deposited with the DTC custodian and registered in the name of Cede & Co. as nominee of the Depositary. Notes of each Class and Series of Notes initially sold in offshore transactions in reliance on Regulation S shall be represented by the Regulation S Global Note for such Class and Series, which shall be deposited with the DTC custodian and registered in the name of Cede & Co. as nominee of the Depositary. All transfers by Note Owners of their respective ownership interests in the Book-Entry Notes shall be made in accordance with the procedures established by the Depositary Participant or brokerage firm representing each such Note Owner. Each Depositary Participant shall only transfer the ownership interests in the Book-Entry Notes of Note Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depositary’s normal procedures.

(b) The Issuer, the Indenture Trustee and the Note Registrar shall for all purposes, including the making of payments due on the Book-Entry Notes, deal with the Depositary as the authorized representative of the Note Owners with respect to such Notes for the purposes of exercising the rights of Noteholders hereunder. The rights of Note Owners with respect to the Book-Entry Notes shall be limited to those established by law and agreements between such Note Owners and the Depositary Participants and indirect participating brokerage firms representing such Note Owners. Multiple requests and directions from, and votes of, the Depositary as holder of the Book-Entry Notes with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Note Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and shall give notice to the Depositary of such record date.

(c) Notes initially issued in the form of Book-Entry Notes will thereafter be issued as Definitive Notes to applicable Note Owners or their nominees, rather than to the Depositary or its nominee, only (i) if the Issuer advises the Indenture Trustee in writing that the Depositary is no longer willing or able to properly discharge its responsibilities as Depositary with respect to such Notes and the Issuer is unable to locate a qualified successor or (ii) in connection with the transfer by a Note Owner of an interest in a Book-Entry Note to an Institutional Investor constituting an Accredited Investor that is not a QIB. Upon the occurrence of the event described in clause (i) of the preceding sentence, the Indenture Trustee will be required to notify, in accordance with the Depositary’s procedures, all Depositary Participants (as identified in a listing of Depositary Participant accounts to which each Class and Series of Book-Entry Notes is credited) through the Depositary of the availability of such Definitive Notes. Upon surrender to the Note Registrar of any Class of Book-Entry Notes (or any portion of any Class thereof) by the Depositary, accompanied by re-registration instructions from the Depositary for registration of transfer, Definitive Notes in respect of such Class (or portion thereof) and Series shall be executed and authenticated in accordance with Section 2.01 and delivered to the Note Owners identified in such instructions. None of the Issuer, the Indenture Trustee or the Note Registrar shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes for purposes of evidencing ownership of any Book-Entry Notes, the registered holders of such Definitive Notes shall be recognized as Noteholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise voting rights with respect to, and to transfer and exchange such Definitive Notes.

Section 2.04 Transfer Restrictions on Notes.

(a) No transfer of any Note or any interest therein (including, without limitation, by pledge or hypothecation) shall be made except in compliance with the restrictions on transfer set forth in this Section 2.04 (including the applicable legend to be set forth on the face of each Note as provided in the Exhibit A to this Indenture).

(b) Each Holder of any Notes, by its acceptance of its beneficial interest in such a Note, shall be deemed to have acknowledged, represented to and agreed with the Issuer as follows:

(i) It understands and acknowledges that such Notes have not been and will not be registered under the Securities Act or any state or other applicable securities Law and that such Notes, or any interest or participation therein, may not be offered, sold, pledged or otherwise transferred unless registered pursuant to, or exempt from registration under, the Securities Act and any state or other applicable securities Law.

(ii) It acknowledges that the Notes will bear a legend to the following effect unless the Issuer determines otherwise, consistent with applicable Law:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND WILL NOT BE LISTED ON ANY EXCHANGE. THIS NOTE SHALL NOT BE TRANSFERRED OR ASSIGNED, AND NO INTEREST IN THIS NOTE SHALL BE TRANSFERRED OR ASSIGNED, UNLESS THE NOTEHOLDER AND THE TRANSFEREE OR ASSIGNEE, AS APPLICABLE, COMPLY WITH THE TERMS AND CONDITIONS OF SECTION 2.04 OF THE INDENTURE. EXCEPT IN A TRANSFER TO HOLDINGS OR BY HOLDINGS TO AN AFFILIATE THEREOF, IN THE EVENT THAT A TRANSFER IS TO BE MADE IN RELIANCE UPON AN EXEMPTION FROM THE SECURITIES ACT AND STATE SECURITIES LAWS, IN ORDER TO ASSURE COMPLIANCE WITH THE SECURITIES ACT AND SUCH LAWS, THE NOTEHOLDER DESIRING TO EFFECT SUCH TRANSFER AND SUCH NOTEHOLDER’S PROSPECTIVE TRANSFEREE SHALL EACH CERTIFY TO THE ISSUER, THE INDENTURE TRUSTEE AND HOLDINGS IN WRITING THE FACTS SURROUNDING THE TRANSFER IN SUBSTANTIALLY THE FORMS SET FORTH IN EXHIBIT C TO THE INDENTURE (THE “TRANSFEROR CERTIFICATE”) AND EXHIBIT D TO THE INDENTURE (THE “INVESTMENT LETTER”), RESPECTIVELY. EACH NOTEHOLDER DESIRING TO EFFECT A TRANSFER SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE ISSUER, THE INDENTURE TRUSTEE AND HOLDINGS (IN ANY CAPACITY) AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT SO EXEMPT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE SECURITIES LAWS.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF…”

(iii) If it is acquiring such Note, or any interest or participation therein, as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the acknowledgments, representations and agreements contained herein on behalf of each such account.

(iv) It is purchasing such Notes for its own account, or for one or more investor accounts for which it is acting as fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of Law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell such Notes, or any interest or participation therein pursuant to the provisions of this Indenture.

(v) It acknowledges that the Issuer, the Purchasers, the Indenture Trustee and others will rely on the truth and accuracy of the foregoing acknowledgments, representations and agreements, and agrees that if any of the foregoing acknowledgments, representations and agreements deemed to have been made by it are no longer accurate, it shall promptly notify the Issuer and the Purchasers.

(vi) It acknowledges that transfers of the Notes or any interest or participation therein shall be subject in all respects to the restrictions applicable thereto contained in this Indenture.

(vii) Either (1) it is not acquiring the Notes with the assets of (i) an “employee benefit plan” as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is subject to Title I of ERISA, (ii) a “plan” described in section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) that is subject to section 4975 of the Code, (iii) any entity or account whose underlying assets are deemed to include “plan assets” (within the meaning of the Department of Labor Regulation located at 29 C.F.R. section 2510.3-101, as modified by Section 3(42) of ERISA) or (iv) any plan, entity or account that is subject to any U.S. Federal, State, non-U.S., or local Law that is substantially similar to Title I of ERISA or section 4975 of the Code (“Similar Law”) or (2) the acquisition and holding of the Notes will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law and it has furnished to the Issuer the information required by the applicable Note Purchase Agreement.

(viii) Any resale, pledge or other transfer of any of the Notes contrary to the restrictions set forth above and elsewhere in this Indenture shall be deemed void ab initio by the Issuer and the Indenture Trustee.

(c) Each Holder of a Note, by the purchase of such Note or its acceptance of a beneficial interest therein, acknowledges that interest on the Notes will be treated as United States source interest, and, as such, United States withholding tax may apply. If such withholding tax does apply, the Indenture Trustee or Paying Agent may withhold such amounts as are required pursuant to applicable Law, and such amounts shall be considered paid to such Holder for all purposes of this Agreement. Each such Holder that claims exemption from, or eligibility for a reduced rate of, withholding tax further agrees, upon request, to provide any certifications that may be required under applicable Law, regulations or procedures to evidence such status and understands that if it ceases to satisfy the foregoing requirements or provide requested documentation, payments to it under the Notes may be subject to United States withholding tax (without any corresponding gross-up). Without limiting the foregoing, if any payment made under this Indenture would be subject to United States federal withholding tax, including any withholding tax imposed by FATCA, if the recipient of such payment were to fail to comply with applicable Law (including the requirements of Code Sections 1471(b) or 1472(b), as applicable), such recipient shall deliver to the Issuer, with a copy to the Indenture Trustee (or if the recipient fails to so deliver, the Issuer shall deliver to the Indenture Trustee any such withholding information, to the extent the Issuer shall have previously received such information), at the time or times prescribed by the Code and at such time or times reasonably requested by the Issuer or the Indenture Trustee, such documentation prescribed by the Code (including as prescribed by Code Section 1471(b)(3)(C)(i)) and such additional documentation reasonably requested by the Issuer or the Indenture Trustee to comply with their respective obligations under FATCA, to determine that such recipient has complied with such recipient’s obligations, including under FATCA, or to determine the amount to deduct and withhold from such payment.

(d) Notwithstanding anything to the contrary contained herein, each Note and this Indenture may be amended or supplemented to modify the restrictions on and procedures for resale and other transfers of the Notes to reflect any change in applicable Law or regulation (or the interpretation thereof). Each Noteholder shall, by its acceptance of such Note, have agreed to any such amendment or supplement.

(e) As of the date of this Indenture, the Notes have not been registered under the Securities Act and will not be listed on any exchange. No Note shall be transferred or assigned, and no interest in any Note shall be transferred or assigned, unless the Noteholder and the transferee or assignee, as applicable, comply with the terms and conditions of this Section 2.04. No transfer, sale, pledge or other disposition of any Note or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. A Note may be resold, pledged or transferred only (i) to PIHC or an affiliate, (ii) a Person that is (i) an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an “Accredited Investor”) and (ii) a “qualified purchaser” as defined in the Investment Company Act (a “QP”) and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act (a “QIB”), that is acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Accredited Investors that are QPs and QIBs unless the holder is a bank acting in its fiduciary capacity) or (iii) in a sale, pledge or other transfer made in a transaction otherwise exempt from the registration requirements of the Securities Act, in which case the Indenture Trustee shall require that both the prospective transferor and the prospective transferee certify to the Indenture Trustee and PIHC in writing the facts surrounding such transfer, which certification shall be in form and substance reasonably satisfactory to the Indenture Trustee and PIHC. None of the Issuer, the Indenture Trustee or the Note Registrar is obligated to register or qualify any Notes under the Securities Act or any other securities law or to take any action not otherwise provided under this Indenture to permit the transfer of any Note or interest therein without registration or qualification. Any purported transfer of a Note not in accordance with this Section shall be null and void ab initio and shall not be given effect for any purpose whatsoever. Except in a transfer to Holdings or by Holdings to an Affiliate thereof, in the event that a transfer is to be made in reliance upon an exemption from the Securities Act and state securities Laws, in order to assure compliance with the Securities Act and such Laws, the Noteholder desiring to effect such transfer and such Noteholder’s prospective transferee shall each certify to the Issuer, the Indenture Trustee and Holdings in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit C (the “Transferor Certificate”) and Exhibit D (the “Investment Letter”), respectively. Each Noteholder desiring to effect such a transfer shall, by its acceptance of such Note, have agreed to indemnify the Issuer, the Indenture Trustee and Holdings (in any capacity) against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities Laws.

(f) Subject to the other terms and provisions hereof, including any restrictions on transfer set forth in this Section 2.04 which will apply to a participation (or transfer thereof) of an interest in a Note as if such participation (or transfer thereof) were a transfer of such Note, any Noteholder may at any time grant to any participant participations in all or part of the payments due to it, and its rights under this Indenture and its Note Purchase Agreement, in a minimum amount (or in integral multiples in excess thereof) that is not less than the minimum denominations (or integral multiples in excess thereof) set forth in the applicable Series Supplement. No participant shall be entitled to receive any amount in excess of the amount the participating Noteholder would be entitled to receive hereunder or any of the other Basic Documents. In connection with any such transfer to a participant, such Noteholder, at its sole discretion but subject to the applicable Note Purchase Agreement, shall be entitled to distribute to any participant any information furnished to such Noteholder pursuant to such Note Purchase Agreement or the Indenture so long as the participant holds a participation or similar interest in the obligation due to such Noteholder in respect of the Noteholder’s respective Note. Each Noteholder, by acceptance of a Note, acknowledges and agrees that any such participation will not alter or affect in any way whatsoever such Noteholder’s direct obligations hereunder or under its Note Purchase Agreement and that, other than as set forth in this Section 2.04(f), none of the Issuer, the Indenture Trustee, the Manager or any other Person shall have any obligation to have any communication or relationship whatsoever with any participant of such Noteholder in order to enforce the obligations of such Noteholder hereunder and under the applicable Note Purchase Agreement. Each Noteholder shall provide prior written notice to the Issuer, Holdings and the Note Registrar of the identity and interest of each participant upon any such participation. Such Noteholder shall provide the Issuer, Holdings and the Note Registrar, with respect to each participant appropriately executed copies of the forms required by this Section 2.04 and 2.13 with respect to itself and the related participant, treating the participant as though it were a Noteholder, and including any amendments and resubmissions, (A) prior to or promptly after any such participation and (B) upon the occurrence of any event which would require the amendment or resubmission of any such form previously provided hereunder. Any participation shall be subject to the Noteholder’s compliance with, and shall cause the participant to comply with, the restrictions on transfer of Notes set forth herein as though a participant were a Noteholder, and the purchaser acknowledgements set forth herein, as though such participant were a Noteholder. For the avoidance of doubt, upon such time as the Noteholder and participant provide executed copies of the forms required under this Section 2.04(f), the Indenture Trustee and Note Registrar shall recognize such participant as the Noteholder following such date of transfer solely for purposes of payments under the Notes. Other than as set forth in the immediately preceding sentence, neither the Indenture Trustee nor the Note Registrar shall have any duty to monitor, record or register any participation in a Note or any transfer of such participation, and regardless of whether the Indenture Trustee or Note Registrar has knowledge of such a participation, the Indenture Trustee and the Note Registrar shall be entitled to deal solely with the Noteholders for all purposes under this Indenture.

(g) The Note Owner desiring to effect a transfer of an interest in a Book-Entry Note (other than a transfer of an interest in a Book-Entry Note that following such purported transfer will constitute a Definitive Note, which transfer shall be subject to the forms of certification attached as Exhibit C as provided for above) shall obtain from its prospective transferee a certification that (i) such prospective transferee is not a Plan and is not directly or indirectly acquiring, holding and subsequently disposing of such Note or any interest in such Note on behalf of, as fiduciary of, as trustee of, or with assets of, a Plan or (ii) the transfer is exempt from registration requirements under the Securities Act.

(h) None of the Presidio Parties, the Manager, the Back-Up Manager, the Indenture Trustee or any agent of any of the foregoing shall have any responsibility for any actions taken or not taken by the Depositary.

(i)   Neither the Indenture Trustee nor the Note Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any Note or any transfer of any interest in any Book-Entry Note, other than to require delivery of the certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance on their face to the express requirements of this Indenture. In connection with any transfer of any Note, the Indenture Trustee and the Note Registrar shall be under no duty to inquire into the validity, legality and due authorization of such transfer.

Section 2.05 Registration; Registration of Transfer and Exchange. (a) The Issuer shall cause a note registrar (the “Note Registrar”) to keep a register (the “Note Register”) in which the Note Registrar shall provide for the registration of Notes and the registration of transfers of Notes. All Notes shall be maintained in “registered form” under Treasury Regulation Section 5f.103-1(c), proposed Treasury Regulation Section 1.163-5 and any applicable temporary, final or other successor regulations. The name and address of each Holder of the Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be recorded in such Note Register, together with the principal amount (and stated interest) of the Notes owing to the Holder of the Notes. Prior to due presentment for registration of transfer, the person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Note Registrar shall not be affected by any notice or knowledge to the contrary. No transfer shall be effective unless recorded in the Note Register. The Indenture Trustee initially shall be the Note Registrar for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

(b) If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee and the Noteholders prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes; provided that, upon the reasonable request of any Noteholder, the Note Registrar and the Indenture Trustee shall provide a copy of such certificate to such Noteholder.

(c) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 4.02, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations, of a like aggregate principal amount.

(d) At the option of the Holder, Notes may be exchanged for other Notes in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

(e) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(f) Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements may include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

(g) No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer or the Note Registrar may require payment by such Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.05 not involving any transfer.

(h) The preceding provisions of this Section 2.05 notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of fifteen (15) days preceding the due date for any payment with respect to the Note.

(i) Any purported transfer of a Note not in accordance with this Section 2.05 shall be null and void and shall not be given effect for any purpose whatsoever.

(j)   Notwithstanding anything herein to the contrary, the Indenture Trustee shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the requirements or terms of the Securities Act, applicable state securities laws, ERISA, the Code or any other applicable Law.

Section 2.06 Mutilated, Destroyed, Lost or Stolen Notes. (a) If (i) any mutilated Note is surrendered to the Indenture Trustee or Note Registrar, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven (7) days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

(b) Upon the issuance of any replacement Note under this Section 2.06, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith in excess of $10,000 in the aggregate per Noteholder.

(c) Every replacement Note issued pursuant to this Section 2.06 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(d) The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.07 Persons Deemed Owner; Certification by Note Owners.

(a) Prior to due presentment for registration of transfer of any Note, the Issuer, Finance NomCo, the Indenture Trustee and any agent of the Issuer, Finance NomCo or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, Finance NomCo, the Indenture Trustee or any agent of the Issuer, Finance NomCo or the Indenture Trustee shall be affected by notice or knowledge to the contrary.

(b) Each Note Owner is hereby deemed, by virtue of its acquisition of an Ownership Interest in the Book-Entry Notes, to agree to comply with the transfer requirements set forth in Section 2.05. To the extent that under the terms of this Indenture, it is necessary to determine whether any Person is a Note Owner, the Indenture Trustee may conclusively rely on a certificate of such Person, in such form as shall be reasonably acceptable to the Indenture Trustee, that specifies the Class, Series and aggregate principal balance of the Book-Entry Note beneficially owned by such Person.

Section 2.08 Notes Issuable in Series. The Notes of the Issuer will be issued in one or more Series subject to the satisfaction of the conditions in the related Series Supplement and, with respect to Additional Notes, subject to satisfaction of the applicable conditions set forth in Section 2.15. Prior to the issuance of Notes of any Series, its Series Supplement shall establish:

(a) the title of the Notes of such Series (which shall distinguish the Notes of such Series from Notes of other Series);

(b) any limit upon the aggregate principal balance of the Notes of such Series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of, other Notes of such Series pursuant to Section 2.04);

(c) the Interest Rate for such Series, or the method by which such rate shall be determined, the date or dates from which such interest shall accrue, the Payment Dates on which such interest shall be payable and the record date or dates for the determination of Holders to whom interest is payable (in each case to the extent such items are not specified herein or if specified herein, to the extent such items are modified by such Series Supplement);

(d) the Scheduled Principal Distribution Amount and Excess Amortization Amount (in each case, if any) for such Series;

(e) the Legal Final Maturity of such Series;

(f) whether the Notes of such Series are Book-Entry Notes or Definitive Notes;

(g) the Release Price for such Series; and

(h) any other terms of such Series (which terms shall not be inconsistent with the provisions of this Indenture except to the extent that such Series Supplement also constitutes an amendment of this Indenture pursuant to Article X).

The Notes of a Series may have more than one settlement or issue date. The Notes of each Series will be assigned to one or more Classes and, with respect to Additional Notes, shall satisfy the requirements of Section 2.15 as of the date of issuance. Notes of any Series bearing the same alphabetical designation but a different numerical designation shall be paid in the relative payment priority specified in the related Series Supplement, but the relative payment priority of such Notes collectively with other Notes bearing the same alphabetical designation in a different Series shall be determined in accordance with the Applicable Payment Priority.

Section 2.09 Payment of Principal and Interest; Defaulted Interest.

(a) On each Payment Date, Note Interest then due on such Payment Date for each Note of each Class shall be paid in accordance with the Priority of Payments or the Special Priority of Payments, as applicable. The Note Interest for each Payment Date shall accrue during each Interest Accrual Period at the applicable Interest Rate with respect to each Series and Class of Notes on the Outstanding Principal Balance of such Notes immediately prior to the related Payment Date.

(b) With respect to any Class of Notes other than the Class A Notes, any payment of Note Interest which is not available to be paid in accordance with the Priority of Payments or the Special Priority of Payments, as applicable, on any Payment Date shall not be considered “due and payable” for purposes of this Indenture, and, notwithstanding anything to the contrary herein or in any other Basic Document, the failure to pay such Note Interest shall not be an Event of Default. Any such unpaid Note Interest on any such Class of Notes shall be added to the Outstanding Principal Balance of such Notes and shall be payable on the first Payment Date on which funds are available to be used for such purpose in accordance with the Priority of Payments or the Special Priority of Payments, as applicable. To the extent that funds are not available on any Payment Date to pay previously accrued Note Interest that was deferred on any Class of Notes (other than the Class A Notes), such previously accrued Note Interest shall not be considered “due and payable” on such Payment Date, and the failure to pay such previously accrued Note Interest on such Payment Date shall not be an Event of Default.

(c) Any installment of interest or principal payable on a Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date by wire transfer in immediately available funds to the account designated by such person or nominee, except for the final installment of principal payable with respect to such Note on a Payment Date or on the applicable Final Scheduled Payment Date (and except for the Optional Redemption Price for any Note called for redemption pursuant to Section 11.01) which shall be payable as provided in part (e) of this Section 2.09.

(d) On each Payment Date, any applicable Principal Distribution Amount, any Excess Amortization Amount or, following the occurrence and during the continuance of a Senior Diversion Event, any Senior Excess Amortization Amount will in each case be payable to the Holders of each Class and Series of Notes entitled thereto, in each case, to the extent of Available Funds for such Payment Date and in accordance with the Priority of Payments or the Special Priority of Payments, as applicable.

(e) Prior to the occurrence of an Event of Default and a declaration in accordance with Section 5.02 that the Notes have become immediately due and payable, the Outstanding Principal Balance of the Notes of a Series shall be due and payable in full on the applicable Final Scheduled Payment Date. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by first class mail, postage prepaid, or mailed or transmitted by email prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 11.02.

(f) If the Issuer defaults in a payment of interest on the Notes (subject to Section 2.09(b)), the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the applicable Interest Rate plus an additional rate of 2.00% per annum default rate to such Interest Rate, in any lawful manner. Notwithstanding anything to the contrary herein, the Issuer may pay such defaulted interest to the persons who are Noteholders on a subsequent special record date, which date shall be at least five (5) Business Days prior to a Payment Date. The Issuer shall fix or cause to be fixed any such special record date and the related Payment Date, and, at least fifteen (15) days before any such special record date, the Issuer shall mail to each Noteholder a notice that states the special record date, the related Payment Date and the amount of defaulted interest to be paid.

Section 2.10 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee. The Indenture Trustee shall provide notice to each Rating Agency of all cancelled Notes.

Section 2.11 Release of Collateral.

(a) Subject to Section 12.01 and the terms of the Basic Documents, the Indenture Trustee shall release the Assets and other Collateral from the lien of this Indenture only in accordance with Section 9.01 and upon receipt of an Issuer Order accompanied by an Officer’s Certificate of the Issuer, and in the case of a release other than a Permitted Disposition, an Opinion of Counsel, in each case, stating that the conditions to such release have been satisfied or will be satisfied substantially concurrently with the release of such Collateral being disposed of, including payment occurring subject to such release, such Assets shall automatically be released from the lien of this Indenture, without any further action of any party hereto, provided that, in the event the Issuer requests a release of all or substantially all of the Collateral other than in connection with Security Termination, each Hedge Counterparty and each Noteholder must receive ten (10) Business Days’ advance written notice of such release and the Issuer must obtain prior written consent to such release from each Hedge Counterparty and each Holder of Class A Notes prior to effecting such release.

(b) Upon the occurrence of a Security Termination (or any substantially concurrent transaction entered into to effect a Security Termination), the Indenture Trustee shall release the Assets and other Collateral from lien of this Indenture and the other Basic Documents.

(c) In connection with the release of any Assets or other Collateral described above, Indenture Trustee shall, pursuant to an Issuer Order, execute instruments to release such Assets or Collateral from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are consistent with the provisions of this Indenture.

Section 2.12 Reserved.

Section 2.13 Tax Treatment. (a) The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for all purposes including federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Collateral. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note, agree to treat the Notes (other than Notes held by any entity whose separate existence from the Issuer is disregarded for federal income tax purposes, but only so long as such Notes are held by such entity) for all purposes including federal, state and local income, single business and franchise tax purposes as indebtedness.

(b) Each Noteholder, by its acceptance of a Note agrees to provide to the Person from whom it receives payments on the Notes (including the Paying Agent) the Noteholder Tax Identification Information and, upon request, to the extent FATCA Withholding Tax is applicable, the Noteholder FATCA Information.

(c) Each Noteholder, by its acceptance of a Note, agrees that the Indenture Trustee has the right to withhold any amounts (properly withholdable under Law and without any corresponding gross-up) payable to a Noteholder or holder of an interest in a Note that fails to comply with the requirements of Section 2.13(b).

Section 2.14 CUSIP and Private Placement Numbers. The Issuer shall obtain “Private Placement Numbers” or “CUSIP” numbers issued by the CUSIP Service Bureau with respect to each Class and Series of Notes. The Indenture Trustee shall use “Private Placement Numbers” issued by the CUSIP Service Bureau in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such “Private Placement Numbers” either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Indenture Trustee and, to the extent any Private Placement Number with respect to the Notes is changed, each Noteholder, in writing of any change in such Private Placement Numbers.

Section 2.15 Additional Notes. The Issuer may, at any time and from time to time, after the Second A&R Date issue additional Notes of a new Series (“Additional Notes”) in the manner set forth in Section 2.08 and the related Series Supplement, in one or more Classes that may rank senior to, pari passu with, or subordinate to, any Series of Notes that will remain Outstanding after the issuance of such Additional Notes; provided, that (x) if any Notes (other than such Additional Notes) will remain Outstanding after the issuance of such Additional Notes (such existing Notes, the “Continuing Notes”), then the following conditions shall have been satisfied with respect to such issuance, or (y) if no Continuing Notes will remain outstanding after giving effect to such issuance, but any Hedge Counterparties will have outstanding Hedge Agreements, then the conditions set forth in clause (b)(ii), clauses (c) through (i), and clause (k) shall have been satisfied with respect to such issuance:

(a) each applicable Rating Agency rating any Series of then-Outstanding Notes shall have confirmed that immediately after the issuance of such Additional Notes, its rating of Continuing Notes will be no lower than its initial rating as of the applicable Closing Date of such Continuing Notes;

(b) (i) if such Additional Notes are rated by any Rating Agency then rating any Continuing Notes of the same Class, the rating of the Additional Notes shall be no lower than the then-current rating (or its equivalent) assigned by each Rating Agency to the Continuing Notes (if any) of the same Class and (ii) solely to the extent that such rating of such Additional Notes is lower than or equal to “BB+” (with respect to ratings provided by S&P or Fitch), “Ba1” (with respect to a rating provided by Moody’s) or, with respect to any other Rating Agency, an equivalent rating, after giving effect to the issuance thereof, the sum of the Outstanding Principal Balance of the Additional Notes plus any Continuing Notes with an equal or lower rating to such Additional Notes is less than or equal to twenty percent (20%) of the aggregate Outstanding Principal Balance (determined inclusive of all Additional Notes and Continuing Notes);

(c) immediately prior to and immediately following such issuance, no Material Event has occurred and is continuing;

(d) such issuance shall not, in the reasonable opinion of the Manager, be reasonably expected to have a Material Adverse Effect;

(e) immediately after giving pro forma effect to the issuance of such Additional Notes and any concurrent acquisition of Additional Assets, the following conditions are satisfied: (i) the Pro Forma Senior DSCR is greater than 1.35x after giving pro forma effect to the issuance of such Additional Notes and any concurrent acquisition of Additional Assets, (ii) the Senior LTV (pro forma, including the issuance of such Additional Notes and any concurrent acquisition of Additional Assets) will not be greater than 65%, (iii) the Pro Forma Aggregate DSCR is greater than 1.15x after giving pro forma effect to the issuance of such Additional Notes and any concurrent acquisition of Additional Assets and (iv) the Aggregate LTV (pro forma, including the issuance of such Additional Notes and any concurrent acquisition of Additional Assets) will not be greater than 80%;

(f) such Additional Notes shall not have a Final Scheduled Payment Date or Legal Final Maturity earlier than the Final Scheduled Payment Date or Legal Final Maturity, respectively, of any then Outstanding Series of Notes;

(g) the Management Condition and the Tangible Net Worth Test shall be satisfied;

(h) no breakage or termination amounts (including Over Hedge Payments) are then owed in connection with any Hedge Agreement;

(i) the Indenture Trustee shall receive certificates and legal opinions substantially of the same scope as those delivered in connection with the issuance of the Initial Notes, including, for the avoidance of doubt, opinions to the effect that the issuance of such Additional Notes will not (i) cause the Issuer to be treated as an association that is taxable as a corporation, a publicly traded partnership that is taxable as a corporation, or a taxable mortgage pool that is taxable as a corporation, in each case for U.S. federal income tax purposes, (ii) cause any of the Continuing Notes of any Outstanding Series (other than those that are, at any time, held by any Section 385 Related Party) that were characterized as indebtedness for U.S. federal income tax purposes, as of the applicable Closing Date, to be characterized as other than indebtedness for U.S. federal income tax purposes and (iii) will not cause any Continuing Notes of any Outstanding Series to undergo a “significant modification” within the meaning of Treasury Regulations Section 1.1001-3, as well as certifications that the representations and warranties of the Presidio Parties under the Basic Documents are true and correct in all material respects as of the date of such issuance;

(j) any other conditions relating to the issuance of Additional Notes set forth in any Series Supplement for any Outstanding Series of Notes are satisfied;

(k) the Indenture Trustee shall have received an Officer’s Certificate of the Issuer stating that (1) all conditions precedent to the issuance of the Additional Notes under the Indenture have been satisfied and (2) the representations and warranties of the Presidio Parties under the Basic Documents are true and correct in all material respects as of the date of such issuance; and

(l) If the Issuer and Indenture Trustee do not receive an Opinion of Counsel to the effect that any Additional Notes will be characterized as indebtedness for U.S. federal income tax purposes, then such Additional Notes will be issued only as Definitive Notes and only United States persons as defined in Section 7701(a)(30) of the Code will be permitted to beneficially own such Additional Notes.

The Issuer shall cause each Class of Notes offered pursuant to an exemption under Section 4(a)(2) of the Securities Act or Rule 144A under the Securities Act to at all times be rated (but with no particular rating required) by at least one Rating Agency.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of the Issuer and Finance NomCo jointly and severally represent and warrant to the Indenture Trustee as of the Second A&R Date and as of the date of issuance of any Additional Notes as follows:

Section 3.01 Organization and Good Standing. The Issuer is duly formed, validly existing, and in good standing under the Laws of the State of Delaware. Finance NomCo is duly formed, validly existing, and in good standing under the Laws of the State of Texas. Each of the Issuer and Finance NomCo (a) is duly qualified to do business in each State in which it operates, and (b) has full limited liability company or corporate power and authority under its Organizational Documents to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use.

Section 3.02 Authority; No Conflict.

(a) The execution, delivery, and performance of this Indenture and the Basic Documents to which the Issuer or Finance NomCo is party and the performance of the Contemplated Transactions by the Issuer and Finance NomCo, in each case, have been duly and validly authorized in accordance with the Organizational Documents of the Issuer or Finance NomCo, as applicable. This Indenture has been duly executed and delivered by the Issuer and Finance NomCo and all instruments executed and delivered by the Issuer and Finance NomCo at or in connection with the Closing have been duly executed and delivered by the Issuer or Finance NomCo, as applicable. This Indenture constitutes the legal, valid, and binding obligation of each of the Issuer and Finance NomCo, enforceable against each of the Issuer and Finance NomCo in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the rights and remedies of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at Law).

(b) Neither the execution and delivery of this Indenture or the other Basic Documents by the Issuer or Finance NomCo, as the case may be, nor the consummation or performance of any of the Contemplated Transactions or Basic Documents by the Issuer or Finance NomCo, as the case may be, shall, directly or indirectly (with or without notice or lapse of time or both):

(i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Issuer or Finance NomCo, as applicable or (B) any resolution adopted by the board of directors, board of managers, stockholders, members, or partners of the Issuer or Finance NomCo, as applicable;

(ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to notification of or to challenge the Initial Closing, the Contemplated Transactions or the Basic Documents, to terminate, accelerate, or modify any terms of, or to exercise any remedy or obtain any relief under, any Contract or agreement or any Law or Order to which the Issuer, Finance NomCo or any of the Assets, may be subject, except to the extent that such contravention, conflict, violation or right would not reasonably be expected to result in a Material Adverse Effect;

(iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that relates to the Assets, except to the extent that such contravention, conflict, violation or right would not reasonably be expected to result in a Material Adverse Effect; or

(iv)   result in the imposition or creation of any Encumbrance or give rise to any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under any material note, bond, mortgage or indenture with respect to any of the Assets (A) other than any Encumbrance or Lien arising in favor of the Indenture Trustee pursuant to the Basic Documents and (B) excluding any consents, approvals, notices and filings, the absence of which, and conflicts, violations, defaults, rights of notification, acceleration, modification, cancellation or termination, and Encumbrances, the existence of which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

Section 3.03 Legal Proceedings; Orders. There are no pending Proceedings against PIH, the Issuer, Finance NomCo or any of their respective Affiliates (a) that relates to or may affect any Asset that would be reasonably expected to result in a Material Adverse Effect; or (b) that would be reasonably expected to have the effect of preventing, delaying, or making illegal any of the Contemplated Transactions or Basic Documents. (x) To the Issuer’s Knowledge, no Proceeding of the type referenced above in this Section 3.03 has been Threatened, (y) there is no Order adversely affecting the use or ownership of the Assets to which the Issuer, Finance NomCo or any Asset, is subject, and (z) there is no Order or Proceeding restraining, enjoining, or otherwise prohibiting or making illegal the consummation of the Contemplated Transactions or Basic Documents or which would reasonably be expected to result in a material diminution of the benefits contemplated by this Indenture, the Contemplated Transactions or the Basic Documents.

Section 3.04 Compliance with Laws and Governmental Authorizations. Each of the Issuer and Finance NomCo represents and warrants each representation set forth in Section 3.8 of the Merger Agreement; provided, that, (i) each reference to “Presidio WAB” therein shall be replaced with “the Issuer” and (ii) each reference to “Presidio NomCo” therein shall be replaced with “Finance NomCo”, in each case, for purposes of the representations made by the Issuer and Finance NomCo made under this Section 3.04.

Section 3.05 Leases. Each of the Issuer and Finance NomCo represents and warrants each representation set forth in Section 3.17 of the Merger Agreement; provided, that, (i) each reference to “Presidio WAB” therein shall be replaced with “the Issuer” and (ii) each reference to “Presidio NomCo” therein shall be replaced with “Finance NomCo”, in each case, for purposes of the representations made by the Issuer and Finance NomCo made under this Section 3.05.

Section 3.06 Material Liabilities. Neither the Issuer nor Finance NomCo have any material liabilities other than Permitted Indebtedness.

Section 3.07 Employee Benefit Plans. None of the Issuer, Finance NomCo, and to the extent it would reasonably be expected to have a Material Adverse Effect, any ERISA Affiliate maintains or has ever maintained any ERISA Plans (including any Non-U.S. Plan) or has ever had any obligations to make any contribution to a Multiemployer Plan.

Section 3.08 Use of Proceeds; Margin Regulations. The Issuer will apply the proceeds of the sale of the Initial Notes hereunder (a) to redeem all of the Notes issued prior to the Initial Closing, (b) to fund the Liquidity Reserve Account, (c) to pay transaction fees and expenses related to the issuance of the Initial Notes, and (d) for other general limited liability company purposes. After the Second A&R Date, subject to the conditions set forth in this Indenture, the Issuer may also apply the proceeds of the sale of any Additional Notes hereunder to fund the redemption of any Notes then Outstanding and for any other permissible purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Issuer in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).

Section 3.09 Existing Indebtedness; Future Liens.

(a) Neither the Issuer nor Finance NomCo has outstanding Indebtedness other than Permitted Indebtedness. There are no outstanding Liens on any property of the Issuer or Finance NomCo other than Permitted Liens.

(b) Except for Permitted Liens, none of the Issuer and Finance NomCo has agreed or consented to cause or permit (or has entered into an agreement or consent that will cause or permit, upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.

(c) Other than the Basic Documents, neither the Issuer nor Finance NomCo is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Issuer or Finance NomCo, as the case may be, any agreement relating thereto or any other agreement (including its charter or any other Organizational Document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Issuer or Finance NomCo, as the case may be.

Section 3.10 Foreign Assets Control Regulations, Etc.

(a) None of PIH, any subsidiary or Affiliate of PIH, or any of their respective directors, officers, employees, or, to their Knowledge, agents or representatives acting on behalf of any of them (i) is a Blocked Person, or (ii) engaged in any activity in violation of any applicable Economic Sanctions Laws or Trade Control Laws.

(b) None of PIH or any subsidiary or Affiliate of PIH (A) is in violation of or has violated, been found in violation of, or been charged or convicted under, any Economic Sanctions Laws since April 24, 2019, or Trade Control Laws in the last five years, (B) is the subject of any pending, or, to the Knowledge of any of such parties, threatened actions, suits, proceedings, inquiries or investigations by any Governmental Authority with respect to any Economic Sanctions Laws or Trade Control Laws, (C) has been assessed civil or criminal penalties under any Economic Sanctions Laws or Trade Control Laws, or (D) has had any of its funds seized or forfeited in an action under any Economic Sanctions Laws or Trade Control Laws.

(c) No part of the proceeds from the sale of the Notes hereunder will be used by PIH or any subsidiary or Affiliate of PIH, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person or in any Sanctioned Jurisdiction in violation of any Economic Sanctions Laws, (B) for any purpose that would cause any Purchaser to be in violation of any Economic Sanctions Laws, or (C)  in violation of, or for any purpose that would cause any Purchaser to be in violation of, any applicable Trade Control Laws, including in furtherance of any improper offers, payments, promises to pay, or authorization of the payment of money or anything else of value to any Person, including any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case, in violation of, or that would cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d) The Issuer and its Affiliates have implemented and maintain procedures and controls reasonably designed to ensure that the Issuer and its Affiliates are and will continue to be in compliance with all applicable current and future Trade Control Laws and Economic Sanctions Laws.

Section 3.11 Status under Certain Statutes. Neither Issuer nor Finance NomCo is subject to regulation under the Investment Company Act, the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act.

Section 3.12 Single Purpose Entity.

(a) Each of the Issuer and Finance NomCo (i) has been formed and organized solely for the purpose of entering into the Basic Documents to which it is a party, and performing its obligations thereunder (including entering into certain agreements in connection therewith), (ii) has not engaged in any business unrelated to clause (i) above, and (iii) does not have any other assets other than those related to its activities in accordance with clause (i) above.

(b) (i) Other than Permitted Indebtedness and those arising under the Basic Documents as in effect on and after the Second A&R Date (including, for the avoidance of doubt, the Hedge Agreement(s) and Hedging Transactions required by Section 4.28(a) or otherwise entered into in connection with the issuance of the Initial Notes), the Issuer has no debts, obligations, or liabilities, matured or unmatured, liquidated or contingent, and (ii) no Related Entity has notice or knowledge of any facts or circumstances that, with or without the passage of time, could give rise to any debt, obligation, or liability of the Issuer (other than Permitted Indebtedness).

Section 3.13 Solvency. The Issuer and Finance NomCo, taken together, are solvent, have capital not unreasonably small in relation to their business or any contemplated or undertaken transaction and have assets having a value both at fair valuation and at present fair saleable value greater than the amount required to pay their debts as they become due and greater than the amount that will be required to pay their probable liability on their existing debts as they become absolute and matured. The Issuer and Finance NomCo, taken as a whole, do not intend to incur, or believe that they will incur, debts beyond their ability to pay such debts as they become due. The Issuer and Finance NomCo, taken as a whole, do not believe that they will be rendered insolvent by the execution and delivery of, and performance of their obligations under, this Indenture, the Notes and the other Basic Documents to which the Issuer or Finance NomCo is a party. Neither the Issuer nor Finance NomCo intends to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Indenture, the Notes or the other Basic Documents to which it is a party.

Section 3.14 Security Interest. The Indenture, together with the Mortgages, creates in favor of the Indenture Trustee, as security for the Secured Obligations and for the performance of the provisions of this Indenture, a security interest in or mortgage or deed of trust on all of the right, title, and interest, whether now owned or hereafter acquired, of the Issuer and Finance NomCo in, to, and under the Collateral. Upon the filing and recordation of the applicable UCC-1 financing statements and the Mortgages and the execution and delivery of the Deposit Account Control Agreements, all action has been taken as is necessary to perfect such security interest or mortgage or deed of trust, and such security interest, mortgage or deed of trust is of first priority (other than Permitted Liens to the extent any such Permitted Liens would have priority over the Liens in favor of the Indenture Trustee pursuant to any applicable Law).

ARTICLE IV

COVENANTS

Section 4.01 Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes, this Indenture and any applicable Series Supplement. Without limiting the foregoing, (i) Escrow Interest shall be paid by the Issuer to the Indenture Trustee on the first Payment Date after amounts are released from escrow for the benefit of each Noteholder entitled thereto under the applicable Escrow Agreement and the Issuer shall cause the Paying Agent on behalf of the Indenture Trustee to distribute such Escrow Interest to each such Noteholder pursuant to the terms of this Indenture and in accordance with the amounts due and owing to such Noteholder under the applicable Escrow Agreement and (ii) subject to and in accordance with Section 8.06, the Manager, acting on behalf of the Issuer, will cause the Paying Agent on behalf of the Indenture Trustee to distribute all applicable amounts on deposit in the Collection Account and allocated for distribution to the Noteholders on a Payment Date pursuant to Article VIII hereof for the benefit of the Notes, to the Noteholders. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture. Interest on the Notes will be calculated on the basis of the applicable Day Count Convention.

Section 4.02 Maintenance of Office or Agency. The Issuer will maintain in the United States an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. Such office or agency will initially be at Corporate Trust Office of the Indenture Trustee, and the Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Indenture Trustee will give prompt written notice to the Issuer, the Back-Up Manager and each Rating Agency of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands; provided, that the Indenture Trustee shall not be deemed an agent of the Issuer for service of process.

Section 4.03 Money for Payments to Be Held on behalf of the Secured Parties. All payments of amounts due and payable with respect to any Notes and Hedge Agreements that are to be made from amounts withdrawn from the Collection Account pursuant to Section 8.06(a) and Section 8.06(c) shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account for payments of Notes and Hedge Agreements shall be paid over to the Issuer except as provided in Section 8.06.

Section 4.04 Compliance with Law. Each of the Issuer and Finance NomCo will comply with all Laws and regulations to which it is subject (including ERISA, Environmental Laws, and the USA PATRIOT Act) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.05 Insurance. From and after the Second A&R Date, the Issuer and Finance NomCo will maintain (or cause to be maintained), with financially sound and reputable insurers, insurance with respect to its properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, and, the Issuer and Finance NomCo shall have caused the Indenture Trustee to be named as a loss payee and an additional insured. For the avoidance of doubt, any proceeds received by the Issuer or Finance NomCo or the Manager for the benefit of the Issuer or Finance NomCo with respect to any claim arising under such insurance policy shall be deemed to be Collections with respect to the Collection Period in which such proceeds are received and promptly deposited into the Collection Account.

Section 4.06 No Change in Fiscal Year. Without the consent of the Majority Noteholders, neither the Issuer nor Finance NomCo may permit its fiscal year to end on a day other than December 31, change its method of determining fiscal quarters or make, or permit any change in accounting policies or reporting practices except as required by GAAP or change its federal employer identification number, in each case, except for any such changes which are not materially adverse to the Holders or the Hedge Counterparties.

Section 4.07 Payment of Taxes and Claims. Each of the Issuer and Finance NomCo will file all U.S. federal and state and any other material Tax returns required to be filed in any jurisdiction and shall pay and discharge all Taxes shown to be due and payable on such returns and all other Taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Issuer; provided that Issuer and Finance NomCo need not pay any such Tax, assessment, charge, levy or claim if the amount, applicability or validity thereof is contested in good faith by the Issuer.

Section 4.08 Existence. Subject to Section 4.16, each of the Issuer and Finance NomCo will at all times preserve and keep (a) its limited liability company or corporate existence, as applicable, in full force and effect and (b) all foreign qualifications of the Issuer or Finance NomCo, as the case may be, and all rights and franchises of the Issuer or Finance NomCo, as the case may be unless, in the case of clause (b), to the best of its knowledge after reasonable investigation, the Issuer or Finance NomCo, as applicable, has determined that the termination of or failure to preserve and keep in full force and effect such right or franchise would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.09 Books and Records. The Issuer and Finance NomCo will maintain or cause to be maintained in all material respects proper books of record and account in conformity with GAAP (to the extent required by any Governmental Body having legal or regulatory jurisdiction over the Issuer or to the extent required in its preparation of quarterly or audited financial statements) and all applicable requirements of any Governmental Body having legal or regulatory jurisdiction over the Issuer. Each of the Issuer and Finance NomCo will keep or cause to be kept books, records and accounts that, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Issuer or one of its Affiliates has devised a system of internal accounting controls sufficient to provide reasonable assurances that the Issuer’s and Finance NomCo’s books, records, and accounts accurately reflect in all material respects all transactions and dispositions of assets, and such a system shall be maintained.

Section 4.10 Performance of Material Agreements. From and after the Second A&R Date, each of the Issuer and Finance NomCo will at all times (a) observe and perform all obligations, covenants and agreements to be performed by it under, and comply with all conditions under each Basic Document, (b) observe and perform all material obligations, covenants and agreements to be performed by it under, and comply with all conditions under, each other material agreement including each Lease to which it is or becomes a party in accordance with the terms thereof and (c) subject to the terms of this Indenture, diligently exercise, enforce, defend and protect its rights under, and take any action required to collect any and all sums due to it under, each material agreement (including each Lease to which it is or becomes a party). Neither the Issuer nor Finance NomCo shall take any action or permit any action to be taken by others which would release any Person from any of such Person’s covenants or obligations under the Basic Documents or under any instrument or agreement included as part of the Collateral or that would result in the amendment, hypothecation, subordination, assignment, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except (x) as ordered by a bankruptcy or other court or (y) as provided in this Indenture, the other Basic Documents or such other instrument or agreement. Each of the Issuer and Finance NomCo may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee by the Issuer shall be deemed to be action taken by the Issuer or Finance NomCo, as the case may be. Initially, the Issuer has contracted with the Manager to assist the Issuer in performing its duties under this Indenture.

Section 4.11 Maintenance of Lien. From and after the Second A&R Date and until Security Termination, each of the Issuer and Finance NomCo will, at the expense of the Issuer, timely take or cause to be taken all action required to maintain and preserve the perfection and first priority of the Lien on the Collateral granted under this Indenture and the Mortgages (subject to Permitted Liens).

Section 4.12 Further Assurances. From time to time each of the Issuer and Finance NomCo will perform or cause to be performed any other act as required by Law and will execute or cause to be executed any and all further instruments that may be required by Law or reasonably necessary, as reasonably requested by the Indenture Trustee, in order to create, perfect and protect the Lien of the Indenture Trustee on or in the Collateral. Each of the Issuer and Finance NomCo will promptly do, execute, acknowledge and deliver, or cause to be promptly done, executed, acknowledged and delivered, all such further acts, deeds, conveyances, mortgages, assignments, transfers and assurances as the Indenture Trustee or the Majority Noteholders may reasonably require for the creation, perfection and priority of the Liens being herein provided for (subject to Permitted Liens). Each of the Issuer and Finance NomCo will pay or cause to be paid all filing, registration and recording Taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment of this Indenture, and of any instrument of further assurance, and all federal or state stamp Taxes and other Taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Indenture, the other Basic Documents and such instruments of further assurance. The Issuer hereby authorizes, but does not obligate, the Indenture Trustee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Issuer or Finance NomCo. The Issuer acknowledges and agrees, on behalf of itself and Finance NomCo, that any such financing statement may describe the Collateral as “all assets”, “all personal property” or “all assets and all personal property of Debtor, whether now owned or existing or hereafter acquired or arising, wherever located, together with all products and proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto” of the applicable Person or words of similar effect as may be required by the Indenture Trustee.

Section 4.13 Use of Proceeds. The Issuer shall apply the proceeds of the sale of the Notes solely as provided in Section 3.08.

Section 4.14 Separateness. Each of the Issuer and Finance NomCo hereby represents, warrants and covenants that since its formation and at all times thereafter:

(a) Each of the Issuer and Finance NomCo will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due and payable, except for expenses paid on its behalf pursuant to contractual arrangements providing for operating, maintenance or administrative services and except for expenses paid by Parent, Issuer or Finance NomCo for each other.

(b) Each of the Issuer and Finance NomCo will observe all limited liability company, corporate or organizational formalities, maintain books, records, financial statements and bank accounts separate from those of its Affiliates (other than, with respect to bank accounts only, as among the Issuer, Parent and Finance NomCo), except as permitted by this Indenture and the other Basic Documents. Each of the Issuer’s and Finance NomCo’s assets will not be listed as assets on the financial statement of any other entity except as required by GAAP; provided, however, that appropriate notation shall be made on any consolidated statements to indicate the separateness of each of the Issuer and its Subsidiaries from any Affiliates and to indicate that each of the Issuer’s and its Subsidiaries’ assets and credit are not available to satisfy the debt and other obligations of such Affiliate or any other Person except as otherwise contemplated by the Basic Documents.

(c) Each of the Issuer and Finance NomCo will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate). Each of the Issuer and Finance NomCo will conduct and operate its business in its own name.

(d) Other than as contemplated in the Management Services Agreement and the Master Joint Operating Agreement and other than as among the Issuer, the Parent and Finance NomCo, each of the Issuer and Finance NomCo will hold all of its assets in its own name and will not commingle its funds and other assets with those of any Affiliate.

(e) The Issuer will not conduct the business of or act on behalf of any other Person (except with respect to Finance NomCo or as required by the Basic Documents). Finance NomCo will not conduct the business of or act on behalf of any other Person (except with respect to the Issuer or as required by the Basic Documents).

(f) The Issuer (i) will at all times have at least one (1) duly elected Independent manager or member and (ii) so long as the Notes and Hedge Agreements remain outstanding, shall not remove or replace any Independent manager or member without cause and only after providing the Indenture Trustee, each Noteholder and each Hedge Counterparty with no less than three (3) days’ prior written notice of (A) any proposed removal of such Independent manager or member, and (B) the identity of the proposed replacement, together with a certification that such replacement satisfies the requirements for an Independent manager or member in the organizational documents for the Issuer. Each of the Issuer and Finance NomCo will not institute proceedings to be adjudicated bankrupt or insolvent, consent to the institution of bankruptcy or insolvency proceedings against it, or file, or consent to, a petition seeking reorganization or relief under any applicable federal or state Law relating to bankruptcy or insolvency, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Issuer, Finance NomCo or any substantial part of its or Finance NomCo’s property, or make an assignment for the benefit of creditors, or admit in writing its or Finance NomCo’s inability to pay its or Finance NomCo’s debts generally as they become due, or take limited liability company action in furtherance of any such action without the affirmative vote of at least one (1) duly elected Independent manager or member.

(g) Each of the Issuer and Finance NomCo will correct any known misunderstanding regarding its status as a separate entity, conduct business solely in its own name, and not identify itself as a division of any of its Affiliates or any of its Affiliates as a division of the Issuer (except for income tax purposes). Each of the Issuer and Finance NomCo will conduct and operate its business and in its own name.

(h) The Issuer will not permit its name to be used by any Affiliate of the Issuer in the conduct of such Affiliate’s business, and will not use the name of any Affiliate in the conduct of the Issuer’s business. Finance NomCo will not permit its name to be used by any Affiliate of Finance NomCo in the conduct of such Affiliate’s business, and will not use the name of any Affiliate in the conduct of Finance NomCo’s business.

(i) Each of the Issuer and Finance NomCo will file its own tax returns, if any, as may be required under applicable Law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes required to be paid under applicable Law.

(j) Subject to Section 4.15, each of the Issuer and Finance NomCo will maintain its assets, including the Collateral, in such a manner that it would not be costly or difficult to identify, segregate or ascertain its assets from those of any other Person (other than the Parent, Issuer or Finance NomCo).

(k) Other than as contemplated by the Basic Documents and other than with respect to each other, each of the Issuer and Finance NomCo will maintain an arm’s length relationship with its Affiliates, and not enter into any transaction with any Affiliate unless such transaction is (i) on such terms and conditions (including terms relating to amounts paid thereunder) as would be generally available if such business transaction were with an entity that was not an Affiliate in comparable transactions, and (ii) pursuant to enforceable agreements.

(l) Neither the Issuer nor Finance NomCo will hold out its credit or assets as being available to satisfy the obligations of others nor guarantee the obligation of any Person other than as contemplated by the Basic Documents.

(m) The Issuer and Finance NomCo, taken as a whole, will maintain adequate capital in light of their contemplated business purposes, transactions, and liabilities (provided, that no member of the Issuer shall have any obligation to make any contribution of capital to the Issuer).

(n) Neither the Issuer nor Finance NomCo will grant a security interest in its assets to secure the obligations of any other Person other than as contemplated by the Basic Documents.

(o) The Issuer will not, directly or indirectly, engage in any business or activity other than the actions that are both (i) required or permitted to be performed under Section 6 of the LLC Agreement and (ii) permitted by the terms of the Basic Documents. Finance NomCo will not, directly or indirectly, engage in any business or activity other than the actions that are both (i) required or permitted to be performed under Article III, Section 3 of its bylaws and (ii) permitted by the terms of the Basic Documents.

(p) The Issuer will not incur any indebtedness, liability, obligation, or expense, or own any assets, other than in each case those that are both (i) necessary to achieve the purposes set forth in Section 6 of the LLC Agreement and (ii) permitted by the Basic Documents. Finance NomCo will not incur any indebtedness, liability, obligation, or expense, or own any assets, other than in each case those that are both (i) necessary to achieve the purposes set forth in Article III, Section 3 of its bylaws and (ii) permitted by the Basic Documents.

(q) The Issuer will not make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, other than Finance NomCo or as permitted by the Basic Documents. Finance NomCo will not make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, other than as permitted by the Basic Documents.

(r) Each of the Issuer and Finance NomCo will maintain complete records of all transactions (including all transactions with any Affiliate);

(s) Each of the Issuer and Finance NomCo will comply with all requirements of applicable Law regarding its operations and shall comply with the provisions of this Indenture and its Organizational Documents; and

(t) The Issuer will not form, acquire, or hold any Subsidiary other than Finance NomCo. Finance NomCo will not form, acquire, or hold any Subsidiary.

Section 4.15 Transactions with Affiliates. None of the Issuer and Finance NomCo will enter into directly or indirectly any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with PIH or any Related Entity, except as contemplated by the Basic Documents and except pursuant to the reasonable requirements of the Issuer’s or Finance NomCo’s business (including acquisition of Additional Assets from an Affiliate) and upon fair and reasonable terms no less favorable to the Issuer or Finance NomCo, as the case may be, than would be obtainable in a comparable arm’s length transaction with a Person not an Affiliate.

Section 4.16 Merger, Consolidation, Etc. None of the Issuer and Finance NomCo will (other than (x) Finance NomCo participating in a consolidation with the Issuer (provided, that the Issuer shall be the continuing or surviving entity in any such transaction) and (y) Finance NomCo liquidating or dissolving so long as its assets (if any) are distributed to the Issuer prior to such liquidation or dissolution), consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person.

Section 4.17 Lines of Business. Neither the Issuer nor Finance NomCo will at any time engage in any business other than those related to the ownership of the Assets and the transactions contemplated by this Indenture and the other Basic Documents to which it is a party and other activities reasonably incidental thereto; provided, however, that the Issuer shall not engage in any business or activity or enter into any contractual arrangement (other than any business or activity in which the Issuer is engaged on the Second A&R Date) which would (i) subject any Secured Party to regulation or oversight by any Governmental Body (other than the Governmental Bodies which regulate companies engaged in the oil and gas industry, insurance companies and, following foreclosure, regulations applicable to assets held as a result of such foreclosure) or cause any Secured Party to breach any Law or regulation or guideline of any Governmental Body or require any Secured Party to obtain a consent, waiver or clarification by any Governmental Body or (ii) cause any of the representations and warranties of the Issuer contained in the Basic Documents to be inaccurate as of the date made or deemed made.

Section 4.18 Economic Sanctions, Etc. PIH and each subsidiary of PIH will not (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person, (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any Secured Party or any Affiliate of such Secured party to be in violation of, or targeted under, any Economic Sanctions Laws or Trade Control Laws, or (ii) is in violation of any Economic Sanctions Laws or Trade Control Laws.

Section 4.19 Liens. None of the Issuer and Finance NomCo will directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any of its property or assets (including the Collateral), whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except in each case for Permitted Liens.

Section 4.20 Sale of Assets, Etc. None of the Issuer and Finance NomCo will sell, transfer, convey, assign, exchange or dispose of any of its properties or assets in any single transaction or series of related transactions of any individual asset, or group of related assets, other than Permitted Dispositions.

Section 4.21 Permitted Indebtedness. None of the Issuer and Finance NomCo will create, guarantee, assume or suffer to exist, or in any manner be or become liable in respect of, any Indebtedness of any kind or character, other than the following (such Indebtedness being referred to as “Permitted Indebtedness”):

(a) Indebtedness owing under this Indenture, the Notes or any other Basic Document, including the Hedges and Hedge Agreements;

(b) Operating Expenses;

(c) obligations incurred in the ordinary course of its business specified in Section 4.17 in an aggregate amount not to exceed $500,000 at any one time; and

(d) other Indebtedness with the prior written consent of the Majority Noteholders; provided, however, any such Indebtedness is subordinate to the Hedge Counterparties and Holders, in all respects.

Section 4.22 Amendment to Organizational Documents. Neither the Issuer nor Finance NomCo will, or will permit any party to, amend, modify or otherwise change (a) any special purpose entity provision in the LLC Agreement of the Issuer, (b) (i) any other provision of the Issuer’s LLC Agreement or other Organizational Documents or (ii) any provision of Finance NomCo’s Organizational Documents, in each case, except to the extent such amendment, modification or change would not reasonably be expected to be materially adverse to the Secured Parties or result in a Material Adverse Effect (as evidenced by an Officer’s Certificate of such entity certifying thereto) or (c) its jurisdiction of organization, its location of principal place of business or its name, in each case, unless all actions have been taken to maintain the perfection of the security interest in the Collateral in favor of the Indenture Trustee and with the prior written consent of the Majority Noteholders and the Hedge Counterparties, in each case, not to be unreasonably withheld, conditioned or delayed; provided, however, that each of the Issuer and Finance NomCo may amend, modify or otherwise change any provision of their Organizational Documents to: (i) cure any ambiguity, (ii) correct or supplement any provision in a manner consistent with the intent of the such Person’s Organizational Documents and the other Basic Documents or (iii) otherwise amend, modify or change any immaterial provision of such Person’s Organizational Documents, in each case, without obtaining the consent of the Noteholders or the Hedge Counterparties, but with delivery of an Officer’s Certificate to the Indenture Trustee stating that such amendment is so permitted under one or more of the foregoing clauses (i)-(iii) of this proviso.

Section 4.23 No Loans. None of the Issuer and Finance NomCo will directly or indirectly, make any loan or advance to any Person, other than Permitted Investments.

Section 4.24 Permitted Investments; Subsidiaries. None of the Issuer and Finance NomCo will make any Investments other than (a) any Investment in Permitted Investments of monies in any Presidio Account and (b) obligations of account debtors to the Issuer or Finance NomCo, in each case, arising in the ordinary course of business, and (c) de minimis Investments made in the Issuer or Finance NomCo for the preservation and maintenance of its corporate existence. Without limiting the generality of the foregoing, the Issuer will not create any Subsidiaries (other than Finance NomCo) or enter into any partnership or joint venture.

Section 4.25 Employees; ERISA. The Issuer will not maintain any employees or maintain any ERISA Plan or incur or suffer to exist any obligations to make any contribution to a Multiemployer Plan.

Section 4.26 Tax Treatment. Neither the Issuer, nor any party otherwise having the authority to act on behalf of the Issuer, is authorized to, or will, make the election described in U.S. Treasury Regulations Section 301.7701-3(a) to treat the Issuer as an association taxable as a corporation for U.S. federal income tax purposes, or a similar election under any U.S. state or local Law. For all U.S. federal, state and local tax purposes, the Issuer has always been and shall continue to be classified as an entity disregarded from its owner and shall not be treated as a partnership, a publicly traded partnership treated as a corporation, a taxable mortgage pool (in whole or in part) taxable as a corporation or as an association taxable as a corporation. The Issuer will treat the Notes and this Indenture as debt, and not as an equity interest in the Issuer, for all purposes (including federal, state and local income Tax purposes).

Section 4.27 Replacement of Manager or Back-Up Manager.

(a) In the event that the Manager shall be terminated or shall resign in accordance with the terms of the Management Services Agreement, the Issuer shall use commercially reasonable efforts to appoint a replacement manager with the consent of the Majority Noteholders (such consent not to be unreasonably withheld, conditioned, or delayed) as soon as reasonably practicable, and notify the Noteholders, each Hedge Counterparty and Back-Up Manager in writing of such appointment; provided that (i) if the Issuer shall not have appointed a replacement manager within thirty (30) days following delivery of notice of any such resignation or termination, as applicable, other than as a result of the failure of the Majority Noteholders to have reasonably consented, the Majority Noteholders shall have the right to appoint the replacement manager with the consent of the Issuer (such consent not to be unreasonably withheld, conditioned, or delayed) and (ii) if a Material Event has occurred and is continuing, the Majority Noteholders shall appoint the successor Manager (such successor Manager to be reasonably acceptable to the Hedge Counterparties).

(b) In the event that the Back-Up Manager shall resign, be terminated or otherwise removed, the Issuer shall use commercially reasonable efforts to appoint a replacement back-up manager with the consent of the Majority Noteholders (such consent not to be unreasonably withheld, conditioned, or delayed) as soon as reasonably practicable, and notify the Noteholders and each Hedge Counterparty of such appointment; provided that if the Issuer shall not have appointed a replacement back-up manager within thirty (30) days following delivery of notice of any such resignation, termination or removal, other than as a result of the failure of the Majority Noteholders to have reasonably consented, the Majority Noteholders shall have the right to appoint the replacement back-up manager with the consent of the Issuer (such consent not to be unreasonably withheld, conditioned, or delayed).

Section 4.28 Hedges And Hedge Agreements.

(a) Issuer shall, on the Second A&R Date, acquire (by entry, creation, assumption, acquisition or novation) or enter into and thereafter maintain Hedging Transactions under one or more Hedge Agreements to hedge at least:

(i) NYMEX WTI: 85% of projected crude oil Hydrocarbon production from the Assets described in the Initial Reserve Report for the immediately succeeding five (5) year period following the Second A&R Date;

(ii) NYMEX Henry Hub: 85% of projected natural gas Hydrocarbon production from the Assets described in the Initial Reserve Report for the immediately succeeding seven (7) year period following the Second A&R Date;

(iii) (1) 85% of the projected natural gas liquids (NGLs) Hydrocarbon production from the Assets described in the Initial Reserve Report for the immediately succeeding three (3) year period following the Second A&R Date, and (2) 75% of the projected NGLs Hydrocarbon production attributable to the Oil and Gas Portfolio for the subsequent 2 years; and

(iv) natural gas basis differential swaps with respect to 85% of the projected natural gas Hydrocarbon production from the Assets described in the Initial Reserve Report for the immediately succeeding three (3) year period following the Second A&R Date.

(b) The Issuer shall maintain (i) on or prior to each Rolling Hedging Determination Date until the third anniversary of the Second A&R Date, Hedge Agreements and/or adjust any Hedge Agreements in existence on the Second A&R Date (and any Hedging Transactions thereunder) in a manner sufficient to cover at least 85% of projected Hydrocarbon production attributable to the Assets for natural gas liquids and, to the extent of any gas hedges in such period, gas basis through the next twenty-four (24) months immediately following each such Rolling Hedging Determination Date, based on the most recent Reserve Report and current commodity prices as of such Rolling Hedging Determination Date and (ii) on each Rolling Hedging Determination Date, Hedging Transactions under one or more Hedge Agreements (including Hedge Agreements in existence on the Second A&R Date) hedging an amount not less than 85% of the projected Hydrocarbon production attributable to the Assets for each of oil, natural gas and NGLs and, to the extent of any gas hedges in such period, gas basis through either (A) the next thirty-six (36) months immediately following each such Rolling Hedging Determination Date or (B) the number of months remaining until the Final Scheduled Payment Date for the Initial Notes, in each case, based on the most recent Reserve Report and then-current commodity prices as of such Rolling Hedging Determination Date; provided, that in no event shall the Issuer be required to demonstrate such compliance for any period after the Final Scheduled Payment Date; provided, however, that if both (A) any termination of a Hedge Agreement due to a Hedge Counterparty’s default thereunder would, but for the operation of this proviso, result in the Issuer’s non-compliance with this Section 4.28(b), and (B) the Issuer enters into one or more replacement Hedging Transactions that would be sufficient to bring the Issuer back into compliance with this Section 4.28(b) within ten (10) days following such termination, then the Issuer shall be deemed to have been in compliance with this Section 4.28(b) at all times from and after such termination, to and including the execution of such replacement Hedging Transactions.

(c) No swap, derivative or other similar agreement, including, without limitation, any Hedges, shall be entered into for speculative purposes. The following Hedges shall not be deemed speculative or entered into for speculative purposes: any Commodity Hedge which hedges or manages any of the risks related to existing and/or forecasted Hydrocarbon production of the Issuer as set forth in the most recent Reserve Report (whether or not contracted), and, with respect to volumes subject to Hedges, Hedges in compliance with clause (d) below.

(d) The Issuer shall not early terminate or unwind any Hedge Agreement, or any Hedging Transactions thereunder, other than (i) in accordance with Section 4.28(d), (ii) in the Issuer’s discretion in connection with an “Event of Default” or “Termination Event” with respect to the Hedge Counterparty under a Hedge Agreement where such Hedge Counterparty is the “Defaulting Party” or sole “Affected Party”, as applicable, or (iii) as a result of a good faith determination by the Issuer or Manager that such Hedge Counterparty or Hedge Agreement should be replaced or terminated, but not solely to recognize a gain and concurrently enter into a replacement Hedge Agreement in order to satisfy the requirements of this Section 4.28 at a lower strike price; provided, for the avoidance of doubt, that the Issuer remains subject to its obligations to maintain compliance with the hedging requirements set forth in Section 4.28(a), 4.28(b) and any Series Supplement, in connection with any early termination or unwind of any Hedge Agreement. Any amounts received by the Issuer in connection with any termination of a Hedge Agreement or a Hedging Transaction thereunder (an “Issuer Hedge Termination Receipt”) shall be either (A) promptly, and in any event within five (5) Business Days (or, if such Hedge Agreement or Hedging Transaction was terminated in connection with an “Event of Default” or “Termination Event” with respect to the Hedge Counterparty under a Hedge Agreement where such Hedge Counterparty was the “Defaulting Party” or sole “Affected Party”, as applicable, thirty (30) days) applied to the acquisition of a replacement Hedge Agreement or (B) to the extent not applied pursuant to clause (A), transferred to the Collection Account for treatment as Available Funds and applied in accordance with the Priority of Payments. Nothing herein shall restrict Issuer from (1) entering into Hedges or Hedge Agreements or terminating Hedges or Hedge Agreements, in part or in whole, in order to maintain compliance with the terms set forth herein or (2) novating, transferring, rolling or terminating Hedges or Hedge Agreements; provided, that Issuer may not enter into or maintain any Hedges except (i) pursuant to this Section 4.28 and (ii) to the extent that the volumes subject to such Hedges for any fiscal quarter are not greater than 100% of the projected Hydrocarbon production attributable to the Assets as set forth in the most recent Reserve Report for such fiscal quarter (collectively, the “Maximum Hedges”) (whether or not contracted, and calculated for each fiscal quarter in the aggregate and, in the case of crude oil and natural gas liquids only, on a Barrel of Oil Equivalent basis); provided, further, that the Issuer shall not be required to terminate any Hedges unless, on any Over Hedge Test Date, the combination of the Issuer’s then-current Hedges would exceed 100% of the projected Hydrocarbon production attributable to the Assets as set forth in the most recent Reserve Report for the related fiscal quarter, and then only to the extent of the excess over such 100% threshold (any payments due the Hedge Counterparties resulting from required terminations or unwinds of such Hedges, collectively, the “Over Hedge Payments”). Any termination of Hedges required pursuant to the second proviso of the preceding sentence shall be made on or prior to the date that is ten (10) Business Days after the related Over Hedge Test Date.

(e) Issuer shall deliver, or cause the Manager to deliver, to each Noteholder and each Hedge Counterparty, on any Over Hedge Test Date a certificate setting forth (i) that such date is an Over Hedge Test Date, (ii) the volumes subject to Hedges or Hedge Agreements for the fiscal quarter related to such Over Hedge Test Date and (iii) projected Hydrocarbon production attributable to the Assets as set forth in the most recent Reserve Report for the fiscal quarter related to such Over Hedge Test Date.

(f) Issuer shall comply with any other required hedging obligations set forth in any Series Supplement.

(g) In the event that a Hedge Counterparty ceases to meet the Hedge Counterparty Rating Requirements, the Issuer shall coordinate with such affected Hedge Counterparty to either add a qualifying Credit Support Provider that meets the Hedge Counterparty Rating Requirements or novate any affected Hedging Transactions to a Hedge Counterparty that meets the Hedge Counterparty Rating Requirements within 60 days after ceasing to meet such requirement.

Section 4.29 Manager or Operator Failure. If any Material Event shall arise from the failure of the Manager or the Operator to perform any of its duties or obligations under the Management Services Agreement or the Master Joint Operating Agreement, as applicable, the Issuer shall take all commercially reasonable steps available to it to remedy such failure, including any such reasonable steps as directed by the Majority Noteholders upon the occurrence of an Event of Default.

Section 4.30 Characterization. The Issuer and Finance NomCo shall characterize (a) the transfer of the Assets pursuant to the Merger Agreement and any applicable Additional Asset Purchase Agreement for all purposes as an absolute transfer of legal and beneficial ownership, including on all relevant books, records, financial statements and other applicable documents, other than for U.S. federal and applicable state and local income tax and accounting purposes and (b) the Grant of the Collateral by the Issuer and Finance NomCo under this Indenture as a pledge for U.S. federal income tax purposes and for financial accounting purposes.

Section 4.31 Amendments to Basic Documents. Without derogating from the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, each of the Issuer and Finance NomCo agrees that it shall not, (a) terminate, amend, waive, supplement or otherwise modify any of, or consent to the assignment by any party of, the Basic Documents to which it is a party (other than this Indenture) and (b) to the extent that the Issuer or Finance NomCo has the right to consent to any termination, waiver, amendment, supplement or other modification of, or any assignment by any party of, any Basic Document to which it is not a party, give such consent, in each case, unless, (i) the Rating Agency Condition with respect thereto has been satisfied, (ii) except with respect to any Hedge Agreement, if the rights of the Hedge Counterparties would be adversely affected in any material respect by such termination, amendment, waiver, supplement or other modification (including, but not limited to, modifications to the definition of “Permitted Encumbrance” as defined in the Merger Agreement or any applicable Additional Asset Purchase Agreement whereby the rights of the Hedge Counterparties would be adversely affected in any material respect by such amendment), the Issuer or Manager shall have obtained the consent of each Hedge Counterparty with respect thereto, and (iii) as evidenced by an Opinion of Counsel delivered to the Indenture Trustee, (A) such termination, amendment, waiver, supplement or other modification or such assignment, as applicable, is authorized and permitted under the terms of the other Basic Documents, and (B) all conditions precedent thereto, as applicable, including this Section 4.31, have been satisfied and (C) such termination, amendment, waiver, supplement or other modification or such assignment, as applicable (I) will not cause the Issuer to become treated as an association that is taxable as a corporation, a publicly traded partnership that is taxable as a corporation or a taxable mortgage pool that is taxable as a corporation, in each case for U.S. federal income tax purposes, and (II) will not cause any of the Notes of any Outstanding Series (other than those that are, at any time, held by any Section 385 Related Party) that were characterized as indebtedness for U.S. federal income tax purposes, as of the applicable Closing Date, to be characterized as other than indebtedness for U.S. federal income tax purposes, and, in the case of (I) and (II) above, such opinion may contain similar assumptions and qualifications as are contained in the Opinion of Counsel with respect to the tax treatment of the Notes delivered on the Second A&R Date. Notwithstanding the foregoing, the Issuer and Finance NomCo may amend, modify, waive, supplement or agree to any amendment, modification, supplement or waiver of the terms of this Indenture or any Series Supplement thereto in accordance with Section 2.08 and Article X hereof, but subject to any other conditions set forth in Section 2.08 and Article X hereof applicable thereto and under any of the other Basic Documents.

Section 4.32 Operator Account(a). The Issuer shall cause the Operator (a) not to move the Operator Account to a bank that is not SouthState Bank, Citizens Bank, N.A. or an Eligible Institution without the prior written consent of the Majority Noteholders (provided that at all times the Operator Account shall be subject to a Deposit Account Control Agreement in a form approved by Majority Noteholders), (b) to direct Collections deposited in the Operator Account to be transferred subsequently to the Collection Account in accordance with the terms of the Master Joint Operating Agreement and the Management Services Agreement and (c) to keep the Operator Account free and clear of any Liens other than Permitted Liens.

ARTICLE V

REMEDIES

Section 5.01 Events of Default.

(a) “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and, subject to Sections 5.01(a)(v) and 5.01(a)(vi) whether it shall be voluntary or involuntary or be effected by operation of Law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) failure of the Issuer to pay all amounts due and owing on the Notes of a Series in full by the applicable Legal Final Maturity or the failure to pay when due and as required to be paid under this Indenture, any amount of principal; provided, that, notwithstanding anything to the contrary herein or in any other Basic Document, the failure of the Issuer to pay any optional payments of principal on the Notes, Principal Distribution Amounts or Excess Amortization Amounts, in each case, for which funds are not available in accordance with the Priority of Payments or the Special Priority of Payments, as applicable, is not an Event of Default;

(ii) subject to Section 2.09(b), default in the payment of interest on the Controlling Securities when the same becomes due and payable, and such default shall continue for a period of two (2) Business Days;

(iii) failure of the Issuer to comply with (A) Section 7.01(c)(i) or Section 7.01(c)(ii) which failure continues for three (3) Business Days of the requirements of the Indenture or (B) Section 4.28 which failure continues for five (5) Business Days;

(iv) default in the observance or performance of any covenant or agreement of a Related Entity made in any Basic Document to which it is a party (other than a covenant or agreement, a default in the observance or performance of which is specifically addressed elsewhere in this Section 5.01(a)), or any representation or warranty of a Related Entity made in any Basic Document to which it is a party or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of thirty (30) days (subject to Section 5.01(c) below) after the earlier of (i) Knowledge of any Related Entity of such default or incorrect representation or warranty or (ii) receipt by a Related Entity of notice from the Indenture Trustee or receipt by the Issuer, the applicable Presidio Party and a Responsible Officer of the Indenture Trustee from a Secured Party, of written notice specifying such default or incorrect representation or warranty and requiring it to be remedied;

(v) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of PIHC, the Guarantors, Presidio WAB, any Seller, the Operator, the Manager or the Issuer or any substantial part of the Collateral in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of PIHC, the Operator, the Manager or the Issuer, as applicable or for any substantial part of the Collateral, or ordering the winding-up or liquidation of PIHC’s, the Guarantors’, Presidio WAB’s, any Seller’s, the Operator’s, the Manager’s or the Issuer’s affairs (as applicable), and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days;

(vi) the commencement by PIHC, the Guarantors, Presidio WAB, any Seller, the Operator, the Manager or the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar Law now or hereafter in effect, or the consent by PIHC, the Guarantors, Presidio WAB, any Seller, the Operator, the Manager or the Issuer, as applicable, to the entry of an order for relief in an involuntary case under any such Law, or the consent by PIHC, the Guarantors, Presidio WAB, any Seller, the Operator, the Manager or the Issuer, as applicable, to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of PIHC, the Guarantors, Presidio WAB, any Seller, the Operator, the Manager or the Issuer, as applicable, for any substantial part of the Collateral, or the making by PIHC, the Guarantors, Presidio WAB, any Seller, the Operator, the Manager or the Issuer, as applicable, of any general assignment for the benefit of creditors, or the failure by PIHC, the Guarantors, Presidio WAB, any Seller, the Operator, the Manager or the Issuer, as applicable, generally to pay its debts as such debts become due, or the taking of any action by PIHC, the Guarantors, Presidio WAB, any Seller, the Operator, the Manager or the Issuer, as applicable, in furtherance of any of the foregoing;

(vii) the failure of the Indenture, the Mortgages and related financing statements or other specified methods of perfection to create, attach or perfect a valid first-priority security interest in favor of the Indenture Trustee in (A) any portion of the Collateral constituting personal property (subject to Permitted Liens) that continues unremedied for ten (10) days or (B) any portion of the Collateral constituting real property (subject to Permitted Liens) that continues for thirty (30) days, in each case, after the earlier of actual knowledge or written notice thereof from the Indenture Trustee or any Secured Party; provided that it will not be an Event of Default under this clause (vii) if the value of all the Collateral (subject to Permitted Liens) for which the Indenture Trustee does not have a valid perfected first-priority security interest in is equal to or less than 1.5% of the PV-10 of the Assets at such time (as reflected in the most recently delivered Reserve Report);

(viii) the Issuer shall become an association, publicly traded partnership or taxable mortgage pool, that is, in each case, taxable as a corporation for U.S. federal income tax purposes, or Finance NomCo shall be treated as the owner of the Assets for U.S. federal income tax purposes, or Finance NomCo shall be treated as the owner of more than a de minimis amount of the Collateral (it being understood that the amount of Collateral held by Finance NomCo as of the Closing Date shall be deemed to be de minimis) to which it holds legal title pursuant to the Agency Agreement for U.S. federal income tax purposes;

(ix) the filing of a final non-appealable judgment or order for relief by a court having jurisdiction in the premises in respect of the Issuer, any Guarantor or Parent in excess of $500,000 or PIHC in excess of $5,000,000, in each case and not discharged, satisfied or stayed within sixty (60) days;

(x) the adoption in final form of a statute, rule or regulation by a competent legislative or governmental rule-making body that becomes effective following the Second A&R Date, or the entry of a final, non-appealable judgment of a court of competent jurisdiction that is rendered following the Second A&R Date, which has a material adverse effect on (a) the validity or enforceability of any of the Basic Documents, or (b) the ability of the Issuer to make payments on the Notes or its obligations under any of the Hedge Agreements;

(xi) an ERISA or tax lien in either case, in excess of $500,000, is created that secures the payment of money owed by the Issuer, Finance NomCo, Presidio NomCo or Parent;

(xii) the Manager, the Operator, the Back-Up Manager or the Indenture Trustee shall be terminated or shall resign, and a replacement manager, operator, back-up manager or indenture trustee reasonably satisfactory to the Majority Noteholders shall not have been appointed within sixty (60) days following any such resignation or termination;

(xiii) the Issuer, any Guarantor or the Collateral is required to be registered as an “investment company” under the Investment Company Act;

(xiv) the Issuer fails to maintain a Senior IO DSCR of at least 1.15x as calculated on any Quarterly Determination Date;

(xv) an occurrence of a Change of Control that is not a Permitted Change of Control or that has not been approved by the Majority Noteholders; or

(xvi) if the Hedge Counterparties constitute “Controlling Securities” pursuant to the proviso in such definition, (1) the occurrence of either an “Event of Default” or a “Termination Event” (each such term as defined in the applicable Hedge Agreement) has occurred and is continuing and the Issuer is either the “Defaulting Party” or the sole “Affected Party” (each such term as defined in the applicable Hedge Agreement) in connection therewith and (2) an “Early Termination Date” (as defined in the applicable Hedge Agreement) has been designated with respect to the affected Hedging Transactions under the applicable Hedge Agreement as a result thereof.

(b) The Issuer shall deliver to (1) a Responsible Officer of the Indenture Trustee, (2) each Rating Agency, (3) each Noteholder, (4) the Back-Up Manager and (5) each Hedge Counterparty, within five (5) days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time could reasonably be anticipated to become an Event of Default under Section 5.01(a)(iii) above, its status and what action the Issuer is taking or proposes to take with respect thereto.

(c) Notwithstanding the foregoing, a breach of any covenant or agreement or representation or warranty of the Issuer referred to under Section 5.01(a)(iv) above shall not constitute an Event of Default after such thirty (30) day period if (x) the Issuer has commenced in a diligent manner a cure of such breach and (y) such remedial action could not reasonably have been expected to fully cure such breach within such thirty (30) days, but could reasonably be expected to be implemented and fully cure such breach within an additional thirty (30) days (but in no event shall the total cure period exceed a total of ninety (90) days); provided that an Event of Default pursuant to Section 5.01(a)(iv) above shall be deemed to occur upon the earlier of (i) the expiration of such cure period if such breach or misrepresentation shall not have been cured on or prior to such date and (ii) the date, if any, as of which it is determined that such breach or misrepresentation is not capable of being cured within such cure period. Upon the occurrence of any such event, each of the Issuer and the Indenture Trustee, as applicable, shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Indenture and the Issuer or the Indenture Trustee, as applicable, shall provide the Indenture Trustee (if such delay or failure is a result of a delay or failure by the Issuer) and the other Secured Parties prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Section 5.02 Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then either the Indenture Trustee at the written direction of the Majority Noteholders or the Majority Noteholders may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to a Responsible Officer of the Indenture Trustee if given by Noteholders) (a copy of which will be provided by the Issuer to each Hedge Counterparty, the Manager, the Back-up Manager and each Rating Agency), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, will become immediately due and payable; provided that upon the occurrence of an Event of Default specified in Section 5.01(a)(v) or (vi), all the Notes will be automatically deemed to be immediately due and payable and upon such event the unpaid principal of such Notes, together with accrued and unpaid interest thereon through the date of such Event of Default specified in Section 5.01(a)(v) or (vi), will become immediately due and payable, in each case, without notice, declaration or demand by the Indenture Trustee or the Noteholders, all of which are hereby waived by the Issuer.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as provided hereinafter in this Article V, the Majority Noteholders, by written notice to the Issuer and a Responsible Officer of the Indenture Trustee (with a copy to each Hedge Counterparty, the Back-Up Manager and each Rating Agency), may rescind and annul such declaration and its consequences if:

(a) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(i) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

(ii) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

(b) all Manager Termination Events and Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right or any exercise of remedies consequent thereto nor shall such rescission in and of itself serve as a waiver of any of the Events of Default or Manager Termination Events, as applicable.

Section 5.03 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a) The Issuer covenants that if (i) an Event of Default specified in Section 5.01(a)(i) has occurred and is continuing or (ii) an Event of Default specified in Section 5.01(a)(ii) has occurred and is continuing, the Issuer will, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the Secured Parties, as applicable, (1) the whole amount then due and payable on such Notes for principal and interest, with interest on the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, on overdue installments of interest at the rate borne by the Notes, (2) any amounts due and payable by the Issuer under the Hedge Agreements, including any breakage or termination amounts and any other amounts owed thereunder, and, in addition thereto, and (3) such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel, and all other amounts due and owing to the Indenture Trustee pursuant to Section 6.07.

(b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and Hedge Agreements and collect in the manner provided by Law out of the property of the Issuer or other obligor upon such Notes and Hedge Agreements, wherever situated, the monies adjudged or decreed to be payable.

(c) If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.04, proceed to protect and enforce its rights and the rights of the Secured Parties, by such appropriate Proceedings as the Indenture Trustee may deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by Law.

(d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, or liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of gross negligence or willful misconduct) and of the Noteholders and the Hedge Counterparties allowed in such Proceedings;

(ii) unless prohibited by applicable Law and regulations, to vote on behalf of the Holders of Notes and the Hedge Counterparties in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders, the Hedge Counterparties and the Indenture Trustee on their behalf; and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee, the Holders of Notes and the Hedge Counterparties allowed in any Proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders and the Hedge Counterparties to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders or the Hedge Counterparties, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of gross negligence or willful misconduct.

(e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder or any Hedge Counterparty any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or the Hedge Agreements or the rights of any Hedge Counterparty thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder or any Hedge Counterparty in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes and the Hedge Counterparties.

(g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Secured Parties, and it shall not be necessary to make any Noteholder or Hedge Counterparty a party to any such Proceedings.

Section 5.04 Remedies; Priorities.

(a) If an Event of Default shall have occurred and is continuing, the Indenture Trustee may, or at the written direction of the Majority Noteholders (subject to the terms hereof) shall, with notice to each Hedge Counterparty, do one or more of the following (subject to Section 5.05):

(i) declare the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon and all other amounts payable under this Indenture and the other Basic Documents to become immediately due and payable in accordance with Section 5.02;

(ii) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes and the Hedge Agreements (including any breakage or termination amounts and any other amounts owed thereunder) or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

(iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Secured Parties, including for the avoidance of doubt, the exercise of any remedies available under the Basic Documents; and

(v) sell the Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by Law; provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Collateral following an Event of Default, other than an Event of Default described in Section 5.01(a)(i) or (ii), unless (A) the Majority Noteholders consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders and the Hedge Counterparties are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest and all amounts then due under the Hedge Agreements or that would be due and payable if the Hedge Agreements were terminated on the date of such sale (including any breakage or termination amounts and any other amounts owed thereunder (or that would be owing if the Hedge Agreements were terminated on the date of such sale)) or (C) the Indenture Trustee determines that the Collateral will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared immediately due and payable, and the Indenture Trustee obtains the consent of the Noteholders holding one-hundred percent (100)% of the Outstanding Principal Balance of the Notes; provided, further, that if, as of any date of determination on which no Class A Notes are Outstanding but any other Notes are Outstanding, the Majority Noteholders will not exercise rights pursuant to this Section 5.04(a)(v) unless (i) the Notes have been accelerated in accordance with Section 5.02 and/or Section 5.04(a)(i) and (ii) no rescission of such acceleration in accordance with Section 5.02 has occurred.

(vi) In determining such sufficiency or insufficiency with respect to clauses (B) and (C) of the preceding clause (v), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose. The Indenture Trustee shall give written notice of the retention of the Collateral to each Rating Agency.

(b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall deposit such money or property to the Collection Account as Collections to be applied pursuant to Article VIII hereof.

The Indenture Trustee may fix a record date and payment date for any payment to Secured Parties pursuant to this Section 5.04. At least fifteen (15) days before such record date, the Issuer shall mail to each Secured Party a notice that states the record date, the payment date and the amount to be paid.

The Indenture Trustee shall incur no liability as a result of any sale (whether public or private) of the Collateral or any part thereof pursuant to this Section 5.04 that is conducted in a commercially reasonable manner. Each of the Issuer and the Secured Parties hereby waives any claim against the Indenture Trustee arising by reason of the fact that the price at which the Collateral may have been sold at such sale (whether public or private) was less than the price that might have been obtained otherwise, even if the Indenture Trustee accepts the first offer received and does not offer the Collateral to more than one offeree, so long as such sale is conducted in a commercially reasonable manner. Each of the Issuer and the Secured Parties hereby agrees that in respect of any sale of the Collateral pursuant to the terms hereof, the Indenture Trustee is authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable Law, or in order to obtain any required approval of the sale or of the purchaser by any governmental authority or official, and the Issuer and the Noteholders further agree that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Indenture Trustee be liable or accountable to the Issuer or any Noteholders for any discount allowed by reason of the fact that the Collateral or any part thereof is sold in compliance with any such limitation or restriction.

Section 5.05 Optional Preservation of the Assets. If the Notes have been declared to be immediately due and payable under Section 5.02 following an Event of Default or Manager Termination Event, as applicable, and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Collateral. In the event that the Indenture Trustee elects to maintain possession of the Collateral, the Indenture Trustee shall provide written notice of such election to the Rating Agencies. It is the desire of the parties hereto and the Secured Parties that there be at all times sufficient funds for the payment of principal of and interest on the Notes and payment of any amounts due under the Hedge Agreements (including any breakage or termination amounts and any other amounts owed thereunder), and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Indenture Trustee may, but need not, obtain (at the expense of the Issuer) and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

Section 5.06 Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(b) the Majority Noteholders have consented to or made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(c) such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

(d) the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(e) no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60) day period by the Majority Noteholders.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Secured Party or to obtain or to seek to obtain priority or preference over any other Secured Parties, or to enforce any right under this Indenture, except in the manner herein provided.

Section 5.07 Unconditional Rights of Hedge Counterparties and Noteholders to Receive Principal, Interest and Payments of Other Obligations. Notwithstanding any other provisions in this Indenture, (a) the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date), (b) each Hedge Counterparty shall have the right, which is absolute and unconditional, to receive payment of any obligations of the Issuer under the Hedge Agreements (including any breakage or termination amounts and any other amounts owed thereunder) on or after the respective due dates thereof expressed in the applicable Hedge Agreement or in this Indenture, and (c) each Noteholder and Hedge Counterparty shall have the right to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder or the Hedge Counterparties.

Section 5.08 Restoration of Rights and Remedies. If the Indenture Trustee, any Noteholder or any Hedge Counterparty has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee, to such Noteholder or to such Hedge Counterparty, then and in every such case the Issuer, the Indenture Trustee, the Noteholders and the Hedge Counterparties shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the Noteholders and the Hedge Counterparties shall continue as though no such Proceeding had been instituted.

Section 5.09 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, to the Noteholders or to the Hedge Counterparties is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by Law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at Law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, any Holder of any Note or, except as expressly provided in the applicable Hedge Agreement, any Hedge Counterparty to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by Law to the Indenture Trustee, to the Noteholders or to the Hedge Counterparties may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, by the Noteholders or by the Hedge Counterparties, as the case may be.

Section 5.11 Control by Noteholders. The Majority Noteholders shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

(a) such direction shall not be in conflict with any rule of Law or with this Indenture or any Series Supplement;

(b) such rights shall be subject to the express terms of Section 5.04(a)(v);

(c) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Collateral pursuant to such Section, then any written direction to the Indenture Trustee by Holders of Notes representing less than one hundred percent (100%) of the Outstanding Principal Balance of the Controlling Securities to sell or liquidate the Collateral shall be of no force and effect;

(d) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction; and

(e) the Majority Noteholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might adversely affect the rights of any Noteholders not consenting to such action or the rights of any Hedge Counterparties.

Section 5.12 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Majority Noteholders may waive any past Default or Event of Default or past Manager Termination Event and their respective consequences except a Default or Event of Default (a) in payment of principal of or interest of any of the Notes (other than with respect to any Class of Notes not constituting the Controlling Securities), (b) arising under any Hedge Agreement, (c) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note, or (d) occurring as a result of an event specified in Section 5.01(a)(i), (ii), (v) or (vi). In the case of any such waiver, the Issuer, the Indenture Trustee, the Holders of the Notes and the Hedge Counterparties shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default, Event of Default or Manager Termination Event or impair any right consequent thereto.

Upon any such waiver, such Default, Event of Default or Manager Termination Event shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default, Event of Default or Manager Termination Event or impair any right consequent thereto. The Indenture Trustee shall promptly give written notice of any such waiver to each Rating Agency.

Section 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Holder of a Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and reasonable expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by the Majority Noteholders or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

Section 5.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension Law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such Law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such Law had been enacted.

Section 5.15 Action on Notes or Hedge Agreements. The Indenture Trustee’s right to seek and recover judgment on the Notes, the Hedge Agreements or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee, the Noteholders or the Hedge Counterparties shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

Section 5.16 Performance and Enforcement of Certain Obligations.

(a) The Issuer shall take all such lawful action as the Indenture Trustee, at the direction of the Majority Noteholders, shall request to compel or secure the performance and observance by any of the Related Entities of their respective obligations under or in connection with the Basic Documents, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Basic Documents to the extent and in the manner directed by the Indenture Trustee, at the direction of the Majority Noteholders.

(b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing) of the Majority Noteholders shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Presidio Parties under or in connection with the Basic Documents, and to give any consent, request, notice, direction, approval, extension or waiver under the Basic Documents, as the case may be, and any right of the Issuer without that direction to take such action shall be suspended.

ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.01 Duties of Indenture Trustee.

(a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except as directed in writing by the Majority Noteholders, any other percentage of Noteholders required hereby or during the continuance of an Event of Default:

(i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Basic Documents to which it is a party and no implied covenants or obligations shall be read into this Indenture or such other Basic Documents against the Indenture Trustee; and

(ii) in the absence of gross negligence or willful misconduct on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, in the case of certificates or opinions specifically required by any provision of this Indenture to be furnished to it, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c) The Indenture Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by the Indenture Trustee unless it is proved that the Indenture Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

(d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to this Section 6.01 and Section 6.02.

(e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f) Money held on behalf of the Noteholders by the Indenture Trustee need not be segregated from other funds except to the extent required by Law or the terms of this Indenture or the Management Services Agreement.

(g) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee to perform, or be responsible for the performance of, any of the obligations of the Manager or the Back-up Manager under this Indenture or the Basic Documents.

(h) The Indenture Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof or otherwise to monitor the perfection, continuation of perfection or the sufficiency or validity of any security interest related to the Collateral, (ii) to see to any insurance or (iii) subject to the other provisions of this Indenture and the Basic Documents, to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral.

(i) The Indenture Trustee shall not be charged with knowledge of any Default, Event of Default, Manager Termination Event, Material Event or breach of representation or warranty unless either (1) a Responsible Officer of the Indenture Trustee shall have actual knowledge of such Default, Event of Default or breach of representation or warranty or (2) written notice of such Default, Event of Default or breach of representation or warranty shall have been given to a Responsible Officer of the Indenture Trustee in accordance with the provisions of this Indenture. For the avoidance of doubt, receipt by the Indenture Trustee of a Payment Date Report shall not constitute actual knowledge of any breach of representation or warranty.

Section 6.02 Rights of Indenture Trustee.

(a) The Indenture Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person.

(b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate of the Issuer or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.

(c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed absent gross negligence or willful misconduct by it hereunder.

(d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the Indenture Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e) The Indenture Trustee may consult with counsel (which may be counsel to the Issuer, the Noteholders and/or the Hedge Counterparties), accountants and other experts of its own selection, and the advice or opinion of such counsel, accountants and other experts with respect to legal or other matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel, accountants and other experts.

(f) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto or to honor the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the reasonable costs, expenses, disbursements, advances and liabilities which might be incurred by it, its agents and its counsel in compliance with such request or direction.

(g) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (including electronic communications), unless requested in writing to do so by the Holders of Notes representing at least 25% of any Class of Notes; provided that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require indemnity satisfactory to the Indenture Trustee in its reasonable discretion against such cost, expense or liability as a condition to taking any such action.

(h) The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture or any other Basic Document to which it is a party shall not be construed as a duty or obligation, and the Indenture Trustee shall not be answerable under this Indenture or any other Basic Document to which it is a party for anything other than its gross negligence or willful misconduct in the performance of such act.

(i) The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and each agent, custodian and other Person engaged by the Indenture Trustee to act hereunder. In connection with its actions under any other Basic Document to which it is a party, the Indenture Trustee shall also be afforded all of the rights, privileges, protections, immunities and benefits given to it herein, including, without limitation, its right to be indemnified, as if set forth in full therein, mutatis mutandis.

(j) In no event shall the Indenture Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, strikes, work stoppages, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics, pandemics or quarantines, and interruptions, loss or malfunctions of utilities, communications or computer (hardware or software) systems and services, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; it being understood that the Indenture Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(k) In no event shall the Indenture Trustee be liable (i) for special, consequential, indirect or punitive damages (including lost profits), (ii) for the acts or omissions of its nominees, correspondents, clearing agencies or securities depositories and (iii) for the acts or omissions of brokers or dealers even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) In no event shall the Indenture Trustee be liable for the failure to perform its duties hereunder if such failure is a direct or proximate result of another party’s failure to perform its obligations hereunder.

(m) As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Indenture Trustee shall be entitled to receive and may for all purposes hereof conclusively rely on a certificate, signed by a Responsible Officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Indenture Trustee for any action taken or omitted to be taken by it in good faith reliance thereon.

(n) Any Opinion of Counsel requested by the Indenture Trustee shall be an expense of the party requesting the Indenture Trustee to act or refrain from acting or otherwise shall be an expense of the Issuer.

(o) The Indenture Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Indenture Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian, (ii) using Affiliates to effect transactions in certain investments (if directed) and (iii) effecting transactions in certain investments (if directed). Such compensation shall not be considered an amount that is reimbursable or payable to the Indenture Trustee as part of the compensation hereunder.

(p) Neither the Indenture Trustee nor the Issuer shall be responsible for the acts or omissions of the other, it being understood that this Indenture shall not be construed to render them partners, joint venturers or agents (unless expressly set forth herein) of one another.

(q) The Indenture Trustee shall not have any obligation or liability to take any action or to refrain from taking any action hereunder that requires written direction in the absence of such written direction as provided hereunder.

(r) The Indenture Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder.

(s) The Indenture Trustee may, from time to time, request that the Issuer deliver a certificate (upon which the Indenture Trustee may conclusively rely) setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or any other Basic Document together with a specimen signature of such authorized officers; provided, however, that from time to time, the Issuer may, by delivering to the Indenture Trustee a revised certificate, change the information previously provided by it pursuant to this Section 6.02(s), but the Indenture Trustee shall be entitled to conclusively rely on the then current certificate until receipt of a superseding certificate.

(t) Except for notices, reports and other documents expressly required to be furnished to the Holders or the Hedge Counterparties by the Indenture Trustee hereunder, the Indenture Trustee shall not have any duty or responsibility to provide any Holder with any information concerning the transaction contemplated hereby, the Issuer, the servicer or any other parties to any other Basic Document which may come into the possession of the Indenture Trustee or any of its officers, directors, employees, representatives or attorneys in fact.

(u) If at any time the Indenture Trustee is served with any arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process which in any way affects this Indenture, the Notes, the Collateral or any part thereof or funds held by it (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions), it shall be authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Indenture Trustee complies with any such arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process, the Indenture Trustee shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, award, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(v) The Indenture Trustee shall not have any obligation to monitor compliance by the Issuer of its obligations under or with respect to any Hedge Agreement.

Section 6.03 Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

Section 6.04 Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.

Section 6.05 Notice of Material Event. Unless provided by Issuer (or the Manager on its behalf) on an earlier date, if a Material Event occurs and is continuing and if it is actually known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder, each Hedge Counterparty, the Back-Up Manager and each Rating Agency notice of the Material Event within five (5) days after receipt of such actual knowledge.

Section 6.06 Reports by Indenture Trustee. The Indenture Trustee shall make available within a reasonable period of time after the end of each calendar year to each Noteholder and each Hedge Counterparty such information furnished to the Indenture Trustee as may be required to enable such Holder or such Hedge Counterparty to prepare its federal and state income tax returns. On or before each Payment Date, the Indenture Trustee will post a copy of the statement or statements provided to the Indenture Trustee pursuant to Section 8.08 hereof with respect to the applicable Payment Date on its internet website promptly following its receipt thereof, for the benefit of the Noteholders, the Hedge Counterparties and Rating Agencies, and upon written request provide a copy thereof to each Hedge Counterparty and the Rating Agencies. The Indenture Trustee will post copies of the items provided to the Indenture Trustee pursuant to Section 7.01 hereof and the Reserve Report provided pursuant to Section 8.05 hereof on its internet website promptly following its receipt thereof, for the benefit of the Noteholders, the Hedge Counterparties and Rating Agencies, and upon written request provide a copy thereof to each Hedge Counterparty and the Rating Agencies. The Indenture Trustee’s internet website shall initially be located at “https://sfvault.umb.com”. The Indenture Trustee may change the way the statements and information are posted or distributed in order to make such distribution more convenient and/or accessible for such Noteholders, the Hedge Counterparties and the Rating Agencies, and the Indenture Trustee shall provide on the website timely and adequate notification to all parties regarding any such change.

Section 6.07 Compensation and Indemnity. The Issuer shall pay to the Indenture Trustee from time to time reasonable compensation for its services as agreed between the Issuer and the Indenture Trustee in writing from time to time (including as set forth in the Indenture Trustee Fee Letter). The Indenture Trustee’s compensation shall not be limited by any Law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee for all reasonable and documented out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable and documented compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts; provided that reimbursement for expenses and disbursements of any legal counsel to the Indenture Trustee may be subject to any limitations separately agreed upon in writing before the date hereof between the Manager and the Indenture Trustee. The Issuer shall indemnify the Indenture Trustee for, and hold it and its officers, directors, employees, representatives and agents harmless against any and all loss, liability, claim, damage or expense (including reasonable and documented legal and consulting fees and expenses and including, without limitation, any legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit brought) by the Indenture Trustee of any indemnification or other obligation of the Issuer or the Manager) incurred by it in connection with the administration of this Indenture and the performance of its duties hereunder, including with respect to any Environmental Liabilities, compliance with Environmental Laws and the generation, use, presence or release of Hydrocarbons or Hazardous Substances. The Indenture Trustee shall, to the extent practicable and not prohibited by a court order or other operation of law, notify the Issuer and the Manager promptly of any claim of which the Indenture Trustee has received written notice for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Manager shall not relieve the Issuer or the Manager of its obligations hereunder. The Issuer shall defend any such claim, and the Indenture Trustee may have separate counsel in connection with the defense of any such claim and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct or gross negligence.

The Issuer’s payment obligations to the Indenture Trustee pursuant to this Section shall survive the resignation or removal of the Indenture Trustee and the discharge of this Indenture. When the Indenture Trustee incurs fees or expenses after the occurrence of a Default specified in Section 5.01(a)(v) or 5.01(a)(vi) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar Law.

Section 6.08 Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time with thirty (30) days’ prior written notice by so notifying the Issuer (with a copy to each Rating Agency, the Noteholders and each Hedge Counterparty). The Majority Noteholders may remove the Indenture Trustee with thirty (30) days’ prior written notice by so notifying the Indenture Trustee, the Hedge Counterparties and Holdings and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

(a) the Indenture Trustee fails to comply with Section 6.11;

(b) the Indenture Trustee is adjudged bankrupt or insolvent;

(c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(d) the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly use commercially reasonable efforts to appoint a successor Indenture Trustee acceptable to the Majority Noteholders (the consent of such Majority Noteholders not to be unreasonably withheld, delayed or conditioned) and the Majority Hedge Counterparties (provided that, if the Indenture Trustee has been removed pursuant to this Section 6.08, the consent of all Hedge Counterparties shall be required) (the consent of such Hedge Counterparties under this paragraph not to be unreasonably withheld, delayed or conditioned), and shall notify Holdings and each Rating Agency of such appointment; provided, that if a Material Event has occurred and is continuing or if the Issuer has not appointed a replacement Indenture Trustee within thirty (30) days of the resignation or removal of the Indenture Trustee other than as a result of the failure of the Majority Noteholders and Majority Hedge Counterparties or Hedge Counterparties, as applicable, to have reasonably consented, the Majority Noteholders shall appoint the successor Indenture Trustee reasonably acceptable to the Hedge Counterparties (it being understood that U.S. Bank Trust Company, National Association or Wilmington Trust, National Association shall be deemed reasonably acceptable).

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Issuer, the Majority Noteholders and each Hedge Counterparty. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders and the Hedge Counterparties. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within thirty (30) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Majority Noteholders may, at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any Noteholder or any Hedge Counterparty may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.08, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

Section 6.09 Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Indenture Trustee; provided that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide Holdings, each Rating Agency and each Hedge Counterparty with prior written notice of any such transaction.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture.

Section 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any Legal Requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and each Hedge Counterparty, such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

(b) Every separate trustee and co-trustee shall, to the extent permitted by Law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any Law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by Law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by Law, without the appointment of a new or successor trustee.

Section 6.11 Eligibility; Disqualification. The Indenture Trustee shall have a combined capital and surplus of at least $500,000,000 as set forth in its most recent published annual report of condition, and the issuer rating of the Indenture Trustee shall be at least A- (or equivalent) by one of the Rating Agencies or one other NRSRO.

Section 6.12 Representations and Warranties of the Indenture Trustee. The Indenture Trustee hereby makes the following representations and warranties on which the Issuer, the Noteholders and the Hedge Counterparties shall rely:

(a) the Indenture Trustee is a national banking association duly organized and validly existing under the Laws of the jurisdiction of its formation;

(b) the Indenture Trustee has full power, authority and legal right to execute, deliver, and perform this Indenture and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Indenture;

(c) the execution, delivery and performance by the Indenture Trustee of this Indenture (i) shall not violate any provision of any Law or regulation governing the banking and trust powers of the Indenture Trustee or any order, writ, judgment or decree of any court, arbitrator, or governmental authority applicable to the Indenture Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or bylaws of the Indenture Trustee and (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Collateral pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have a materially adverse effect on the Indenture Trustee’s performance or ability to perform its duties under this Indenture or on the transactions contemplated in this Indenture;

(d) no consent, license, approval or authorization of, or filing or registration with, any governmental authority, bureau or agency is required to be obtained that has not been obtained by the Indenture Trustee in connection with the execution, delivery or performance by the Indenture Trustee of the Basic Documents; and

(e) this Indenture has been duly executed and delivered by the Indenture Trustee and constitutes the legal, valid and binding agreement of the Indenture Trustee, enforceable in accordance with its terms.

ARTICLE VII

INFORMATION REGARDING THE ISSUER

Section 7.01 Financial and Business Information.

(a) Annual Statements — The Issuer shall deliver, or cause the Manager to deliver, to the Indenture Trustee, within one hundred and twenty (120) days after the end of each fiscal year of the Issuer, commencing with the fiscal year ended December 31, 2026, duplicate copies of the audited consolidated financial statements of the Issuer and its consolidated subsidiaries (it being understood that the audited consolidated financial statements for the fiscal year ending December 31, 2026 shall cover the period commencing on the first of the month immediately following the month in which the Second A&R Date occurs and ending on December 31, 2026); provided, that upon receipt of such consolidated financial statements, the Indenture Trustee shall promptly make them available to Noteholders, the Hedge Counterparties, the Back-Up Manager and the Rating Agencies on the Indenture Trustee’s internet website.

(b) Quarterly Statements — The Issuer shall deliver, or cause the Manager to deliver, to the Indenture Trustee, within sixty (60) days after the end of the first three calendar quarters of each quarterly fiscal period in each fiscal year of the Issuer (and, for each calendar quarter of each fiscal year for PIHC with respect to the financial statements of PIHC and its consolidated subsidiaries), commencing with the fiscal quarter of the Issuer and PIHC, as applicable, ended June 30, 2026, duplicate copies of the following reports; provided, that upon receipt of such reports, the Indenture Trustee shall promptly make them available to Noteholders, the Hedge Counterparties, the Back-Up Manager and the Rating Agencies on the Indenture Trustee’s internet website:

(i) an unaudited consolidated balance sheet of the Issuer and its consolidated subsidiaries (and the unaudited consolidated financial statements of PIHC and its consolidated subsidiaries) as at the end of such quarter, and

(ii) unaudited consolidated statements of income, changes in shareholders’ equity and cash flows of the Issuer and its consolidated subsidiaries (and the unaudited consolidated statements of income, changes in shareholders’ equity and cash flows of PIHC and its consolidated subsidiaries), for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, in each case setting forth, starting with the fiscal quarter ended June 30, 2026, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Issuer (or PIHC, as applicable) as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments.

(c) Notice of Material Events — The Issuer shall deliver, or cause the Manager to deliver, to the Indenture Trustee, promptly, and in any event within five (5) Business Days after a Responsible Officer of any Related Entity becomes aware of the existence of (i) any Material Event, (ii) any material breach or default under any Basic Document, (iii) any event that could reasonably be expected to cause a Material Adverse Effect or (iv) information that any Person has given any notice or taken any action with respect to a claimed default hereunder, an Officer’s Certificate specifying the nature and period of existence and what action the Issuer is taking or proposes to take with respect thereto; provided that upon receipt of such Officer Certificate, the Indenture Trustee shall promptly make such Officer Certificate available to Noteholders, the Hedge Counterparties and the Rating Agencies on the Indenture Trustee’s internet website. The Issuer shall, at the Issuer’s expense (in accordance with Section 8.06(a) or (c), as applicable), promptly provide the Indenture Trustee, the Majority Noteholders, each Hedge Counterparty, the Manager (or Back-up Manager) and the Rating Agencies with such additional information as any such party may reasonably request from time to time in connection with the matters so reported, and the actions so taken or contemplated to be taken.

(d) Notices from Governmental Body — The Issuer shall deliver, or cause the Manager to deliver, to the Indenture Trustee, each Noteholder and each Hedge Counterparty promptly, and in any event within fifteen (15) days after receipt thereof, copies of any material notice to the Issuer from any Governmental Body (with a copy to each Rating Agency) relating to any order, ruling, statute or other Law or regulation.

(e) Notices under Material Agreements — The Issuer shall deliver, or cause the Manager to deliver, to the Indenture Trustee, each Noteholder, each Rating Agency, the Back-Up Manager and each Hedge Counterparty promptly, and in any event within fifteen (15) days after delivery or receipt by the Issuer (or, in the case of clause (i), after the expiration of such period), copies of all notices of (i) default or suspension of performance which lasts for more than fifteen (15) Business Days (that is not cured or remedied in such period), (ii) Force Majeure Event, (iii) termination and (iv) event of default, in each case of the foregoing clauses (i) through (iv), given or received pursuant to or in respect of any material agreement to which it is a party or any other material notices given or received pursuant to or in respect of any material agreement to which it is a party.

(f) Payment Date Compliance Certificates — On or before the second (2nd) Business Day prior to each Payment Date, the Issuer shall deliver to the Indenture Trustee, the Majority Noteholders, each other Holder, each Hedge Counterparty and each Rating Agency rating, an Officer’s Certificate to the effect that, except as provided in a notice delivered pursuant to Section 7.01(c), no Material Event or potential Material Event has occurred and is continuing (each, a “Payment Date Compliance Certificate”).

(g) Consolidated Tangible Net Worth Certificate -- together with the delivery of the financial statements delivered pursuant to Section 7.01(a) and Section 7.01(b) (for the first three fiscal quarters of each year), the Issuer shall deliver to the Indenture Trustee, each Noteholder, the Back-Up Manager and each Hedge Counterparty, a certificate setting forth the Consolidated Tangible Net Worth for PIHC as of the date of such financial statements.

(h) Annual AUP. The Issuer shall engage the Verification Agent (which engagement may be the Back-Up Manager in its sole discretion) to perform an agreed upon procedures audit (an “AUP”) on an agreed-upon sample of Payment Date Reports for each twelve-month period, with the first such AUP covering the period commencing on the Cutoff Date and ending on the Payment Date occurring in December 2026. The Verification Agent shall be required to complete each such AUP within 120 days of the initial period and each following twelve-month period. The Issuer shall provide such AUP (i) to the Indenture Trustee, (ii) to the Back-Up Manager and (iii) upon request and subject to compliance with the Verification Agent’s requirements, to each Noteholder and Hedge Counterparty.

Section 7.02 Visitation. Each Presidio Party shall permit the representatives of each Noteholder as follows:

(a) No Event of Default or Manager Termination Event — if no Event of Default or Manager Termination Event has occurred, the Issuer shall permit the representatives of each Holder to visit and inspect the offices or properties of the Presidio Parties, to examine all its books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with employees and accountants deemed appropriate in management’s discretion, all at such times as may be reasonably requested in writing; provided, however, that each Holder shall use reasonable efforts to coordinate its visit with the visits of other noteholders; provided, further, in no event shall the Issuer be required to permit the representatives of a Holder to visit more than one (1) time in any twelve-month period pursuant to this Section 7.02(a). Any visits contemplated by this Section 7.02(a) shall be at the expense of the Issuer (provided that the Issuer shall only be obligated to reimburse the reasonable travel expenses of any Noteholder and its Affiliates (together as a group per Noteholder group) up to $15,000 per calendar year.)

(b) Event of Default or Manager Termination Event — if an Event of Default or Manager Termination Event has occurred and is continuing, at the expense of the Presidio Parties, to visit and inspect any of the offices or properties of the Presidio Parties as such offices and properties relate to the Assets (including the management and operation of the Assets) or any of the Issuer, the Manager or the Operator and to discuss the Assets or the affairs, finances and accounts of the Presidio Parties (to the extent of any Presidio Party’s interactions and dealings with the Assets) with their respective employees (deemed appropriate in management’s discretion) and independent public accountants (and by this provision PIHC authorizes said accountants to discuss the affairs, finances and accounts to the extent related to any Presidio Party’s interactions and dealings with the Assets), all at such times during normal business hours in coordination with PIHC, as often as may be reasonably requested.

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01 Deposit of Collections. The Issuer, or the Manager on its behalf, shall direct (i) that all payments of Collections be made to the Collection Account, (ii) that Manager and Operator shall be permitted to retain payments with respect to the Assets in accordance with and for the time periods specified in the Management Services Agreement and the Master Joint Operating Agreement, and (iii) that Hedge Posted Collateral shall not be deposited in the Collection Account. The Issuer, and in the event any Collections are received by any Affiliate of the Issuer, including the Manager, if applicable, shall remit or cause such Affiliate to remit, to the Operator Account within two (2) Business Days of receipt and identification thereof all Collections received with respect to the Assets (other than the net proceeds from any Hedge Agreement). The Operator shall remit, and in the event any net proceeds are received by any Affiliate of the Operator, including the Manager, if applicable, shall remit or cause such affiliate to remit, all net proceeds received from any Hedge Agreement and the proceeds of permitted Collateral dispositions to the Collection Account within two (2) Business Days of receipt and identification. In accordance with the terms of the Indenture, the Master Joint Operating Agreement and the Management Services Agreement: with respect to any Payment Date, (a) not later than the fifth (5th) Business Day of the calendar month in which such Payment Date occurs (the “Remittance Date”), the Operator will remit from the Operator Account to the Collection Account an amount equal to (i) the sum of all Collections received with respect to the Assets in the prior calendar month, net of all estimated Permitted Amounts, multiplied by (ii) sixty percent (60%) (such product, the “Monthly Remittance Amount”, and the remaining amount in the Operator Account that constitute Collections received in the prior calendar month, the “Remaining Balance”); and (b) not later than the second (2nd) Business Day prior to the Payment Date, the Operator will remit from the Operator Account to the Collection Account an amount equal to (i) the Remaining Balance, minus (ii) the Permitted Amounts; provided that the Permitted Amounts with respect to a particular Payment Date shall not be duplicative of any costs, expenses or other amounts that were accounted for with respect to a prior Payment Date. Notwithstanding anything contained herein to the contrary, the Indenture Trustee and the Paying Agent shall be authorized to accept instructions from the Manager (which shall be in writing) on behalf of the Issuer on any applicable Business Day regarding withdrawals or order transfers of funds from the Collection Account, to the extent such funds have been mistakenly deposited into the Collection Account (including without limitation funds representing amounts due and payable on assets not part of the Assets). In the case of any withdrawal or transfer pursuant to the foregoing sentence, the Manager, on behalf of the Issuer, shall provide the Noteholders, the Hedge Counterparties, the Indenture Trustee and the Paying Agent with notice of such withdrawal or transfer, together with reasonable supporting details regarding such withdrawal or transfer and the mistaken deposit related thereto, on such date of withdrawal to be delivered by the Manager, on behalf of the Issuer (or in such earlier written notice as may be required by the Indenture Trustee from the Manager, on behalf of the Issuer, from time to time). Notwithstanding anything therein to the contrary, the Indenture Trustee and the Paying Agent shall be entitled to make withdrawals or order transfers of funds from the Collection Account, in the amount of all reasonable and appropriate out-of-pocket costs and expenses incurred by the Indenture Trustee or the Paying Agent in connection with any misdirected funds described in the second foregoing sentence.

Section 8.02 Establishment of Accounts.

(a) (i) The Issuer, for the benefit of the Secured Parties, shall cause to be established and maintained with the Securities Intermediary a non-interest bearing trust account on behalf of the Indenture Trustee and in the name of the Indenture Trustee an Eligible Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. The Issuer, for the benefit of the Secured Parties, shall deposit, or cause its Affiliate to deposit, any and all funds received pursuant to any Hedge Agreement into the Collection Account other than Hedge Posted Collateral, which shall be deposited into a Hedge Collateral Account.

(ii) The Issuer, for the benefit of the Secured Parties, shall cause to be established and maintained with the Securities Intermediary a non-interest bearing trust account on behalf of the Indenture Trustee and in the name of the Indenture Trustee an Eligible Account (the “Liquidity Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties.

(iii) The Issuer, for the benefit of the Secured Parties, may from time to time by written direction to the Indenture Trustee cause to be established and maintained with the Securities Intermediary one or more accounts or sub-accounts on behalf of the Indenture Trustee and in the name of the Indenture Trustee one or more Eligible Accounts (the “Hedge Collateral Accounts”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties; provided, however, that any Hedge Posted Collateral deposited in such accounts shall be held therein in accordance with the terms of the applicable Hedge Agreement. The Manager shall have the power to instruct the Indenture Trustee in writing to establish the Hedge Collateral Accounts and to make withdrawals and returns from the Hedge Collateral Accounts for the purpose of permitting the Issuer to carry out its respective duties under the applicable Hedge Agreement. Notwithstanding anything contained herein to the contrary, the parties hereby acknowledge and agree that a Hedge Counterparty’s right to the return of any excess Hedge Posted Collateral, as determined in accordance with the terms of the relevant Hedge Agreement, and held in a Hedge Collateral Account, shall be senior in all respects to any rights or interests of the Indenture Trustee in such Hedge Collateral Account for the benefit of the Secured Parties, and the Manager shall not direct the Indenture Trustee to withdraw any amounts from any Hedge Collateral Accounts unless the Issuer is permitted to do so pursuant to the terms of the applicable Hedge Agreement and as directed in writing by the Issuer or Manager (the Indenture Trustee shall be entitled to rely upon any such written direction as conclusive evidence of such compliance with the relevant Hedge Agreement).

(iv) The Issuer, for the benefit of the Secured Parties, shall cause to be established and maintained with the Securities Intermediary the P&A Reserve Account.

(v) Commencing on the Second A&R Date, the Issuer shall direct all amounts in the Non-Operated Proceeds Account (as defined in the First A&R Indenture) to be swept to the Collection Account, and within sixty (60) days following the Second A&R Date, the Issuer, the Securities Intermediary and the Indenture Trustee shall close the Non-Operated Proceeds Account. For the avoidance of doubt, prior to the termination of the Non-Operated Proceeds Account, the Issuer may direct or cause the revenue generated from the Non-Operated Working Interests to be deposited to either the Operator Account or the Non-Operated Proceeds Account.

(vi) The Issuer shall cause to be established or shall otherwise designate a non-interest bearing trust account on behalf of, and in the name of, the Indenture Trustee, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties (the “Excess Amount Trust Account”). The Issuer shall execute any document requested by the Indenture Trustee in order to establish and designate such account.

(b) Funds on deposit in each (i) Collection Account, (ii) the Liquidity Reserve Account, (iii) the Excess Amount Trust Account and (iv) the P&A Reserve Account (collectively the “Issuer Accounts”) shall be invested by the Securities Intermediary on behalf of the Indenture Trustee in Permitted Investments selected by the Manager. In the absence of written direction from the Manager, such funds shall remain uninvested. All such Permitted Investments shall be held by the Securities Intermediary on behalf of the Indenture Trustee for the benefit of the Secured Parties; provided that on each Payment Determination Date all interest and other Investment Earnings on funds on deposit in the Issuer Accounts shall be deposited into the Collection Account and shall be deemed to constitute a portion of Available Funds for the related Payment Date. Other than as permitted by the Majority Noteholders, funds on deposit in the Issuer Accounts shall be invested in Permitted Investments that will mature (A) not later than the Business Day immediately preceding the next Payment Date or (B) on or before 10:00 a.m. on such next Payment Date if such investment is held in the corporate trust department of the institution with which the Issuer Accounts are maintained and is invested either (i) in a time deposit of the Indenture Trustee with a rating of at least “BBB” from Fitch (or if Fitch no longer maintains a rating on any Series of Notes, a rating of at least “BBB” (or equivalent) from a Rating Agency) (such account being maintained within the corporate trust department of the Indenture Trustee), or (ii) in the Indenture Trustee’s common trust fund so long as such fund has a rating of at least “BBB” from Fitch (or if Fitch no longer maintains a rating on any Series of Notes, a rating of at least “BBB” (or equivalent) from a Rating Agency); and provided that Permitted Investments shall be available for redemption and use by the Indenture Trustee on the relevant Payment Date. In no event shall the Indenture Trustee be held liable for investment losses in Permitted Investments pursuant to this Section 8.02(b), except in its capacity as obligor thereunder.

(c) (i) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Issuer Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Collateral. The Issuer Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Secured Parties. If, at any time, any of the Issuer Accounts ceases to be an Eligible Account, the Paying Agent on behalf of the Indenture Trustee shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which the Majority Noteholders may consent) establish a new Issuer Account as an Eligible Account and shall transfer any cash and/or any investments to such new Issuer Account. The Indenture Trustee, Paying Agent or the other Person holding the Issuer Accounts as provided in this Section 8.02(c)(i) shall be the “Securities Intermediary.” On the date hereof, the Securities Intermediary is the Indenture Trustee. If the Securities Intermediary shall be a Person other than the Indenture Trustee or the Paying Agent on its behalf, the Manager shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 8.02.

(ii) The Securities Intermediary agrees and acknowledges, by its acceptance hereof, that:

(1) The Issuer Accounts are “securities accounts” within the meaning of Section 8-501 of the New York UCC and are accounts to which Financial Assets will be credited, and the Securities Intermediary is a “securities intermediary” within the meaning of Section 8-102(a)(14) of the New York UCC.

(2) All securities or other property underlying any Financial Assets credited to the Issuer Accounts shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any of the Issuer Accounts be registered in the name of the Issuer or the Manager, payable to the order of the Issuer or the Manager or specially indorsed to the Manager or Holdings except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

(3) All property delivered to the Securities Intermediary pursuant to this Indenture will be promptly credited to the appropriate Issuer Account.

(4) Each item of property (whether investment property, Financial Asset, security, instrument or cash) credited to an Issuer Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the New York UCC.

(5) If at any time the Securities Intermediary shall receive any order from the Indenture Trustee or the Manager directing transfer or redemption of any Financial Asset or any other entitlement order relating to the Issuer Accounts the Securities Intermediary shall comply with such entitlement order without further consent by the Issuer, the Manager or any other Person.

(6) The Issuer Accounts shall be governed by the Laws of the State of New York, regardless of any provision in any other agreement. For purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Issuer Accounts (as well as the securities entitlements (as defined in Section 8-102(a)(17) of the UCC) related thereto) shall be governed by the Laws of the State of New York.

(7) The Securities Intermediary has not entered into, and until the termination of this Indenture will not enter into, any agreement with any other person relating to the Issuer Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other person and the Securities Intermediary has not entered into, and until the termination of this Indenture will not enter into, any agreement with the Issuer, the Manager or the Indenture Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 8.02(c)(ii)(5) hereof.

(8) Except for the claims and interest of the Indenture Trustee and of the Issuer in the Issuer Accounts and as otherwise provided for in Section 8.02(a)(iv) with respect to the Hedge Counterparty(ies), the Securities Intermediary knows of no claim to, or interest in, the Issuer Accounts or in any Financial Asset credited thereto. If any other person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Issuer Accounts or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Indenture Trustee, each Rating Agency, the Manager and the Issuer thereof.

(9) The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Issuer Accounts or any Issuer Account Property simultaneously to each of the Manager and the Indenture Trustee.

(10) The Securities Intermediary (1) shall be a corporation or national bank that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity hereunder, (2) shall not be an Affiliate of the Issuer, (3) shall have a combined capital and surplus of at least U.S.$500,000,000, (4) shall be subject to supervision or examination by United States federal or state authority and (5) shall have a rating of at least “Baa1” or better by Moody’s, “A-” or better by S&P, and “A-” or better by Fitch (if such entity is rated by Fitch).

(11) The Securities Intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to any Issuer Account.

(12) The Securities Intermediary shall not change the name or the account number of any Issuer Account without the prior written consent of the Indenture Trustee (acting at the written direction of the Majority Noteholders).

(13) The Securities Intermediary shall not be a party to any agreement that is inconsistent with this Indenture, or that limits or conditions any of its obligations under this Indenture. The Securities Intermediary shall not take any action inconsistent with the provisions of this Indenture applicable to it.

(14) Each item of property credited to each Issuer Account shall not be subject to, and the Securities Intermediary hereby waives, any security interest, lien, claim, encumbrance, or right of setoff in favor of the Securities Intermediary or anyone claiming through the Securities Intermediary (other than the Indenture Trustee).

(15) For purposes of Article 8 of the UCC, the jurisdiction of the Securities Intermediary with respect to the Collateral shall be the State of New York.

(16) It is the intent of the Indenture Trustee and the Issuer that each Issuer Account shall be a securities account on behalf of the Indenture Trustee for the benefit of the Noteholders and each Hedge Counterparty and not an account of the Issuer.

(17) The “account agreement” (within the meaning of the Hague Securities Convention) establishing the Issuer Accounts is governed solely by the law of the State of New York and the law of the State of New York shall govern all issues specified in Article 2(1) of the Hague Securities Convention.

(iii) The Manager shall have the power to instruct the Paying Agent on behalf of the Indenture Trustee in writing to make withdrawals and payments from the Issuer Accounts for the purpose of permitting the Manager to carry out its respective duties under the Management Services Agreement or hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture; provided that the Indenture Trustee shall have no responsibility for monitoring the Manager’s duties and shall rely exclusively on such written direction to determine if a withdrawal or payment should be made.

Section 8.03 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Indenture Trustee may take such action, and will take any such action as it is directed in writing to take by the Majority Noteholders, as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.04 Asset Disposition Proceeds. In the event that the Issuer shall sell, transfer or otherwise dispose of any Assets in a Permitted Disposition or purchased by the Manager from the Issuer pursuant to Section 2(c) of the Management Services Agreement, the Issuer shall, subject to Section 8.06(e) and Section 9.01(a)(ix), instruct the Paying Agent on behalf of the Indenture Trustee in writing to deposit the net proceeds of such disposition (“Asset Disposition Proceeds”) into the Collection Account.

Section 8.05 Reserve Reports. The Issuer will be required to deliver, or to cause the Manager to deliver, to the Indenture Trustee, the Back-up Manager, each Hedge Counterparty and each Rating Agency (a) an updated Reserve Report within ninety (90) days after the commencement of each calendar year (beginning the calendar year ending December 31, 2026), (b) an updated Reserve Report within forty-five (45) days of any Permitted Dispositions or combination of related Permitted Dispositions of an aggregate amount of Assets exceeding 5% of the PV-10 of the Assets as of the Second A&R Date, (c) an updated Reserve Report as required by Section 9.02(e) and (d) commencing in 2026, an updated Reserve Report within ninety (90) days after June 30th of each year (or, if such day is not a Business Day, the next succeeding Business Day), it being understood that any such updated Reserve Report may be the same report as the most recently delivered Reserve Report, rolled forward by or under the supervision of the chief engineer or vice president – engineering (or similarly titled position) of the Manager and, to the extent the Issuer, or the Manager or the Operator on the Issuer’s behalf, in its discretion obtains an updated Reserve Report prior to any otherwise scheduled annually (or, commencing in 2027, semi-annually) updated Reserve Report, the Issuer, or the Manager on the Issuer’s behalf, will be required to deliver each such updated Reserve Report to such persons promptly upon its receipt thereof. The Reserve Report shall be prepared by or under the supervision of the chief engineer or vice president – engineering (or similarly titled position) of the Manager, who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with generally accepted petroleum engineering and evaluation principles also applied in the immediately preceding Reserve Report (and, with respect to the first Reserve Report delivered by the Issuer under this Agreement, the Initial Reserve Report). With the delivery of each Reserve Report, the Issuer shall provide to the Indenture Trustee, the Back-up Manager and each Rating Agency a certificate from a Responsible Officer of the Manager certifying that in all material respects the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, the Issuer owns good and defensible title to the Assets evaluated in such Reserve Report, such Assets are free of all Liens except for Permitted Liens and that, to the extent there has been a change in the Net Revenue Interest or Working Interest (each as defined in the Merger Agreement or the applicable Additional Asset Purchase Agreement), that change is identified in an exhibit to the certificate, or in each case, if the Manager has knowledge that prevents it from making any of the foregoing certifications, such certificate shall describe the details thereof. With the delivery of each Reserve Report, the Issuer shall provide to the Indenture Trustee, the Back-up Manager, each Hedge Counterparty and each Rating Agency a report that shows any change, set forth to the eighth decimal place, in the Net Revenue Interest or Working Interest (each as defined in the Merger Agreement or the applicable Additional Asset Purchase Agreement) relating to the prior year with respect to any Well from the Net Revenue Interest or Working Interest (each as defined in the Merger Agreement or the applicable Additional Asset Purchase Agreement) provided in the previous Reserve Report, and except to the extent already included in a report under this Section 8.05. The Indenture Trustee shall promptly make any such Reserve Reports, certificates and other reports delivered pursuant to this Section 8.05 available to the Secured Parties.

Section 8.06 Distributions.

(a) On or prior to the close of business on each Payment Determination Date, the Issuer shall cause the Manager to calculate all amounts required to be withdrawn from the Collection Account and paid pursuant to the Priority of Payments or Special Priority of Payments, and shall provide or cause the Manager to provide such calculation to the Paying Agent on behalf of the Indenture Trustee as set forth in the Payment Date Report. On each Payment Date (a) as of which the Notes have not been accelerated following an Event of Default (b) on which no Optional Redemption in whole of the Notes is scheduled to occur and (c) which is prior to the Legal Final Maturity of the last outstanding Series of Notes, Available Funds shall be distributed by the Indenture Trustee (based solely on the information contained in the Payment Date Report delivered on the related Payment Determination Date pursuant to Section 8.08) in the following order and priority (the “Priority of Payments”):

(i) first, pro rata and pari passu, (A) to the Indenture Trustee, (x) the Indenture Trustee’s fees with respect to such Payment Date and any accrued and unpaid fees of the Indenture Trustee with respect to prior Payment Dates, plus (y) any Administrative Expenses and indemnities payable to the Indenture Trustee; provided that, in no event shall the cumulative aggregate amount paid to the Indenture Trustee (other than Administrative Expenses payable to the Indenture Trustee) pursuant to the immediately preceding clause (A) exceed $150,000 in any calendar year (provided, that any amounts in excess of $150,000 which are unpaid pursuant to the cap herein or pursuant to clause (xvii) shall remain due and owing to the Indenture Trustee and payable in the following year and each subsequent year thereafter until repaid in full and provided further that, following the occurrence and continuation of an Event of Default, no such cap shall apply); and (B) to the Back-Up Manager, the Back-up Management Fee for such Payment Date and any accrued and unpaid Back-up Management Fees with respect to prior Payment Dates, plus any Administrative Expenses payable to the Back-Up Manager; provided that, in no event shall the cumulative aggregate amount paid pursuant to the immediately preceding clause (B) exceed (i) $100,000 in any calendar year during which the Back-Up Manager does not perform any Warm Back-Up Management Duties or Hot Back-Up Management Duties, (ii) $500,000 in any calendar year during which the Back-Up Manager does not perform any Hot Back-Up Management Duties, but does perform Warm Back-Up Management Duties and (iii) $1,000,000 in any calendar year during which the Back-Up Manager does perform Hot Back-Up Management Duties; provided, further, that during any period that the Back-Up Manager is required to provide Warm Back-Up Management Duties or Hot Back-Up Management Duties, the Majority Noteholders may approve a further increase of the amounts set forth in clauses (ii) or (iii) above solely in order to take account of any additional increased fees and expenses associated with the provision of such services; provided, further that any amounts in excess of the dollar amounts set forth in this clause (B) which are unpaid pursuant to the caps herein shall remain due and owing to the Back-Up Manager and payable in the following year and each subsequent year thereafter until repaid in full;

(ii) to the Manager, the Management Fee with respect to such Payment Date and any accrued and unpaid Management Fees with respect to prior Payment Dates, plus any unpaid Direct Expenses (other than unpaid AFE Cover Amounts) and Administrative Expenses payable to the Manager; provided that, in no event shall the cumulative aggregate amount of Management Fees, Administrative Expenses and Direct Expenses paid pursuant to this clause (ii) exceed in any calendar year 1.00% of the cumulative initial principal amount of all Notes issued by the Issuer under this Indenture prior to such Payment Date;

(iii) pro rata and pari passu, (A) to the Hedge Counterparties, pro rata, any ordinary course settlement payments due and payable by the Issuer under the Hedge Agreements (other than any breakage or termination amounts (but including any interest on such termination amounts) or Over Hedge Payments) and (B) pro rata, to the Class A Noteholders of each Series, the Note Interest on the Class A Notes for such Payment Date;

(iv) to the Liquidity Reserve Account, the amount required to cause the balance in the Liquidity Reserve Account to equal the Liquidity Reserve Account Target Amount;

(v) to the Hedge Counterparties, pro rata, Over Hedge Payments (including any due and unpaid interest on such Over Hedge Payments);

(vi) pro rata and pari passu (A) to the Hedge Counterparties, pro rata, any breakage or termination amounts due and payable by the Issuer under the Hedge Agreements as a result of an event of default under Sections 5(a)(i) (Failure to Pay or Deliver) or 5(a)(vii) (Bankruptcy) of the applicable Hedge Agreements, where the Issuer is the “Defaulting Party” (as defined in the applicable Hedge Agreement), and (B) to the Class A Noteholders, as payment of principal of such Notes, the applicable Principal Distribution Amount for such Notes with respect to such Payment Date, in accordance with the Applicable Payment Priority;

(vii) pro rata and pari passu to the Class A Noteholders of each Series, pro rata, based on the Outstanding Principal Balance of the Class A Notes, the Senior Excess Amortization Amount with respect to such Payment Date, in accordance with the Applicable Payment Priority;

(viii) to the Class A Noteholders of each Series, first (x) the Optional Redemption Price (if any) for the Class A Notes with respect to such Payment Date and then, (y) any other payments of principal of the Class A Notes (including as a result of the receipt of any Release Price, Excess Amounts or any other principal payments due and payable to the Class A Notes) that are due and payable and remain unpaid as of such Payment Date, in each case, in accordance with the Applicable Payment Priority;

(ix) to the Hedge Counterparties, pro rata, any amounts, including breakage or termination amounts, due and payable by the Issuer under the related Hedge Agreements but not otherwise paid in accordance with clauses (iii), (v) or (vi) above;

(x) to the Holders of each Class of Notes (other than Class A Notes), if issued, in direct order of alphabetical designation, pro rata, the Note Interest due on such Notes;

(xi) to the Holders of each Class of Notes (other than Class A Notes), if issued, in direct order of alphabetical designation, as payment of principal of such Notes, the applicable Principal Distribution Amount for such Notes with respect to such Payment Date, in accordance with the Applicable Payment Priority;

(xii) pro rata and pari passu, to the Holders of each Class of Notes (other than Class A Notes), if issued, the Excess Amortization Amount for such Notes with respect to such Payment Date, in accordance with the Applicable Payment Priority;

(xiii) to the Holders of each Class of Notes (other than Class A Notes), if issued, in direct order of alphabetical designation, first (x) the Optional Redemption Price (if any) for such Notes with respect to such Payment Date and then, (y) any other payments of principal of such Notes (including as a result of the receipt of any Release Price, Excess Amounts or any other principal payments due and payable to the Holders of each Class of Notes (other than Class A Notes)) that are due and payable and remain unpaid as of such Payment Date, in each case, in accordance with the Applicable Payment Priority;

(xiv) if a P&A Reserve Trigger has occurred, to the P&A Reserve Account, the amount necessary to cause the balance in the P&A Reserve Account to equal the P&A Reserve Amount;

(xv) pro rata and pari passu, (1) to the Class A Noteholders of each Series, pro rata, any remaining amounts owed under the Basic Documents, in accordance with the Applicable Payment Priority and (2) to the Hedge Counterparties, pro rata, any remaining amounts owed to the Hedge Counterparties under the Basic Documents;

(xvi) to the Holders of each Class of Notes (other than Class A Notes) of each Series, if issued, in direct order of alphabetical designation, pro rata, any remaining amounts owed under the Basic Documents, in accordance with the Applicable Payment Priority;

(xvii) to the Indenture Trustee and the Back-up Manager, any amounts owed but not paid in accordance with clause (i) above;

(xviii) to the Manager, any amounts owed but not paid in accordance with clause (ii) above, including amounts unpaid and owing from prior Payment Dates;

(xix) to the Operator, any Operating Expense in excess of the Operating Expense Limit including amounts owing from prior Payment Dates; and

(xx) to the Issuer, any remaining Available Funds, free and clear of the lien of the Indenture; provided that during the continuance of any event or condition that, with notice, the lapse of time, or both, would constitute a Material Event, any remaining amounts shall remain on deposit in the Collection Account or, with respect to any Liquidity Reserve Excess Amount that would have been transferred to the Collection Account pursuant to Section 8.07(c), the Liquidity Reserve Account, as applicable, for application in accordance with the Priority of Payments or Special Priority of Payments, as applicable, on the following Payment Date; provided, further, that the Issuer may maintain amounts in the Collection Account constituting Excess Funds, including Excess Funds that the Issuer has designated to be used to fund Well Improvement Capex.

(b) Notwithstanding the foregoing, if following the end of a Collection Period the amount on deposit in the Collection Account as set forth in a written direction delivered to the Indenture Trustee on or before the related Payment Determination Date will equal or exceed the sum of the amounts required to be paid on the following Payment Date pursuant to Section 8.06(a)(i) and (ii) on such Payment Date and there will be amounts available to be paid to the Hedge Counterparties pursuant to Section 8.06(a)(iii)(A) on such following Payment Date, upon the Issuer’s written directions to the Indenture Trustee, the pro rata amount that will be payable to the Hedge Counterparties (only) pursuant to Section 8.06(a)(iii)(A) on such following Payment Date may be withdrawn from the Collection Account and paid on a Business Day by the Indenture Trustee to the Hedge Counterparties in advance of such Payment Date in accordance with such written directions. Prior to any such withdrawal, the Issuer or the Manager (on the Issuer’s behalf) will be required to deliver an Officer’s Certificate to the Indenture Trustee setting forth the amounts and calculations described in the immediately preceding sentence. The Indenture Trustee will be provided written notice not less than two Business Days prior to the date of any such withdrawal.

(c) On each Payment Date (a) as of which the Notes have been accelerated as a result of an Event of Default, (b) on which an Optional Redemption in whole of the Notes is scheduled to occur or (c) is on or after the Legal Final Maturity of the last outstanding Series of Notes, in each case as specified in the Payment Date Report delivered on or before the related Payment Determination Date, Available Funds and all amounts on deposit in the Collection Account (excepting any Required Hedge Holdback Amounts), the Liquidity Reserve Account, the P&A Reserve Account and the Excess Amount Trust Account shall be distributed by the Indenture Trustee (based solely on the information contained in the Payment Date Report delivered on the related Payment Determination Date pursuant to Section 8.08) in the following order and priority of payments (the “Special Priority of Payments”):

(i) all payments required and in the order required by clauses (i) and (ii) of the Priority of Payments, in each case without giving effect to the provisos related to any fee or Administrative Expense caps stated therein;

(ii) first (1) pro rata and pari passu, (A) to the Hedge Counterparties, pro rata, any ordinary course settlement payments due and payable by the Issuer under the Hedge Agreements (excluding any breakage or termination amounts and Over Hedge Payments (but including any interest on such amounts)) and (B) to the Class A Noteholders of each Series, the Note Interest on the Class A Notes for such Payment Date, in accordance with the Applicable Payment Priority, and then (2) pro rata and pari passu, (A) to the Class A Noteholders of each Series, the Outstanding Principal Balance of the Class A Notes plus, in the case of an Optional Redemption in whole of the Notes, the applicable Optional Redemption Premium, if any, in each case, in accordance with the Applicable Payment Priority and (B) the Hedge Counterparties, pro rata, any breakage or termination payments or other amounts (including Over Hedge Payments) due and payable by the Issuer to Hedge Counterparties under the Hedge Agreements;

(iii) first (1) to the Noteholders of each Class of Notes (other than the Class A Notes) in direct order of alphabetical designation, if issued, pro rata, the Note Interest on such Notes for such Payment Date, in accordance with the Applicable Payment Priority, and then (2) to the Noteholders of each Class of Notes (other than the Class A Notes) in direct order of alphabetical designation, if issued, the Outstanding Principal Balance of such Notes, in the case of an Optional Redemption in whole of the Notes, the applicable Optional Redemption Premium, if any, in each case, in accordance with the Applicable Payment Priority;

(iv) pro rata and pari passu (a) to the Class A Noteholders of each Series, pro rata, any remaining amounts owed under the Basic Documents, in accordance with the Applicable Payment Priority and (b) to the Hedge Counterparties, pro rata, any remaining amounts owed to the Hedge Counterparties under the Basic Documents;

(v) to the Noteholders of each Class of Notes (other than the Class A Notes), pro rata, any remaining amounts owed under the Basic Documents, in accordance with the Applicable Payment Priority; and

(vi) to the Issuer, all remaining amounts, free and clear of the lien of the Indenture; provided, that the Issuer may maintain amounts in the Collection Account constituting Excess Funds, including Excess Funds that the Issuer has designated to be used to fund Well Improvement Capex.

(d) Notwithstanding the foregoing, if following the end of a Collection Period the amount on deposit in the Collection Account as set forth in a written direction delivered to the Indenture Trustee on or before the related Payment Determination Date will equal or exceed the sum of the amounts required to be paid on the following Payment Date pursuant to clause (i) of the Special Priority of Payments on such Payment Date and there will be amounts available to be paid to the Hedge Counterparties pursuant to Section 8.06(c)(ii)(1)(A) on such following Payment Date, upon the Issuer’s written directions to the Indenture Trustee, the pro rata amount that will be payable to the Hedge Counterparties pursuant to Section 8.06(c)(ii)(1)(A) on such following Payment Date may be withdrawn from the Collection Account and paid by the Indenture Trustee to the Hedge Counterparties in advance of such Payment Date in accordance with such written directions. Prior to any such withdrawal, the Issuer or the Manager (on the Issuer’s behalf) will be required to deliver an Officer’s Certificate to the Indenture Trustee setting forth the amounts and calculations described in the immediately preceding sentence. The Indenture Trustee will be provided written notice not less than two Business Days prior to the date of any such withdrawal.

(e) If any Excess Amount is received by the Issuer, the Issuer shall (subject to the other conditions in this clause (e)) effect an Optional Redemption of the then most senior Class of Notes pro rata among each Outstanding Series without premium or penalty (and, for the avoidance of doubt, without any Optional Redemption Premium), on the Payment Date immediately following the Collection Period in which such Excess Amount was received by the Issuer, which amounts shall be paid to the Holders of each such Class of Notes pursuant to clause (viii) or clause (xiii), as applicable, of the Priority of Payments and shall be for an aggregate principal amount of such Notes equal to the least of (x) the aggregate Excess Amount received by the Issuer during such Collection Period provided that, notwithstanding anything to the contrary in the definition of “Excess Amounts”, such Excess Amounts shall be calculated after giving effect to any corresponding hedge termination payments required to be made in connection with the receipt of such Excess Amount in order to comply with Section 4.28, regardless of whether the related hedge termination payments are being made on the related Payment Date (such unpaid hedge termination amounts, the “Required Hedge Holdback Amounts”), (y) the amount of Available Funds remaining after application of amounts paid on such Payment Date pursuant to Section 8.06(a)(i) through (a)(vii) or (a)(xii), as applicable, inclusive (provided that such Available Funds shall be calculated after giving effect to any Required Hedge Holdback Amounts), and (z) the Outstanding Principal Balance of such Notes on such Payment Date after application of amounts paid on such Payment Date pursuant to Section 8.06(a)(i) through (a)(vii) or (a)(xii), as applicable, inclusive. If the Payment Date on which such Optional Redemption of the relevant Notes is scheduled to occur (1) is after the date on which the Notes have been accelerated as a result of an Event of Default, (2) is the Payment Date on which the Notes would be redeemed in whole pursuant to the provisions of the Special Priority of Payments or (3) is on or after the Legal Final Maturity of the Notes, in each case as specified solely in the Payment Date Report delivered on or before the related Payment Determination Date, then distributions shall be made on such Payment Date pursuant to the Special Priority of Payments; provided that in the instance of such Optional Redemption occurring on a Payment Date where the Special Priority of Payments applies, such distribution shall be calculated after giving effect to any Required Hedge Holdback Amounts, with such Required Hedge Holdback Amounts retained in the Collection Account for application on the following Payment Date. For the avoidance of doubt, any redemption consummated in connection with the receipt of Excess Amounts shall not be subject to any Optional Redemption Premium.

(f) On any Redemption Date that is not a Full Redemption, the Optional Redemption Price and any other amounts then due and owing to such Holders shall be paid to the Holders of the applicable Class or Classes of Notes being redeemed in accordance with Section 11.01.

Section 8.07 Liquidity Reserve Account.

(a) On the Second A&R Date, the Issuer shall cause an amount not less than the Liquidity Reserve Account Initial Deposit to be deposited by the Paying Agent on behalf of the Indenture Trustee into the Liquidity Reserve Account.

(b) On any Payment Date on which the Priority of Payments (and not the Special Priority of Payments) applies, the Indenture Trustee will withdraw from the Liquidity Reserve Account the lesser of (a) the excess of the aggregate amount required to be paid in accordance with Section 8.06(a)(i) through (iii) over the Available Funds with respect to such Payment Date available for distribution in accordance with the Priority of Payments (on a pro forma basis and without giving effect to any withdrawals from the Liquidity Reserve Account), and (b) the amount then on deposit in the Liquidity Reserve Account (such amount, the “Liquidity Reserve Draw Amount”) and will transfer the Liquidity Reserve Draw Amount to the Collection Account, in each case as specified in the related Payment Date Report.

(c) On any Payment Date on which the Priority of Payments (and not the Special Priority of Payments) applies, to the extent that amounts on deposit in the Liquidity Reserve Account exceed the Liquidity Reserve Account Target Amount after making all payments in Section 8.06(a)(i) through (iii) from Available Funds with respect to such Payment Date available for distribution in accordance with the Priority of Payments (on a pro forma basis and after giving effect to any withdrawals from the Liquidity Reserve Account) on such date (such excess, the “Liquidity Reserve Excess Amount”), the Indenture Trustee will withdraw the Liquidity Reserve Excess Amount from the Liquidity Reserve Account and transfer such amount to the Collection Account, in each case as specified in the related Payment Date Report.

(d) On any Business Day, the Manager may direct the Indenture Trustee in writing, and the Paying Agent on behalf of the Indenture Trustee will withdraw from the Liquidity Reserve Account and distribute to the Manager, amounts equal to any AFE Cover Amounts in accordance with the provisions of the Management Services Agreement; provided that in no event shall Manager direct any distribution of amounts on deposit in the Liquidity Reserve Account without the consent of the Majority Noteholders if such consent is required under the Management Services Agreement and in no event shall such withdrawal reduce the amount remaining on deposit in the Liquidity Reserve Account after giving effect to all withdrawals and deposits to be made on such date to less than the Liquidity Reserve Account Floor Amount; provided, further, that in no event shall the Paying Agent or the Indenture Trustee be responsible for any such determination and the Paying Agent and the Indenture Trustee shall rely exclusively on the written direction of the Manager in making withdrawals and distributions pursuant to this Section 8.07(d).

(e) Following the payment in full of the aggregate Outstanding Principal Balance of the Notes and termination or expiration of all Hedge Agreements and payment in full of all obligations due and payable in connection therewith (including any early termination amounts due thereunder) and of all other amounts owing or to be distributed hereunder to the Secured Parties, any amount remaining on deposit in the Liquidity Reserve Account shall be distributed to the Issuer free and clear of the lien of this Indenture upon written direction to the Indenture Trustee by the Manager.

Section 8.08 Statements to Noteholders. On or prior to the close of business on each Payment Determination Date, the Issuer shall cause the Manager to provide to the Indenture Trustee for the Indenture Trustee to (i) post on its internet website pursuant to Section 6.06 hereof or (ii) provide to each Hedge Counterparty who does not then have access to such website pursuant to Section 6.06 hereof, a statement substantially in the form of Exhibit E, setting forth at least the following information as to the Notes, to the extent applicable:

(a) the amount of Collections and Asset Disposition Proceeds, if any, received in the Collection Account with respect to the related Collection Period;

(b) confirmation of compliance with the terms of this Indenture and the other Basic Documents;

(c) other reports received or prepared by the Manager in respect of the Oil and Gas Portfolio and the Hedges and Hedge Agreements;

(d) the amount of Administrative Expenses, Direct Expenses and indemnity payments paid to each party or withheld by the Operator pursuant to the Master Joint Operating Agreement or the Management Services Agreement during the most recent Collection Period;

(e) the amount of any fees paid to the Indenture Trustee, the Manager or the Back-up Manager with respect to the related Collection Period;

(f) if any, the amount of any payment (including breakage or termination amounts) to be paid to the Hedge Counterparties on the Payment Date, which payment amount shall include all amounts currently due and payable and not yet paid for which an invoice was delivered on or before the date that is five (5) Business Days prior to the Payment Determination Date;

(g) the amount deposited in or withdrawn from the Liquidity Reserve Account on such Payment Determination Date, the amount on deposit in the Liquidity Reserve Account after giving effect to such deposit or withdrawal and the Liquidity Reserve Account Target Amount for such Payment Date;

(h) the amount of the Principal Distribution Amount for each Class of Notes with respect to such Payment Determination Date, the amount of any shortfall in any Principal Distribution Amount for such Payment Date or remaining unpaid amount from a prior Payment Date, the amount, if any, of the Excess Amortization Amount and any amounts payable upon the occurrence and during the continuance of a Senior Diversion Event for each applicable Class of Notes with respect to such Payment Determination Date, and the change in such amounts from the preceding Payment Date;

(i) the Note Interest due for each Class of Notes with respect to such Payment Date;

(j) the amounts on deposit in each Presidio Account;

(k) amounts due and owing and paid to the Noteholders under each Note Purchase Agreement and other Basic Documents;

(l) identification of Assets repurchased by or otherwise transferred to Presidio WAB or a Seller in accordance with (i) Section 6.10 of the Merger Agreement or (ii) an Additional Asset Purchase Agreement and, in each of clauses (i) and (ii), the reason for that repurchase or other transfer;

(m) identification of any Assets acquired by Issuer or Finance NomCo other than the Issuer Assets and the Finance NomCo Assets;

(n) a listing of all Permitted Indebtedness outstanding as of such date;

(o) the amount of the Operating Expenses in excess over the Operating Expense Limit, if applicable, and the AFE Cover Amounts utilized to participate in AFE Operations during the related Collection Period;

(p) the amount of the Well Improvement Capex; provided that the Issuer shall deliver a certificate that no Material Adverse Effect has resulted or will result in connection with any statement including more than $1,000,000 in Well Improvement Capex on a single Well;

(q) the amount of Asset Disposition Proceeds, if any, deposited in any Presidio Account;

(r) the amount and source of any Excess Amounts received with respect to the related Collection Period;

(s) the amount of any Excess Funds retained in the Collection Account during the related Collection Period;

(t) on a quarterly basis, such report shall include (i) any change, set forth to the fourth decimal place, in the Net Revenue Interest (each as defined in the Merger Agreement or the applicable Additional Asset Purchase Agreement) or Working Interest (each as defined in the Merger Agreement or the applicable Additional Asset Purchase Agreement) with respect to any Well from the Net Revenue Interest or Working Interest reflected in the most recent Reserve Report, except to the extent that change already has been expressly identified in a report under this Section 8.08 and (ii) the amount of the Aggregate DSCR, Production Tracking Rate, Securitized Net Cash Flow, Senior DSCR, Senior IO DSCR and Senior LTV, in each case with respect to the related Collection Period;

(u) on an annual basis, on the Payment Determination Date occurring in March such report shall include the aggregate P&A Expense Amount for the preceding year and the excess, if any, of the P&A Expense Amount in excess of the P&A Reserve Trigger;

(v) any material Environmental Liability of which a Related Entity, PIH or any subsidiary of PIH has obtained Knowledge since the most recent report delivered under this Section 8.08;

(w) the filing or commencement of, or the threat in writing of, any action, suit, investigation, arbitration or proceeding by or before any arbitrator or Governmental Body against Issuer, or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed), that, in either case, if adversely determined, could reasonably be expected to result in liability in excess of $500,000;

(x) a reasonably detailed description of any Permitted Dispositions;

(y) reasonably detailed information regarding any Title Failure occurring during the applicable period and all material documentation with respect to any actions, claims, or Proceedings under the Merger Agreement or applicable Additional Asset Purchase Agreement, as applicable;

(z) the Consolidated Tangible Net Worth for PIHC, as reported on in the last certificate delivered pursuant to Section 7.01(g); and

(aa) the amounts to be distributed pursuant to Section 8.06(a) or Section 8.06(c), as applicable and the amounts (if any) to be retained in the Collection Account in connection with a Permitted Disposition pursuant to Section 9.01 or in connection with Section 8.06(e).

Deliveries pursuant to this Section 8.08 or any other Section of this Indenture may be delivered by electronic mail. Notwithstanding certain financial ratios not being tested for six (6) months following the Second A&R Date, the Manager shall continue to report each Payment Date Report (but showing any financial covenants not yet tested as “N/A”) commencing on the first Payment Date.

Section 8.09 Original Documents. The Indenture Trustee agrees to hold any assignments of mortgage or deeds of trust that are part of the Collateral received by it. The Indenture Trustee shall keep such documents in its possession separate and apart from all other property that it is holding in its possession and from its own general assets. The Indenture Trustee shall keep records showing that it is holding such documents pursuant to this Indenture. Such documents shall be released by the Indenture Trustee to or at the direction of the Issuer upon the satisfaction and discharge of this Indenture.

ARTICLE IX

PERMITTED DISPOSITIONS AND ADDITIONAL ASSETS

Section 9.01 Permitted Dispositions. The Issuer or Finance NomCo may from time to time sell any Assets if the following terms are complied with (each such sale, a “Permitted Disposition”):

(a) Except for any disposition made in accordance with Section 6.10(c) of the Merger Agreement or an Additional Asset Purchase Agreement (which, in each case, shall be Permitted Dispositions without the delivery of the Officer’s Certificate specified in subclause (xvi) of this clause (a)), neither the Issuer nor Finance NomCo shall sell or dispose of any Assets unless the following terms are complied with:

(i) the purchase price paid for such Asset is at least equal to the fair market value of such Asset at the time of such sale (as reasonably determined by the Issuer or the Manager in good faith);

(ii) the consideration for such Asset shall be for cash or cash equivalents;

(iii) during the first Annual Period, no Assets are permitted to be sold without the prior written consent of the Majority Noteholders and the Hedge Counterparties; and after the first Annual Period the aggregate amount of Assets sold may not exceed 15% of the PV-10 of the Assets as of the Second A&R Date;

(iv) to the extent that any Assets are sold to any Affiliate of PIHC, the aggregate amount of Assets sold to any Affiliate of PIHC may not exceed (x) at any time 5% of the PV-10 of the Assets as of the Second A&R Date and (y) in any fiscal year, 2% of the PV-10 of the Assets as of the Second A&R Date;

(v) the Concentration Limits are satisfied after giving effect to such disposition, or, in the case of any Concentration Limit in clauses (a) and (c) of such definition only, if such Concentration Limit was not satisfied immediately prior to such disposition, the level of compliance with such limit is maintained or improved after giving effect to such disposition;

(vi) (A) the Permitted Disposition Senior DSCR Condition shall be met, (B) the Aggregate DSCR will be greater than 1.15x, (C) the Aggregate LTV will not be greater than 70% and if the Aggregate LTV is greater than 65%, then after giving effect to such disposition the Aggregate LTV shall be no worse than prior to such disposition, (D) the Senior LTV will not be greater than 65%, and if the Senior LTV is greater than 60%, then after giving effect to such disposition the Senior LTV shall be no worse than prior to such disposition, and (E) the Issuer shall be in compliance with Section 4.28, in each case with respect to each of clauses (A)-(D) above, on a pro forma basis after giving effect to such sale, any concurrent acquisition of Additional Assets and the application of the proceeds from such sale to (x) the repayment of Notes and (y) the payment of any breakage or termination amounts owed to Hedge Counterparties resulting from any partial termination of any Hedging Transactions in order to comply with Section 4.28;

(vii) such sale shall not reasonably be expected to result in a withdrawal or downgrading of any rating on the Notes from their rating then in effect;

(viii) immediately prior to such sale and immediately following such sale, and the application of proceeds therefrom to the repayment of the Notes or any hedge termination payments required to comply with Section 4.28, no Material Event shall have occurred and be continuing;

(ix) the proceeds of any disposition of Assets have been deposited in the Collection Account for application in accordance with the Priority of Payments or Special Priority of Payments, as applicable, and shall be sufficient (together with other funds available for such purpose in accordance with the Priority of Payments or Special Priority of Payments, as applicable) to pay any breakage or termination amounts (including interest thereon) owing to any Hedge Counterparty as a result of any termination of Hedging Transactions in connection with such disposition on the Payment Date immediately succeeding such termination of Hedging Transactions and designation of the payment date (as specified under the applicable Hedge Agreement) where such Early Termination Amount (as defined in and determined under the applicable Hedge Agreement) is owing;

(x) as of the date of such disposition, the Management Condition and the Tangible Net Worth Test shall be satisfied;

(xi) the Issuer shall have demonstrated the share of the proceeds of any disposition of Collateral payable to the Noteholders and shall prepay the Notes in an aggregate amount equal to the Release Price for the Notes, which Release Price shall be allocated among each Series of Notes comprising each Class in accordance with the Applicable Payment Priority;

(xii) the Issuer shall have agreed to deliver an updated Reserve Report to the extent required pursuant to Section 8.05;

(xiii) delivery by the Issuer, or the Manager on Issuer’s behalf, of an updated amortization schedule for each Class and Series of Notes subject to a Principal Distribution Amount, which shall be updated to decrease the amounts indicated for each Payment Date at least 3 months after the date of the relevant disposition of Assets by a fractional percentage equal to the quotient of (x) the aggregate prepayment of such Class and Series of Notes in connection with such disposition divided by (y) the Outstanding Principal Balance of such Class and Series immediately prior to such prepayment;

(xiv) the disposition will be under an agreement under which the purchaser will assume all liabilities arising under or related to the period from and after the effective time of the deed;

(xv) delivery to the Issuer and the Indenture Trustee of an Opinion of Counsel to the effect that such disposition of Assets would not cause any of the Notes of any Outstanding Series to undergo a “significant modification” within the meaning of Treasury Regulations Section 1.1001-3;

(xvi) in the reasonable opinion of the Manager, no selection procedures that could reasonably be expected to be materially adverse to the Noteholders or the Hedge Counterparties were used in selecting the Assets subject to such disposition;

(xvii) delivery to the Indenture Trustee of an Officer’s Certificate certifying the above-conditions (other than with respect to (1) clause (ix), which may be satisfied substantially contemporaneously with the delivery of such certificate, (2) clause (x), which shall be satisfied pursuant to the Priority of Payments and (3) clause (xi), which shall be satisfied within the time period specified therein) have been satisfied; and

(xviii) the Issuer has provided ten (10) Business Days prior written notice of such disposition to the Hedge Counterparties.

(b) The proceeds of a Permitted Disposition shall be distributed in accordance with the Priority of Payments, provided, that the Issuer shall prepay the Notes in an aggregate amount equal to the Release Price, which Release Price shall be allocated (i) to each Class of Notes pro rata based on their respective Outstanding Principal Balances and (ii) among the Series of Notes comprising each Class in accordance with the Applicable Payment Priority. In connection with the required prepayment of Notes following a Permitted Disposition of Assets, any prepayment penalty will be determined in accordance with the related Series Supplement; provided that, notwithstanding anything to the contrary in this Indenture or any Series Supplement, in connection with the required redemption of Notes in connection with a Permitted Disposition, up to 10% of the initial Outstanding Principal Balance of such Notes will not be subject to any premium or penalty.

(c) The proceeds of a Permitted Disposition (together with other funds available for such purpose in accordance with the Priority of Payments) shall be sufficient to pay any breakage or termination amounts (including any interest thereon) owing to any Hedge Counterparty as a result of any termination of Hedging Transactions in connection with such Permitted Disposition on the first Payment Date occurring after all such Hedging Transactions have been terminated.

(d) The Back-up Manager shall be promptly notified of the sale, assignment, transfer or other disposition of any Assets.

(e) Notwithstanding anything to the contrary in this Indenture, the Issuer shall be permitted to dispose of any wells (and any associated leaseholds) that, based on the most recently delivered Reserve Report (but updated for commodity pricing strip at the effective time of the disposition): (1) do not exceed a value of 1.5% of the aggregate then-current PV-10 (taken in the aggregate with all prior dispositions pursuant to this clause), and (2) represent less than 2% of both (x) projected production volumes (calculated on a Barrel of Oil Equivalent basis) at such time and (y) production in the trailing twelve months, without satisfaction of the immediately preceding Sections 9.01(a)(i) through 9.01(a)(xviii) above; provided that (w) the Issuer shall not have paid the applicable transferee(s) any cash or cash equivalents as consideration for the wells (and any associated leaseholds) being disposed of, (x) the Issuer shall deposit all proceeds from such disposition into the Collection Account, and (y) the Indenture Trustee shall release from its lien any wells (and any associated leaseholds) subject to a disposition permitted in sole reliance on a certificate from the Issuer or the Manager certifying that the conditions of this subsection (e) have been met.

Section 9.02 Additional Assets. From time to time, the Issuer or Finance NomCo may acquire one or more Additional Assets as additional Collateral for the Secured Obligations, and upon the consummation of such addition, each such Additional Asset so added shall constitute Collateral for all purposes; provided, that in connection with each such acquisition, the following conditions are satisfied:

(a) such Additional Asset satisfies the Eligibility Criteria and the Collateral, taken as a whole giving pro forma effect to the Additional Assets, meets the Concentration Limits at the time of addition;

(b) such acquisition shall not, in the reasonable opinion of the Manager, be reasonably expected to have a Material Adverse Effect;

(c) the PV-10 of such Additional Asset is positive, and the absolute value of Additional Assets with a PV-10 of zero or a negative PV-10 does not exceed 5% of the PV-10 of such positive value Additional Assets;

(d) immediately prior to and immediately following such addition, no Material Event (except to the extent the contribution of such Additional Assets would cure any of the foregoing) shall have occurred and be continuing;

(e) (1) if the PV-10 of the Additional Asset(s) added through such addition, individually or together with the PV-10 of the Additional Asset(s) added during the relevant Annual Period, exceeds 5% of the PV-10 of the Assets at the beginning of the relevant Annual Period (as reflected in the most recent Reserve Report), then the Issuer shall deliver (or cause the Manager to deliver) an updated Reserve Report within forty-five (45) days after such addition and (2) in addition to the obligation under clause (1) above, if an addition of Additional Assets under this Section 9.02 shall occur concurrently with an Additional Note issuance under Section 2.15, then the Issuer shall deliver (or cause the Manager to deliver) to the Secured Parties prior to the addition of Additional Assets reasonable supporting documentation for the PV-10 value ascribed to such Additional Assets with such documentation affirming the Issuer’s compliance with the terms and conditions for Additional Note issuances;

(f) such Additional Asset shall be transferred to the Issuer by Presidio WAB or any other Seller pursuant to, as applicable, (1) a merger agreement substantially in the form of the Merger Agreement or (2) an asset purchase agreement substantially in the form of Exhibit F, in each case, subject to compliance with the requirements and deliverables contemplated by the Merger Agreement or such asset purchase agreement, as applicable (any such merger agreement or asset purchase agreement, the “Additional Asset Purchase Agreement”);

(g) the Indenture Trustee, the Noteholders and the Hedge Counterparties shall have received Opinions of Counsel with respect to such Additional Asset(s), as reasonably requested, which opinions are (1) consistent with (or are delivered as supplements to) the legal opinions delivered as of each of the Original Indenture Date and the First A&R Indenture Date and (2) address any features specific to the Additional Assets as needed (i.e., BLM, state, tribal lands);

(h) no selection procedures that could reasonably be expected to be materially adverse to the Noteholders or the Hedge Counterparties were used in selecting such Additional Asset(s) for purchase;

(i) the Issuer shall have reimbursed the Indenture Trustee for all third-party out-of-pocket costs and expenses incurred by the Indenture Trustee in relation to such addition;

(j) delivery to the Issuer and the Indenture Trustee of an Opinion of Counsel to the effect that such addition of such Additional Asset(s) would not cause any of the Notes of any Outstanding Series to undergo a “significant modification” within the meaning of Treasury Regulations Section 1.1001-3;

(k) immediately following (or contemporaneously with) such addition, the Issuer shall have made adjustments to its Hedge Agreements to the extent necessary to comply with Section 4.28;

(l) the PV-10 of the aggregated amount of Additional Assets added not in connection with the issuance of Additional Notes, together with the aggregate amount of all Equity Contribution Cures shall not exceed ten percent (10%) of the aggregate principal balance of the Initial Notes;

(m) a true sale or true contribution legal opinion from Sidley Austin, LLP or another nationally recognized law firm acceptable to the Indenture Trustee in its sole discretion, with respect to such Additional Assets shall be delivered to the Indenture Trustee, the Noteholders and the Hedge Counterparties, in substantially the same form delivered as of each of the Original Indenture Date and the First A&R Indenture Date (and brought down on the Second A&R Date) with respect to the Initial Assets or, if not in such form, in form reasonably satisfactory to the Issuer, the Indenture Trustee, the Majority Noteholders (subject only to a negative consent right of any holders of book-entry Additional Notes issued in a Rule 144A or Regulation S offering) and the Hedge Counterparties;

(n) delivery of applicable lien releases and counterpart deeds of trust, precautionary deeds of trust, and UCC-1s or UCC-3s, as applicable, to grant and perfect liens over such Additional Assets (including a recordable release in a form reasonably acceptable to the Issuer of any trust, mortgages, financing statements, fixture filings and security agreements, in each case, securing indebtedness for borrowed money made by the applicable seller or its Affiliates affecting the Additional Assets (including corresponding authorizations to file UCC-3 termination statement releases in all applicable jurisdictions));

(o) with respect to any transaction involving a PV-10 value in excess of $5,000,000, delivery by the Issuer or the Manager of a title report from a third-party title company demonstrating title coverage with respect to not less than 80% of such Additional Assets;

(p) any consents or preferential purchase rights applicable to the transfer of such Additional Assets to the Issuer or Finance NomCo (in its capacity as agent and nominee of the Issuer), as applicable, shall have been obtained or waived; provided, that if any such Additional Assets are subject to a consent from a Governmental Body (including, for the avoidance of doubt, the BLM) that does not customarily recognize, or provide consent to, a conveyance of a wellbore assignment, then this condition shall be satisfied by delivering a reasoned legal opinion from local counsel as to the transfer of such Additional Assets in substantially the form such opinion was delivered in respect of the Assets on each of the Original Indenture Date and the First A&R Indenture Date or, if not in such form, in form and substance reasonably satisfactory to the Issuer, the Indenture Trustee, the Majority Noteholders and the Hedge Counterparties;

(q) the Management Condition and the Tangible Net Worth Test shall be satisfied as of the date of any such acquisition of Additional Assets;

(r) any such other applicable requirements as specified in a Series Supplement; and

(s) the Manager shall have delivered an Officer’s Certificate to the Indenture Trustee certifying compliance with the requirements for addition (other than with respect to clause (e), which may be satisfied within the time period specified therein).

In no event shall the Indenture Trustee be responsible for the determinations in this Section 9.02, and the Indenture Trustee shall rely exclusively on the foregoing Officer’s Certificate of the Manager in making withdrawals and distributions pursuant to this Section 9.02. The Back-up Manager shall be promptly notified in writing of the addition of any Additional Assets.

ARTICLE X

SUPPLEMENTAL INDENTURES

Section 10.01 Supplemental Indentures.

(a) Without the consent of the Noteholders or the Hedge Counterparties, the Issuer, Finance NomCo and the Indenture Trustee, when authorized by an Issuer Order, may enter into an indenture or indentures supplemental hereto, in form satisfactory to the Indenture Trustee for any of the following purposes:

(i) to correct any typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision in this Indenture in existence as of the Second A&R Date, any Series Supplement or any Notes;

(ii) to conform any provision of any Series Supplement relating to a Series of Notes or any Notes of any Series to the description thereof contained in the offering memorandum, if any, relating to the Notes of such Series;

(iii) to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee (on behalf of the Noteholders and the Hedge Counterparties) as security for the Secured Obligations (including any Additional Assets (subject to Section 9.02));

(iv) to modify this Indenture, any Series Supplement or any Notes as required or made necessary by any change in applicable Law;

(v) to add to the covenants of the Issuer or any other party for the benefit of the Noteholders and the Hedge Counterparties, or to surrender any right or power conferred upon the Issuer in this Indenture or any Series Supplement to issue a Series of Notes pursuant to a Series Supplement in accordance with this Indenture;

(vi) to grant or confer upon the Indenture Trustee for the benefit of the Secured Parties any additional benefits, rights, remedies, powers or authorities;

(vii) to prevent the Issuer, Guarantors, the Noteholders or the Indenture Trustee from being subject to taxes (including, without limitation, withholding taxes), fees or assessments, or to reduce or eliminate any such taxes, fees or assessments;

(viii) to create any additional accounts under this Indenture deemed by the Indenture Trustee to be necessary to effectuate the provisions of the Basic Documents;

(ix) to comply with any requirements imposed by the Code; or

(x) to evidence and provide for the acceptance of appointment by a successor Indenture Trustee;

provided that any modification pursuant to this Section 10.01(a) shall be subject to the terms, conditions and requirements of Section 10.01(b), for any other purpose.

For any supplemental indenture pursuant to this Section 10.01(a), no such supplemental indenture shall be effective unless (i) to the extent the Notes are rated by any Rating Agency, at least ten (10) Business Days’ prior written notice is provided to such Rating Agency and (ii) the Issuer has furnished to the Indenture Trustee, the Noteholders and the Hedge Counterparties, at the Issuer’s expense, (x) the Opinions of Counsel required under Section 10.01(c) and (y) an Officer’s Certificate certifying that such action will not materially and adversely affect the interest of any Noteholders or any Hedge Counterparties.

Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 10.01(a), the Indenture Trustee, by posting to its internet website, shall transmit to the Holders of the Notes, the Hedge Counterparties, the Back-up Manager and each Rating Agency then rating the Notes a notice and copy of such amendment (to be provided by the Issuer).

(b) The Issuer, Finance NomCo and the Indenture Trustee, when authorized by an Issuer Order, may, with (1) the consent of the Majority Noteholders, (2) the consent of each Hedge Counterparty if (x) Sections 2.11, 2.15, 4.08, 4.19, 4.20, 4.28, 8.06, 9.01, 9.02, this Section 10.01, 11.01 or the final paragraph of Section 12.01 are amended, modified or supplemented (such consent with respect to this clause (x) not to be unreasonably withheld, conditioned or delayed) or (y) the rights of the Hedge Counterparties would be adversely affected in any material respect (given that any removal of a consent right is deemed materially adverse), including any liquidation of all or substantially all of the Collateral when the proceeds of such sale would be insufficient to fully pay any outstanding obligations under the Hedge Agreements, and (3) to the extent the Notes are rated by any Rating Agency, with at least ten (10) Business Days’ prior written notice to such Rating Agency, by Act of the Noteholders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture, any Series Supplement or any Notes; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(i) change the Legal Final Maturity, the Final Scheduled Payment Date of any Series of Notes or the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the Interest Rate thereon or the Optional Redemption Price with respect thereto (other than any adjustment to any amortization schedule in any Series Supplement in connection with a partial prepayment of the related Series and Class of Notes), change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(ii) reduce (I) the percentage of the Outstanding Principal Balance of the Controlling Securities or Majority Noteholders, (II) the consent of the Holders of which is required for a supplemental indenture, (III) the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture or (IV) the number or percentage of Holders required for any other direction or action under the Basic Documents;

(iii) modify or alter the provisions of the provisos to the definition of the term “Outstanding”;

(iv) modify or alter the definitions of the terms “Applicable Payment Priority”, “Controlling Securities,” “Equity Contribution Cure,” “Event of Default,” “Force Majeure Event,” “Liquidity Reserve Account Floor Amount,” “Liquidity Reserve Account Target Amount,” “Majority Noteholders,” “Material Adverse Effect,” “Permitted Disposition,” “Permitted Lien,” “Principal Distribution Amount,” “Reserve Report,” “Scheduled Principal Distribution Amount,” or “Warm Trigger Event”;

(v) reduce the percentage of the Outstanding Principal Balance of the Controlling Securities or Majority Noteholders required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Collateral pursuant to Section 5.04;

(vi) modify any provision of this Section 10.01 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(vii) modify Section 8.06, Section 9.01 and Article XI or modify any of the provisions of this Indenture in such manner as to affect the pro rata nature or the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein;

(viii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated herein, release any of the Collateral, release any Guaranty, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture; or

(ix) except as provided in Section 5.04(a)(iv), liquidate the Assets when the proceeds of such sale would be insufficient to fully pay the Notes.

Notwithstanding anything to the contrary in this Section 10.01, a Series Supplement entered into for the purpose of issuing Additional Notes the issuance of which complies with the provisions of Sections 2.08 and 2.15 shall not require the consent of any Noteholder, unless specifically required under this Section 10.01 or in the related Series Supplement.

(c) The Indenture Trustee shall rely exclusively on an Officer’s Certificate of the Issuer and an Opinion of Counsel to determine whether any such action would require the consent of the Majority Noteholders, the consent of all of the Noteholders or the consent of any Hedge Counterparty. The Indenture Trustee shall not be liable for reliance on such Officer’s Certificate or Opinion of Counsel.

(d) Reserved.

(e) Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall transmit to the Holders of the Notes, the Hedge Counterparties and each Rating Agency a notice (to be provided by the Issuer) setting forth in general terms the substance of such supplemental indenture and a copy of such supplemental indenture. Any failure of the Indenture Trustee to transmit such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 10.02 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article X or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be provided with and, subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Officer’s Certificate of the Issuer and an Opinion of Counsel stating that the execution of such supplemental indenture (i) is authorized or permitted by this Indenture and that all conditions precedent under this Indenture for the execution of the supplemental indenture have been complied with, (ii) will not cause the Issuer to become taxable as an association (or publicly traded partnership that is taxable as a corporation) or a taxable mortgage pool for U.S. federal income tax purposes, (iii) will not adversely affect the characterization of the Notes as indebtedness for U.S. federal income tax purposes, and (iv) will not cause any Continuing Notes of any Outstanding Series to undergo a “significant modification” within the meaning of Treasury Regulations Section 1.1001-3. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise. The Indenture Trustee shall notify each Rating Agency of the execution of any supplemental indentures. The Issuer shall notify the Back-up Manager of any amendment to the Basic Documents that (x) modifies the Manager’s duties and (y) adversely affects or increases the duties of the Back-up Manager. No amendment to a Basic Document that adversely affects or increases the duties of the Back-up Manager will be effective without the consent of the Back-up Manager.

Section 10.03 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer, the Hedge Counterparties and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04 Reference in Notes to Supplemental Indentures. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

ARTICLE XI

OPTIONAL REDEMPTION OF NOTES

Section 11.01 Optional Redemption. To the extent so provided in the related Series Supplement, each Series of Notes will be subject to optional redemption in whole on any date or in part on any Payment Date, in each case at the direction of the Issuer following the notice requirements herein (such date, a “Redemption Date”). If any Series of Outstanding Notes, or some portion thereof, are to be redeemed pursuant to this Section, the Issuer shall furnish a revocable notice of such direction to the Indenture Trustee (with a copy to the Back-up Manager) not later than ten (10) days prior to such Redemption Date and the Issuer shall deposit by 10:00 a.m. New York City time on the Redemption Date with the Indenture Trustee the Optional Redemption Price of the Notes to be redeemed, whereupon all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 11.02 to each Holder of the Notes unless the Issuer shall have notified the Indenture Trustee in writing of the revocation of such election prior to the Redemption Date.

Section 11.02 Form of Redemption Notice. Notice of redemption under Section 11.01 shall be given by the Indenture Trustee by first class mail, postage prepaid, mailed or transmitted by email or delivered not later than ten (10) days prior to the applicable Redemption Date to each Noteholder affected thereby and each Hedge Counterparty, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder’s address appearing in the Note Register. A copy of such notice will be provided to each Rating Agency and the Back-up Manager by the Indenture Trustee.

All notices of redemption shall state:

(a) the Redemption Date;

(b) the Class(es) of Notes to be redeemed;

(c) the Optional Redemption Price; and

(d) the place where such Notes are to be surrendered for payment of the Optional Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 4.02).

Notice of redemption of any Class of Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note. Any notice of Optional Redemption delivered by the Issuer pursuant to Section 11.01 may be revoked by the Issuer at any time prior to the deposit of the Optional Redemption Price in the Collection Account as described in Section 11.01.

Section 11.03 Notes Payable on Redemption Date. The Notes of one or more Classes designated for redemption in accordance with Sections 11.01 and 11.02 above shall, following notice of redemption as required by Section 11.02, on the Redemption Date (unless such notice of redemption is revoked) become due and payable at the Optional Redemption Price and (unless the Issuer shall default in the payment of the Optional Redemption Price) no interest shall accrue on the Optional Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Optional Redemption Price. On or before such Redemption Date, Parent or Issuer shall cause the aggregate Optional Redemption Price to be deposited to the Collection Account, and such amount shall be paid in accordance with Section 8.06. For the avoidance of doubt, delivery of a notice of revocation by the Issuer to the Indenture Trustee shall not constitute a default in the payment of the Notes.

ARTICLE XII

SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge of Indenture with respect to the Notes. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 4.01, 4.02, 4.03, 4.04, 4.08, 4.14 and 4.18, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 12.02) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

(a) either:

(i) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 4.03) have been delivered to the Indenture Trustee for cancellation; or

(ii) all Notes not theretofore delivered to the Indenture Trustee for cancellation:

(1) have become due and payable, or

(2) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (1) or (2) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the applicable Final Scheduled Payment Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 11.01), as the case may be;

(b) the Issuer has paid or caused to be paid all other sums payable by the Issuer hereunder and under each other Basic Document; and

(c) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 13.01(a) and, subject to Section 13.02, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the foregoing, the foregoing satisfaction and discharge of the Indenture only applies to the Notes and the Noteholders subject to the terms in this ARTICLE XII. The Indenture shall neither terminate nor cease to be of further effect with respect to any of the Hedge Counterparties or any of the Hedges and Hedge Agreements until and unless all of the Hedges have terminated and all payments under the related Hedge Agreements, including any breakage or termination amounts, have been paid in full (or other arrangements have been made to the reasonable satisfaction of all Hedge Counterparties). At any time that the Notes are no longer outstanding, the Majority Hedge Counterparties shall be entitled to exercise (and when so directed by the Majority Hedge Counterparties, the Indenture Trustee shall exercise) on behalf of the Hedge Counterparties any rights and remedies set forth herein otherwise afforded to the Noteholders or Majority Noteholders; provided that, if any Hedge Counterparty with net Mark-to-Market exposure to the Issuer in excess of $1,000,000 instructs the Indenture Trustee to take any remedy or enforcement action, then commencing on the date that is 90 days after the occurrence and continuance of an event of default or termination event under an applicable Hedge Agreement (in each case, where Issuer is the “Defaulting Party” or the sole “Affected Party” (in each case, as defined in the applicable Hedge Agreement)), no other Hedge Counterparty’s vote shall be required for the Indenture Trustee to commence such enforcement action or remedy, and no other Hedge Counterparty shall be permitted to vote against such remedy or enforcement action or otherwise obstruct, delay or hinder any such enforcement action or remedy taken by the Indenture Trustee.

Section 12.02 Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 12.01 hereof shall be held on behalf of the Secured Parties and applied by it, in accordance with the provisions of this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, (i) to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest and (ii) to each Hedge Counterparty, of all sums, if any, due or to become due to such Hedge Counterparty under and in accordance with the Hedge Agreements; but such monies need not be segregated from other funds except to the extent required herein or in the Management Services Agreement or required by Law.

Section 12.03 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 4.03 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

ARTICLE XIII

MISCELLANEOUS

Section 13.01 Compliance Certificates and Opinions, etc.

(a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

Section 13.02 Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an authorized officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate of an authorized officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Manager or the Issuer, stating that the information with respect to such factual matters is in the possession of the Manager or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 13.03 Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act of the Noteholders” signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 13.03.

(b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 13.04 Notices, etc., to Indenture Trustee and Issuer. Any request, demand, authorization, direction, notice, consent, waiver or act of Noteholders or Hedge Counterparties or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders or Hedge Counterparties is to be made upon, given or furnished to or filed with:

(i) the Indenture Trustee by any Noteholder, by the Issuer or by any Hedge Counterparty shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be made via e-mail transmission, pdf or overnight delivery) to or with a Responsible Officer of the Indenture Trustee at its Corporate Trust Office, or

(ii) the Issuer by the Indenture Trustee, by the Issuer, by any Noteholder or by any Hedge Counterparty shall be sufficient for every purpose hereunder if in writing and sent by email, in each case with a copy to follow via first-class mail, postage prepaid to the Issuer addressed to: Presidio Finance LLC, Attn: Brett Barnes, at 500 W. 7th Street, Suite 1500, Fort Worth, Texas 76102, email: brett@presidiopetroleum.com with a copy to (which copy shall not constitute notice) Sidley Austin LLP, Attn: Daniel Allison at 1000 Louisiana, Suite 5900, Houston, Texas 77002, email: dallison@sidley.com or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Manager. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

(iii) the Manager by the Indenture Trustee, by the Issuer, by any Noteholder or by any Hedge Counterparty shall be sufficient for every purpose hereunder if in writing and sent by email, in each case with a copy to follow via first-class mail, postage prepaid to the Issuer addressed to: Presidio Holding Company LLC, Attn: Brett Barnes, at 500 W. 7th Street, Suite 1500, Fort Worth, Texas 76102, email: brett@presidiopetroleum.com with a copy to (which copy shall not constitute notice) Sidley Austin LLP, Attn: Daniel Allison at 1000 Louisiana, Suite 5900, Houston, Texas 77002, email: dallison@sidley.com or at any other address previously furnished in writing to the Indenture Trustee by the Manager. The Manager shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

(iv) the Operator by the Indenture Trustee, by the Issuer, by any Noteholder or by any Hedge Counterparty shall be sufficient for every purpose hereunder if in writing and sent by email, in each case with a copy to follow via first-class mail, postage prepaid to the Issuer addressed to: Presidio Petroleum LLC, Attn: Brett Barnes, at 500 W. 7th Street, Suite 1500, Fort Worth, Texas 76102, email: brett@presidiopetroleum.com with a copy to (which copy shall not constitute notice) Sidley Austin LLP, Attn: Daniel Allison at 1000 Louisiana, Suite 5900, Houston, Texas 77002, email: dallison@sidley.com or at any other address previously furnished in writing to the Indenture Trustee by the Operator. The Operator shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

The Issuer’s obligation to deliver or provide any demand, delivery, notice, communication or instruction to any Person shall be satisfied by the Issuer making such demand, delivery, notice, communication or instruction and posting such demand, delivery, notice, communication or instruction to the Indenture Trustee’s investor reporting website, or such other website or distribution service or provider as the Issuer shall designate by written notice to the other parties; provided, however, that any demand, delivery, notice, communication or instruction to the Indenture Trustee shall be provided at its Corporate Trust Office in accordance with Section 13.04(i) hereof.

The Indenture Trustee shall promptly transmit (which may be via electronic mail) any notice received by it from the Noteholders to the Issuer, the Manager and the Hedge Counterparties.

Section 13.05 Notices to Noteholders and Hedge Counterparties; Waiver. ~~(a)~~(a) Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if posted to the Indenture Trustee’s investor reporting website, by electronic transmission or in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Holder’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

(b) Where this Indenture provides for notice to Hedge Counterparties of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if posted to the Indenture Trustee’s investor reporting website, by electronic transmission or in writing and mailed, first-class, postage prepaid to each Hedge Counterparty affected by such event, at such Hedge Counterparty’s address as it appears on the Hedge Agreement to which such Hedge Counterparty is a party, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Hedge Counterparties is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Hedge Counterparty shall affect the sufficiency of such notice with respect to other Hedge Counterparties, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

(c) Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

(d) In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Section 13.06 Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

Section 13.07 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 13.08 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

Section 13.09 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.10 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, each Hedge Counterparty and any other party secured hereunder, and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture. Each Hedge Counterparty shall be a third-party beneficiary to this Indenture, but only to the extent it has any rights expressly specified herein. The Issuer hereby assigns to the Indenture Trustee the representations, warranties, covenants and agreements of which the Issuer is a beneficiary, including the right to enforce all such representations, warranties, covenants and agreements directly against the maker thereof.

Section 13.11 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 13.12 GOVERNING LAW; CONSENT TO JURISDICTION. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED THAT ANY MATTERS THAT RELATE TO REAL PROPERTY SHALL BE GOVERNED BY THE LAWS OF THE STATE WHERE SUCH PROPERTY IS LOCATED. EACH PARTY AND EACH HEDGE COUNTERPARTY TO THIS INDENTURE SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF. EACH PARTY (a) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS, (b) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (c) AGREES THAT IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS. EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS. A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 13.13 Counterparts. This Indenture and any Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the other Basic Documents shall include images of manually executed signatures transmitted by electronic format (including “pdf”, “tif” or “jpg”) and other electronic signatures (including DocuSign and AdobeSign). The use of electronic signatures and electronic records (including any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including any state law based on the Uniform Electronic Transactions Act or the UCC.

Section 13.14 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel to the effect that such recording is necessary either for the protection of the Noteholders, the Hedge Counterparties or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 13.15 No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Issuer, or join in any institution against the Issuer of, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar Law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

Section 13.16 Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers and employees (deemed appropriate in management’s discretion) and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested; provided that in no event shall the Issuer be required to permit the representatives of the Indenture Trustee to visit more than one (1) time in any twelve-month period pursuant to this Section 13.16 in the absence of a continuing Event of Default. The Indenture Trustee shall, and shall cause its representatives to, hold in confidence all such information except to the extent disclosure may be required by Law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

Section 13.17 Waiver of Jury Trial. EACH OF THE ISSUER, EACH NOTEHOLDER AND THE INDENTURE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, ANY SERIES SUPPLEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.18 Rating Agency Notice.

In addition to the information and reports specifically required to be provided to each Rating Agency pursuant to the terms of this Indenture, the Issuer shall, or shall cause the Manager to, upon written request, provide to each Rating Agency all information or reports delivered to the Indenture Trustee hereunder and such additional information reasonably available to the Issuer without significant expense as each Rating Agency may from time to time reasonably request. Any request, demand, authorization, direction, order, notice, consent, waiver or act of the Noteholders or other documents provided or permitted by this Indenture, to be made upon, given or furnished to, or filed with each Rating Agency shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided if in writing to the applicable Rating Agency Contact).

Section 13.19 Rule 17g-5 Information.

(a) The Issuer shall comply with its obligations under Rule 17g-5 promulgated under the Exchange Act (“Rule 17g-5”), if any, by its or its agent’s posting on the website required to be maintained under Rule 17g-5 (the “17g-5 Website”), no later than the time such information is provided to a Rating Agency, all information that the Issuer or other parties on its behalf, including the Indenture Trustee and the Manager, provide to the Rating Agency for the purposes of determining the initial credit rating of the Notes or undertaking credit rating surveillance of the Notes (the “17g-5 Information”); provided, that following the Second A&R Date, no party other than the Issuer, the Indenture Trustee or the Manager may provide information to a Rating Agency on the Issuer’s behalf without the prior written consent of the Issuer.

(b) To the extent that the Issuer is required to comply with Rule 17g-5, if any of the Issuer, the Indenture Trustee or the Manager is required to provide any information to, or communicate with, a Rating Agency in writing in accordance with its obligations under this Indenture or any other Basic Document, the Issuer, or the Manager, as applicable (or their respective representatives or advisers), shall promptly post, or cause to be posted, such information or communication provided by, or otherwise available to, it to the 17g-5 Website.

(c) To the extent that the Issuer is required to comply with Rule 17g-5 and to the extent any of the Issuer, the Indenture Trustee or the Manager are providing information in oral communications with the Rating Agency, for the purposes of determining an initial credit rating of the Notes or undertaking credit rating surveillance of the Notes, the party communicating with the Rating Agency shall cause such oral communication to either be (x) recorded and an audio file containing the recording to be promptly posted to the 17g-5 Website or (y) summarized in writing and the summary to be promptly posted to the 17g-5 Website (or with respect to the Indenture Trustee, in the case of either (x) or (y), delivered to the Issuer and the Manager for posting on the 17g-5 Website).

(d) To the extent that the Issuer is required to comply with Rule 17g-5, all information to be made available to a Rating Agency hereunder shall be made available on the 17g-5 Website. In the event that any information is delivered or posted in error, the Issuer may remove it, or cause it to be removed, from the 17g-5 Website, and shall so remove promptly when instructed to do so by the Person that delivered such information. None of the Indenture Trustee, the Manager or the Issuer shall have obtained or shall be deemed to have obtained actual knowledge of any information solely due to receipt and posting to the 17g-5 Website. Access will be provided to any NRSRO upon receipt by the Issuer of an NRSRO certification described in paragraph (e) of Rule 17g-5 from such NRSRO (which may be submitted electronically via the 17g-5 Website).

(e) Notwithstanding the requirements herein, the Indenture Trustee shall have no obligation to engage in or respond to any oral communications, for the purposes of determining an initial credit rating of the Notes or undertaking credit rating surveillance of the Notes, with a Rating Agency or any of its respective officers, directors or employees. The Indenture Trustee will provide any information given to the Rating Agency to the Issuer and the Manager simultaneously with giving such information to the Rating Agency.

(f) The Indenture Trustee shall not be responsible for determining compliance with 17g-5, maintaining the 17g-5 Website, posting any 17g-5 Information to the 17g-5 Website or assuring that the 17g-5 Website complies with the requirements of this Indenture, Rule 17g-5, or any other Law or regulation. In no event shall the Indenture Trustee be deemed to make any representation in respect of the content of the 17g-5 Website or compliance of the 17g-5 Website with this Indenture, Rule 17g-5, or any other Law or regulation.

(g) The Indenture Trustee shall not be responsible or liable for the dissemination of any identification numbers or passwords for the 17g-5 Website, including by the Issuer, the Rating Agency, any NRSRO, any of their agents or any other party. The Indenture Trustee shall not be liable for the use of any information posted on the 17g-5 Website, whether by the Issuer, the Rating Agency, any NRSRO or any other third party that may gain access to the 17g-5 Website or the information posted thereon.

(h) Notwithstanding anything herein to the contrary, the maintenance by a third-party service provider of the 17g-5 Website shall be deemed as compliance by or on behalf of the Issuer with Rule 17g-5 or any other Law or regulation related thereto.

Section 13.20 Consent and Acknowledgement of the Amendments. Each of the Issuer, Indenture Trustee, and Finance NomCo has consented to this Indenture and confirms that, (i) it is authorized to deliver this Indenture, such power has not been granted or assigned to any other person and the Indenture Trustee may rely upon such certification, and (ii) it acknowledges and agrees that the amendments effected by this Indenture shall become effective on the Second A&R Date.

Section 13.21 Extinguishment of Obligations. Notwithstanding any other provision of this Indenture or any Series Supplement, the obligations of each of the Issuer and Finance NomCo under the Notes, this Indenture and each Series Supplement are limited recourse obligations of such Person payable solely from the Collateral. No recourse shall be had against any officer, director, employee, shareholder, authorized person or incorporator of each of the Issuer and Finance NomCo or any of their respective Affiliates, other than such Persons, or their respective successors or assigns for any amounts payable under the Notes, this Indenture or any Series Supplement, except as provided under the Parent Pledge Agreement or the Guaranty Agreement.

IN WITNESS WHEREOF, the Issuer, Finance NomCo and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

Presidio Finance LLC

By:	/s/ Brett Barnes
Brett Barnes
Executive Vice President and General Counsel

Presidio Finance Nominee Corp.

By:	/s/ Brett Barnes
Brett Barnes
Executive Vice President and General Counsel

UMB Bank, N.A., not in its individual capacity but solely as Indenture Trustee, Securities Intermediary and as Paying Agent

By:	/s/ Michele Voon
Name: Michele Voon
Title: Senior Vice President

Signature Page to Indenture

APPENDIX A

PART I – DEFINITIONS

All terms used in this Appendix shall have the defined meanings set forth in this Part I when used in the Basic Documents, unless otherwise defined therein.

“17g-5 Information” has the meaning specified in Section 13.19(a) of the Indenture.

“17g-5 Website” has the meaning specified in Section 13.19(a) of the Indenture.

“Accredited Investor” has the meaning specified in Section 2.04(e) of the Indenture.

“Act of the Noteholders” has the meaning specified in Section 13.03(a) of the Indenture.

“Additional Asset” means any asset acquired by the Issuer after the Second A&R Date in accordance with Section 9.02 of the Indenture.

“Additional Asset Purchase Agreement” has the meaning specified in Section 9.02(f) of the Indenture.

“Additional Notes” has the meaning specified in Section 2.15 of the Indenture.

“Administrative Expenses” means, for any Payment Date, the expenses of the Issuer consisting of fees and out-of-pocket expenses payable or reimbursable pursuant to the Basic Documents to the Indenture Trustee, the Manager, any Rating Agency and the Back-up Manager and any independent director, any third-party service provider hired by the Issuer (including, without limitation, amounts payable to any Observer and insurance premiums related to the Collateral), but not including any fees payable or expenses reimbursable to any third party in relation to the operation of the Oil and Gas Portfolio.

“AFE Cover Amounts” has the meaning specified in the Management Services Agreement.

“AFE Operations” has the meaning specified in the Management Services Agreement.

“AFE Repurchase Date” means the date Manager purchases from Issuer or Finance NomCo, as applicable any Well subject to an AFE (as defined in the Management Services Agreement) pursuant to Section 2(c) of the Management Services Agreement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means any Person that owns directly or indirectly more than 50% of the equity interest having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person); and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agency Agreement” means the Agency Agreement, made as of the Original Indenture Date to be effective as of the Effective Time (as defined in the Merger Agreement), by and between PIH, as tax owner, Presidio Transition LLC, a Texas limited liability company, as principal, and Finance NomCo, as agent.

“Aggregate DSCR” means, with respect to any Quarterly Determination Date beginning with the Quarterly Determination Date occurring in November 2026, will be an amount equal to (a) the Securitized Net Cash Flow with respect to the six (6) immediately preceding Collection Periods, divided by (b) the sum of (i) without duplication, the aggregate Note Interest on the Notes of each Class and Series for each of such six (6) immediately preceding Payment Dates and any unpaid interest on such Notes as of the Payment Date six (6) months prior to such Quarterly Determination Date plus (ii) the aggregate Principal Distribution Amount for the Notes of each Class and Series for each of such six (6) immediately preceding Payment Dates plus (iii) any unpaid Principal Distribution Amounts for the Notes of each Class and Series as of the Payment Date six (6) months prior to such Quarterly Determination Date. During the period which any Additional Assets have been owned by the Issuer for fewer than six (6) Collection Periods or any Additional Notes have been outstanding for fewer than six (6) Collection Periods, such calculation will include such Additional Assets and such Additional Notes for all the full Collection Periods that such Additional Assets have been owned by the Issuer or such Additional Notes have been outstanding, as applicable.

Appendix A 1

“Aggregate LTV” means, on each Semi-Annual Determination Date, will be the ratio equal to (a) the excess of (x) the aggregate Outstanding Principal Balance of the Notes (net of any then-existing receivables, to the extent they have reduced the PV-10) as of such date of determination over (y) the amount then on deposit in the Collection Account divided by (b) the PV-10 as of such date of determination less any Excess Concentration Amounts. The Aggregate LTV shall be determined on a semi-annual basis; provided that if the PV-10 shall have been re-calculated as a result of an updated Reserve Report being obtained prior to any Reserve Report delivered pursuant to Section 8.05(a), then the Aggregate LTV shall be re-calculated giving effect to such re-calculation of the PV-10 and on the basis of the then current amounts specified in the preceding clause (a).

“Annual Period” means each successive twelve (12) month period following the Second A&R Date.

“Anti-Corruption Laws” means any Law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any Law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Applicable Payment Priority” means the following:

(a) each Class of Notes will be pari passu in right of payment of interest with other Notes of that Class, regardless of Series;

(b) other than upon the occurrence of an Event of Default (which has not been waived), (i) Class A-1 Notes will be pari passu with other Class A-1 Notes and senior to other Class A Notes in right of payment of Principal Distribution Amounts, and (ii) all Class A Notes will be pari passu in right of payment of Senior Excess Amortization Amounts;

(c) other than during the continuance of an Event of Default or a Senior Diversion Event, subject to clause (b)(i) above, Notes of a Class from a Series with an earlier issuance date will be senior in right of payment of amounts other than interest to Notes of that Class from a Series with a later issuance date; and

(d) during the continuance of an Event of Default, with respect to the payment of principal each Class of Notes with the same alphabetical designation (i.e., all Class A Notes) will be pari passu in right of payment of principal amounts with other Notes of that Class, regardless of Series.

Appendix A 2

“Approved Area” means (a) any of Texas, Oklahoma, Louisiana, Arkansas, New Mexico, Wyoming, Colorado and Kansas and (b) any other geographic area approved in writing by the Majority Noteholders.

“Asset Disposition Proceeds” has the meaning specified in Section 8.04 of the Indenture.

“Assets” means any direct or indirect interest of Issuer or Finance NomCo in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including cash, securities, accounts and contract rights, and the Oil and Gas Portfolio. For the avoidance of doubt, “Assets” shall exclude the leases assigned by Finance NomCo to Presidio WAB pursuant to that certain Assignment of Oil and Gas Leases, dated as of the First A&R Date.

“Available Funds” means, with respect to any Payment Date, the sum of the following amounts, without duplication, with respect to the Assets in respect of the Collection Period preceding such Payment Date: (a) all Collections received and deposited into and available for withdrawal from the Collection Account prior to the applicable Payment Determination Date relating to production in the calendar month that is two months or more prior to the Collection Period and adjustments relating to prior Collection Periods, (b) amounts on deposit in the Liquidity Reserve Account after giving effect to all other deposits and withdrawals thereto or therefrom on the Payment Date relating to such Collection Period in excess of the Liquidity Reserve Account Target Amount, (c) amounts on deposit in the P&A Reserve Account after giving effect to all other deposits and withdrawals thereto or therefrom on the Payment Date relating to such Collection Period in excess of the P&A Reserve Amount, (d) Investment Earnings for the related Payment Date, (e) all amounts received by the Indenture Trustee pursuant to Article V of the Indenture, (f) the net amount, if any, paid to the Issuer under the Hedge Agreements, (g) the amount of any Equity Contribution Cure, (h) any Excess Amounts received by the Issuer, (i) any Excess Funds retained in the Collection Account at the election of the Issuer and (j) amounts on deposit in the Excess Amount Trust Account that have not been reinvested and are subject to withdrawal from the Excess Amount Trust Account pursuant to the definition of “Excess Amounts”.

“Back-up Management Agreement” means the Amended and Restated Back-up Management Agreement, dated as of July 18, 2023, among the Issuer, the Manager, the Indenture Trustee and the Back-up Manager.

“Back-up Management Fee” means the fee payable to the Back-up Manager for services rendered during each Collection Period, determined pursuant to Section 4.1 of the Back-up Management Agreement.

“Back-up Manager” means Ankura Consulting Group LLC in its capacity as back-up manager under the Back-up Management Agreement, and any successor thereunder.

“Barrel of Oil Equivalent” means the volumetric equivalent of six mcf of wellhead natural gas or one bbl of oil, natural gas liquids and condensates.

“Basic Documents” means the Indenture, the Notes, the Management Services Agreement, the Master Joint Operating Agreement, the Back-up Management Agreement, the Merger Agreement, each Additional Asset Purchase Agreement, the Parent Pledge Agreement, the Guaranty Agreement, each Deposit Account Control Agreement, any Note Purchase Agreement, the Agency Agreement, each Novation Agreement, each Conveyance, the Hedge Agreements (and any Hedging Transactions subject thereto), the LLC Agreement, the Parent LLC Agreement, Finance NomCo’s Organizational Documents, each Escrow Agreement, each Mortgage, each Precautionary Mortgage, the Reaffirmation Agreement and other documents and certificates delivered in connection therewith.

Appendix A 3

“Blocked Person” means (a) any Person listed in any Economic Sanctions Laws-related list of designated Persons maintained by OFAC, the U.S. Department of State, His Majesty’s Treasury of the United Kingdom, the European Union or any European Union member state, the United Nations Security Council, or other relevant sanctions authority, (b) any Person located, organized or resident in, a Sanctioned Jurisdiction, or (c) any Person otherwise the subject or target of any Economic Sanctions Laws, including any Person controlled or 50% or more owned, directly or indirectly, by (individually or in the aggregate) or acting on behalf of any such Person or Persons described in the foregoing clause (a) or (b).

“Book-Entry Notes” means any Note registered in the name of the Depositary or its nominee.

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks in the State of New York are required or authorized by Law, regulation or executive order to be closed.

“Change of Control” has the meaning specified in the Management Services Agreement.

“Class” means, collectively, all of the Notes bearing the same alphabetical designation and, if applicable, numerical class designation and having the same payment terms. The respective Classes of Notes are designated under Series Supplements.

“Class A Noteholder” means any Holder of a Class A Note.

“Class A Notes” means the Notes of any Series designated as “Class A Notes” in the related Series Supplement.

“Closing Date” or “Closing” means (i) with respect to the Initial Notes, the Second A&R Date and (ii) with respect to any Additional Notes, the date of issuance of such Additional Notes.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

“Collateral” has the meaning specified in the Granting Clause of the Indenture.

“Collection Account” means the account designated as such, established and maintained pursuant to Section 8.02(a)(i) of the Indenture.

“Collection Period” means, with respect to any Payment Date, the period from and including the first day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (or with respect to the initial Payment Date, from but excluding the Cutoff Date) to and including the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs. Any amount stated as of the last day of a Collection Period shall give effect to the following applications as determined as of the close of business on such last day: (1) all applications of collections and (2) all distributions to be made on the related Payment Date.

“Collections” means all payments received by or on behalf of the Issuer with respect to the Collateral, including proceeds of Permitted Dispositions, the net amount received under each Hedge Agreement, other than Hedge Posted Collateral; provided, however, that (i) any termination payments (or portions thereof) received by or on behalf of the Issuer resulting from a default by a Hedge Counterparty under any Hedge Agreement shall not be treated as Collections if (A) Issuer (or the Manager on its behalf) certifies to the Indenture Trustee (with such certification delivered to the Hedge Counterparties) that it reasonably believes that there will be sufficient amounts on deposit in the Collection Account on the next Payment Date following the Collection Period such termination payments were received to pay all amounts owing pursuant to Section 8.06(a)(i) through (ix) or Section 8.06(c)(i) through (ii), as applicable and (B) the Issuer uses such termination payments to ensure ongoing compliance with Section 4.28 of the Indenture within the timing specified in Section 4.28(d) of the Indenture following the receipt of such termination payments by the Issuer (such amounts excluded from Collections pursuant to this clause (i), “Reinvestment Termination Payments”), (ii) that such payments shall not be considered Collections until the Manager or Operator, as applicable, has deemed such amounts to be Collections in accordance with the terms and provisions of the Management Services Agreement, the Master Joint Operating Agreement and the cash management operations of the Manager and Operator, (iii) Collections shall be net of any Operating Expenses incurred in accordance with the Master Joint Operating Agreement (provided that, commencing with the first Payment Date following the first anniversary of the Second A&R Date, during any Operating Expense Suspension Event, Operator shall only be permitted to net Operating Expenses in an amount not to exceed the Operating Expense Limit (and Operating Expenses chargeable to the Issuer’s account in excess of the Operating Expense Limit shall be owing to the Operator and shall be payable in accordance with Section 8.06(a)(xix))).

Appendix A 4

“Commission” means the U.S. Securities and Exchange Commission.

“Commodity Hedges” means (i) any swap, forward, future or derivative transaction or option or similar arrangement entered into pursuant to a Hedge Agreement, in each case whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, commodities, pricing indices or other measures of economic or financial pricing risk or value in respect of crude oil, natural gas, or any other hydrocarbons, or (ii) any forward transaction or production sale agreement, in either case, that has the effect of fixing the price to be received for production of crude oil, natural gas or any other hydrocarbons.

“Concentration Limits” means limitations satisfied on any specified date of determination if, in the aggregate, the Oil and Gas Portfolio held (or in relation to a proposed acquisition of Additional Assets, the Oil and Gas Portfolio after giving effect to such proposed acquisition to be held) by the Issuer complies with the following requirements (or, if not in compliance, the relevant requirements must be maintained or improved after giving effect to such acquisition): (a) no single Well and Assets related to that Well comprise more than 3.5% of the PV-10 of the Oil and Gas Portfolio, (b) the ten (10) Wells and Assets related to those Wells that individually comprise the largest portion of the PV-10 of the Oil and Gas Portfolio collectively comprise no more than 15% of the PV-10 of the Oil and Gas Portfolio, (c) Non-Operated Wellbores collectively comprise no more than 15% of the PV-10 of the Oil and Gas Portfolio, (d) overriding royalty interests collectively comprise no more than 10% of the PV-10 of the Oil and Gas Portfolio, (e) Wells and Assets located on Bureau of Land Management, federal or tribal lands collectively comprise no more than 7.5% of the PV-10 of the Oil and Gas Portfolio, (f) natural gas liquids comprise no more than 40% of the PV-10 of the Oil and Gas Portfolio and (g) oil comprises no more than 50% of the PV-10 of the Oil and Gas Portfolio.

“Consolidated Tangible Net Worth” has the meaning specified in the Management Services Agreement.

“Contemplated Transactions” means (i) all of the transactions contemplated by the Basic Documents, including: (a) the entering into of the Basic Documents by the Related Entities and the performance of the Related Entities of their respective covenants and obligations under the Basic Documents, including the issuance of the Notes and the grant of the security interest in the Collateral; and (b) the Issuer’s acquisition, ownership, and exercise of control over the Assets from and after Closing; and (ii) the Manager’s management of the Issuer contemplated by the Management Services Agreement.

Appendix A 5

“Continuing Notes” has the meaning specified in Section 2.15 of the Indenture.

“Contract” means any agreements and contracts (including joint operating agreements but excluding oil and gas leases) to which the Issuer or Finance NomCo is a party.

“Control” when used with respect to any Person means any Person that owns directly or indirectly more than 50% of the equity interest having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person); and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Controlled Entity” means (a) any of the Issuer’s respective Controlled Affiliates and (b) Holdings and its Controlled Affiliates.

“Controlling Securities” means, as of any date of determination, the senior-most Outstanding Classes of Notes with the highest alphabetical designation (which shall be the Class A Notes on the Second A&R Date), without regard to allocation to a particular Series (i.e., the Class A Notes, while the Class A Notes are Outstanding); provided that if no Class A Notes are outstanding, but the Hedge Counterparties have outstanding Hedges under their Hedge Agreements (or any unpaid amounts due to them), the Hedge Counterparties shall constitute the Controlling Securities (before any Notes other than the Class A Notes) for so long as the Hedge Counterparties have any outstanding Hedges under their Hedge Agreements (or unpaid amounts due to them).

“Conveyance” means each conveyance, assignment, bill of sale, affidavit of merger or other instrument pursuant to which the Issuer or Finance NomCo acquires Assets.

“COPAS” means Council of Petroleum Accountants Society.

“Corporate Trust Office” means (i) the office of the Indenture Trustee at which at any particular time the Indenture shall be administered, which office at the date of execution of the Indenture is located at UMB Bank, N.A., 1412 Broadway, Suite 1606, New York, NY 10018, Attn: Rosemary Cabrera, E-Mail: Rosemary.Cabrera@umb.com, (ii) for purposes of transfers and exchanges of Notes pursuant to the Indenture, UMB Bank, N.A., 928 Grand Blvd. 4th Floor, Kansas City, MO 64106, Attn: Corporate Trust Dept, Bond Operations, or (iii) at such other address or electronic mail address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee at the address or electronic mail address designated by such successor Indenture Trustee by notice to the Noteholders and the Issuer.

“Credit Rating Provider” has the meaning specified in the definition of “Rating Agency”.

“Cutoff Date” means (a) with respect to the Assets of the Issuer on the Second A&R Date, the close of business on June 9, 2026 and (b) with respect to any Additional Assets, the date established as such in the related Additional Asset Purchase Agreement.

“Day Count Convention” means, with respect to Notes of any Class and Series, as specified in the related Series Supplement.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Definitive Notes” means the definitive, fully registered Notes, substantially in the form of Exhibit A to the Indenture.

Appendix A 6

“Deposit Account Control Agreement” means the agreement(s) establishing the Indenture Trustee’s control (within the meaning of Section 9-104 of the UCC) with respect to the Operator Account.

“Depositary” and “DTC” means The Depository Trust Company, or any successor Depositary hereafter named as contemplated by Section 2.03(c) of the Indenture.

“Depositary Participants” means a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of securities deposited with the Depositary.

“Direct Expenses” has the meaning specified in the Management Services Agreement.

“Economic Sanctions Laws” means economic or financial sanctions, requirements, trade embargoes, or laws, executive orders, enabling legislation or regulations imposed, administered, or enforced from time to time by (a) the U.S. government, including without limitation, those administered by OFAC and the U.S. Department of State, (b) His Majesty’s Treasury of the United Kingdom, (c) the European Union or any European Union member state, (d) the United Nations Security Council, or (e) any other relevant sanctions authority.

“Effective Time” has the meaning specified in the Merger Agreement or, for any Additional Asset Purchase Agreement, the meaning equivalent to such defined term in the Merger Agreement referring to the effective time of the transfer described in such Additional Asset Purchase Agreement.

“Eligibility Criteria” means the following requirements: (a) upstream assets producing oil, gas and/or natural gas liquids and any appurtenant midstream infrastructure (as applicable), (b) to the extent Additional Assets include properties for which the related Seller (as defined in the Additional Asset Purchase Agreement) takes its production in kind, such Additional Assets will also include adequate midstream assets or contract rights for the Issuer to transport and process its production from such Additional Assets, (c) denominated in U.S. dollars, (d) located onshore and in an Approved Area, (e) with respect to wells included in a single acquisition or a series of related acquisitions, a minimum of nine (9) months for each well and a minimum of twelve (12) years on average for all wells that are a part of the Collateral on a pro forma basis between (i) the commencement of production from each such well to (ii) the proposed transfer date of such well to the Issuer, (f) aggregate PV-10 of all assets to be included as Additional Assets is positive and (g) no wells located on federal or tribal lands if such associated value comprises greater than 7.5% of the PV-10 of the Additional Assets, unless (a) consents from the applicable landowner(s) have been obtained, or (b) if title to such wells are held by Persons other than the Issuer or Finance NomCo and such wells comprise greater than 2% of the PV-10 of the sum of the Additional Assets and the then-current Oil and Gas Portfolio, then legal opinions in form and substance similar to those provided in other wellbore-only securitization transactions on federal and tribal lands are provided in connection with the transfer of the Additional Assets.

“Eligible Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the Laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a rating of at least “BBB” from Fitch (or if Fitch no longer maintains a rating on any Series of Notes, a rating of at least “BBB” (or equivalent) from a Rating Agency).

“Eligible Institution” means:

(a) the corporate trust department of the Indenture Trustee; or

Appendix A 7

(b) any other depository institution or trust company organized under the Laws of the United States of America or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), which at all times (i) has either (A) a long-term unsecured debt or issuer rating of at least A- by Fitch (or, if Fitch is no longer rating the Notes, the equivalent by another NRSRO, or such other rating that is acceptable to the Majority Noteholders) or (B) a certificate of deposit rating of at least F-1+ by Fitch (or, if Fitch is no longer rating the Notes, the equivalent by another NRSRO, or such other rating that is acceptable to the Majority Noteholders) and (ii) whose deposits are insured by the FDIC.

“Encumbrance” means any charge, equitable interest, privilege, lien, mortgage, deed of trust, production payment, collateral assignment, security interest, or other arrangement substantially equivalent to any of the foregoing.

“Environmental Laws” has the meaning specified in the Merger Agreement.

“Environmental Liabilities” has the meaning specified in the Merger Agreement.

“Equity Contribution Cure” means on any date prior to the Final Scheduled Payment Date, the Parent’s contribution of equity to the Issuer made by depositing cash into the Collection Account or the addition of Additional Assets. Limitations on Equity Contribution Cures may be specified in the applicable Series Supplement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Issuer under section 414 of the Code.

“ERISA Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made by the Issuer or any ERISA Affiliate or with respect to which the Issuer or any ERISA Affiliate may have any liability.

“Escrow Agent” means UMB Bank, N.A., not in its individual capacity but solely as escrow agent under an Escrow Agreement.

“Escrow Agreement” if applicable, as specified in the related Series Supplement.

“Escrow Funding Date” means the date of funding of proceeds by the Noteholders under the relevant Escrow Agreement.

“Escrow Interest” if applicable, as specified in the related Series Supplement.

“Event of Default” has the meaning specified in Section 5.01(a) of the Indenture.

“Excess Amortization Amount” means with respect to any outstanding Notes of any Class other than Class A, the excess amortization amount specified in the related Series Supplement.

Appendix A 8

“Excess Amounts” means, with respect to any Payment Date, without duplication, the sum of (i) (x) all amounts received during the related Collection Period by the Issuer pursuant to any indemnification obligation, or to cure any breach of contract, by any counterparty to any Basic Document less (y) the sum of (A) any amounts paid by the Issuer to any third parties in respect of matters that are the subject of the applicable breach or indemnification obligation referred to in clause (x), (B) any amount immediately paid or reinvested by the Issuer in connection with its permitted business to cure or remedy any breach or liability subject to the terms and conditions of the Basic Documents and (C) any amounts reasonably expected to be paid or reinvested by the Issuer in connection with its permitted business to cure or remedy any breach or liability subject to the terms and conditions of the Basic Documents within 60 days after receipt thereof and that are deposited in the Excess Amount Trust Account from which the Issuer may fund such reinvestments during such period; provided that (1) any such amounts not so reinvested within 60 days shall, within two Business Days of the expiration of such 60-day period, be deposited in the Collection Account and shall not constitute “Excess Amounts”, and (2) any such amounts required to be withdrawn from the Excess Amount Trust Account on any Payment Date as described in the paragraph above shall be applied in accordance with the Priority of Payments on such Payment Date; (ii) any Title Failure Amounts; (iii) amounts payable by the applicable seller on account of a repurchase of Collateral by the applicable seller pursuant to the related asset purchase agreement, (iv) amounts payable by the Manager on account of the repurchase of Collateral by the Manager pursuant to the Management Services Agreement, (v) all insurance proceeds payable in respect of the Collateral and (vi) any amounts received by the Issuer in connection with any termination of a Hedge Agreement (other than Reinvestment Termination Payments); provided that, such amounts pursuant to clause (vi) above shall only be “Excess Amounts” if the amounts received by the Issuer in connection with the termination of a Hedge Agreement would otherwise be distributed to the Issuer pursuant to Section 8.06(a)(xx) or Section 8.06(c)(vi), as applicable (after application pursuant to Section 8.06(a)(i)-(xix) or Section 8.06(c)(i)-(v), inclusive).

“Excess Amount Trust Account” has the meaning specified in Section 8.02(a)(vi) of the Indenture.

“Excess Concentration Amounts” means, as of any date of determination, the sum, without duplication, of the PV-10 of the Oil and Gas Portfolio that exceeds one or more Concentration Limits.

“Excess Funds” means, with respect to any Collection Period and the related Payment Date, the amounts, if any, available for distribution to the Issuer pursuant to clause (xx) of the Priority of Payments or clause (vi) of the Special Priority of Payments, as applicable.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” means, to the extent owned by the Issuer or Finance NomCo, any interest in leases not constituting Operated Interests or Non-Operated Interests.

“Executive Officer” means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of such corporation; with respect to any limited liability company, any of the officers listed previously with respect to a corporation or any managing member or sole member of the limited liability company; with respect to any partnership, any general partner thereof; and with respect to any other entity, a similar situated person.

“FATCA” means Section 1471 through 1474 of the Code and any regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the U.S. Internal Revenue Service thereunder as a precondition to relief or exemption from taxes under such Sections, regulations and interpretations), any agreements entered into pursuant to Code Section 1471(b)(1), any intergovernmental agreements entered into in connection with any of the foregoing and any fiscal or regulatory legislation, rules or generally accepted practices adopted pursuant to any such intergovernmental agreements, and any amendments made to any of the foregoing after the date of the Indenture.

Appendix A 9

“FATCA Withholding Tax” means any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations or agreements (including any intergovernmental agreements) thereunder or official interpretations thereof.

“FDIC” means the Federal Deposit Insurance Corporation.

“Final Scheduled Payment Date” means, with respect to any Class and Series of Notes, as specified in the related Series Supplement.

“Finance Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as finance leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder; provided that for all purposes hereunder the amount of obligations under any Finance Lease shall be the amount thereof accounted for as a liability on the balance sheet of such Person in accordance with GAAP. For the avoidance of doubt, “Finance Leases” shall not include any lease that would be characterized as an operating lease in accordance with GAAP.

“Finance NomCo” means Presidio Finance Nominee Corp., a Texas corporation.

“Finance NomCo Assets” has the meaning given to the term “Finance NomCo Assets” in the Merger Agreement.

“Finance NomCo’s Organizational Documents” means the Certificate of Formation filed with the Texas Secretary of State effective as of July 23, 2021 and the Bylaws ratified on July 23, 2021.

“Financial Asset” has the meaning given such term in Article 8 of the UCC. As used herein, the Financial Asset “related to” a security entitlement is the Financial Asset in which the entitlement holder (as defined in the New York UCC) holding such security entitlement has the rights and property interest specified in the New York UCC.

“First A&R Indenture” has the meaning specified in the recitals of the Indenture.

“First A&R Indenture Date” has the meaning specified in the recitals of the Indenture.

“Fitch” means Fitch Ratings, Inc., or any successor to the rating agency business thereof.

“Force Majeure Event” means, with respect to excusing performance, any act, cause, event or circumstance beyond the reasonable control of the relevant Related Entity that makes such performance impossible or impracticable or that has a material effect on the ability, practicability, feasibility or economic desirability for such Related Entity to maintain the anticipated production volume with respect to the Oil and Gas Portfolio prior to such event occurring, including, without limitation, (a) acts of God; (b) flood, fire, storm, lightning, earthquake, explosions or other potential disaster(s) or catastrophe(s), such as epidemics, pandemics or quarantines; (c) war, invasion, hostilities (whether war is declared or not), act of the public enemy, terrorist threats or acts, riot, or other civil unrest; (d) government order, law, or actions (including changes in Laws, regulations or policies with the effect of Law, or in each case, the enforcement thereof), governmental delay, restraint or inaction (including with respect to the issuance of permits or imposition of a drilling or fracking moratorium) that does not have disproportionately large effect on the applicable Related Entity as compared to similarly situated Persons; (e) embargoes, or blockades in effect on or after the date of this Indenture; (f) national or regional emergency; (g) strikes, lockouts, labor stoppages or slowdowns, or other industrial disturbances; (h) unavailability of equipment; (i) cyberattacks and (j) any other act, cause, events or circumstances, beyond the reasonable control of such party.

Appendix A 10

“Full Redemption” means, on a Redemption Date, an Optional Redemption of all outstanding Notes on such Redemption Date.

“Governmental Authorization” means any approval, consent, license, permit, registration, variance, exemption, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.

“Governmental Body” means any (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Governmental Rule” means with respect to any Person, any Law, rule, regulation, ordinance, order, code, treaty, judgment, decree, directive, guideline, policy or similar form of decision of any Governmental Body binding on such Person.

“Grant” means mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in, grant a right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of any item of Collateral or of any other property shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such item of Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Guarantors” means, as of the Second A&R Date, Parent and Finance NomCo.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such indebtedness or obligation or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

Appendix A 11

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Guaranty Agreement” means that certain Guaranty Agreement, dated as of the Original Indenture Date, made by each of the Guarantors in favor of the Indenture Trustee on behalf of the Secured Parties.

“Hazardous Substance” has the meaning specified in the Merger Agreement.

“Hedge Agreement” means each ISDA Master Agreement and related schedule, credit support annex and any confirmation, entered into or in place from time to time between the Issuer and a Hedge Counterparty, and for the avoidance of doubt, the term “Hedge Agreement” shall include any and all such Hedges that are subject to such agreement.

“Hedge Collateral Accounts” has the meaning specified in Section 8.02(a)(iii) of the Indenture.

“Hedge Counterparty” means each counterparty to the Issuer under a Hedge Agreement if, at the time such Hedge Counterparty enters into such Hedge Agreement with or is novated to the Issuer, such Hedge Counterparty satisfies the Hedge Counterparty Rating Requirements, it being understood that as of the Closing Date, each of BP Energy Company, J. Aron & Company LLC, Citizens Bank, N.A. and Morgan Stanley Capital Group Inc. is a Hedge Counterparty (the “Initial Hedge Counterparties”), and such Initial Hedge Counterparty shall remain a Hedge Counterparty for so long as any Hedging Transactions to which they are a party remain outstanding or any obligations remain outstanding to such counterparty under its Hedge Agreement; provided however, that solely with respect to any Hedge Agreements entered into by Issuer or novated to Issuer prior to the effective date of this Indenture (the “Pre-Closing Hedge Agreements”), each counterparty to any Pre-Closing Hedge Agreements shall be deemed a “Hedge Counterparty” with respect to such Pre-Closing Hedge Agreements regardless of whether or not such Hedge Counterparty satisfied the Hedge Counterparty Rating Requirement as of the date upon which such Hedge Counterparty entered into at the time such Hedge Counterparty entered into any Pre-Closing Hedge Agreements.

“Hedge Counterparty Rating Requirements” means, (i) as of the date upon which any Person first enters into a Hedge Agreement with the Issuer, such Person (or such Person’s Credit Support Provider (as defined in the Hedge Agreement)) has a senior unsecured debt rating or, if no senior unsecured debt rating is available, then an issuer rating, no less than BBB+ (or its equivalent) by Fitch and at least one of Moody’s and S&P, (ii) at any time thereafter, such Person (or such Person’s Credit Support Provider) maintains a senior unsecured debt rating or, if no senior unsecured debt rating is available, then an issuer rating, no less than BBB (or its equivalent) by Fitch and at least one of Moody’s and S&P; provided that if at any time such Person’s (or its Credit Support Provider’s) senior unsecured debt rating or, if no senior unsecured debt rating is available, then an issuer rating, falls below BBB+ (or its equivalent) (or, with respect to each Initial Hedge Counterparty, or their Credit Support Provider (as applicable), falls below BBB) by at least two of Fitch, Moody’s or S&P, it shall comply with the collateral posting requirements specified in the Hedge Agreement (which such Hedge Agreement shall provide for posting of collateral if the Hedge Counterparty’s senior unsecured debt rating or, if no senior unsecured debt rating is available, issuer rating falls below BBB+ (or its equivalent) (or, with respect to each Initial Hedge Counterparty, or their Credit Support Provider (as applicable), falls below BBB) by at least two of Fitch, Moody’s or S&P).

Appendix A 12

“Hedge Posted Collateral” means any “Eligible Collateral” (as defined in the related Hedge Agreement) which is transferred by a Hedge Counterparty to the Issuer pursuant to the terms of a Hedge Agreement.

“Hedges” means Commodity Hedges and Other Hedges, collectively.

“Hedging Transactions” means one or more transactions entered into pursuant to one or more Hedge Agreements.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Note Register.

“Holdings” means Presidio Holding Company LLC, a Delaware limited liability company or its successors.

“Hot Back-Up Management Duties” has the meaning specified in the Back-up Management Agreement.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, minerals and all products refined or separated therefrom.

“Indebtedness” means, with respect to any Person, at any time, without duplication,

(a) its liabilities for borrowed money;

(b) its obligations for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c) (i) all obligations appearing on its balance sheet in accordance with GAAP in respect of Finance Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Finance Leases;

(d) all obligations for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e) all its obligations in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f) the aggregate termination payments due under any swap or hedging agreement of such Person; and

Appendix A 13

(g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Indenture” means the Second Amended and Restated Indenture, dated as of the Second A&R Date, among the Issuer, Finance NomCo and the Indenture Trustee, as the same may be amended and supplemented from time to time.

“Indenture Trustee” means UMB Bank, N.A., not in its individual capacity but solely as Indenture Trustee under the Indenture, or any successor Indenture Trustee under the Indenture.

“Indenture Trustee Fee Letter” means that certain fee letter, dated as of March 25, 2026, between Holdings and UMB Bank, N.A.

“Independent” means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor on the Notes, Holdings and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, Finance NomCo, any such other obligor, Holdings or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, Finance NomCo, any such other obligor, Holdings or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Initial Assets” means the Assets as of the Second A&R Date.

“Initial Closing” means the Closing occurring on the Second A&R Date.

“Initial Note Purchase Agreement” means the Note Purchase Agreement, dated as of the Second A&R Date, among the Presidio Parties (as defined therein) and the Purchasers (as may be further modified, amended or supplemented).

“Initial Notes” means each Series of Notes issued on the Second A&R Date.

“Initial Reserve Report” means that certain reserve report, prepared by Cawley, Gillespie & Associates, Inc. as of December 31, 2025, with respect to the Assets.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than five percent (5%) of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Interest Accrual Period” for any Payment Date, will be the period from and including the immediately preceding Payment Date (or in the case of the initial Payment Date, from and including the Escrow Funding Date) to but excluding such Payment Date.

“Interest Rate” for any Series of Notes shall be defined in the applicable Series Supplement of such Series.

Appendix A 14

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Earnings” means, with respect to any Payment Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Issuer Accounts to be deposited into the Collection Account on such Payment Date pursuant to Section 8.02(b) of the Indenture.

“Investment Letter” has the meaning specified in Section 2.04(e) of the Indenture.

“Investments” means all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.

“Issuer” means Presidio Finance LLC, a Delaware limited liability company.

“Issuer Account Property” means the Issuer Accounts, all amounts and investments held from time to time in any Issuer Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Issuer Accounts” has the meaning specified in Section 8.02(b) of the Indenture.

“Issuer Assets” has the meaning specified in the Merger Agreement.

“Issuer Order” means a written order signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee.

“Knowledge” means, with respect to PIH or any Related Entity, the actual knowledge (without investigation except with respect to the direct reports of such individual) of the Chief Executive Officer, Co-Chief Executive Officer, Vice President, Efficiency or any employee with the title of vice president (or higher) of PIH or each Related Entity.

“Law” means any applicable United States or foreign, federal, state, regional, or local statute, law, code, rule, treaty, convention, order, decree, injunction, directive, determination or other requirement and, where applicable, any legally binding interpretation thereof by a Governmental Body having jurisdiction with respect thereto or charged with the administration or interpretation thereof (including, without limitation, any Governmental Rule).

“Leases” means all oil and gas leases and mineral fee interests, subleases and leaseholds covering the Wells, including those set forth on Exhibit B to the Merger Agreement (to the extent constituting Assets) or any similar exhibit to any applicable Additional Asset Purchase Agreement.

“Legal Final Maturity” for any Series of Notes shall be defined in the applicable Series Supplement of such Series.

“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational or other law, Order, code, constitution, ordinance, or rule, including rules of common law, other rule, regulation, statute, treaty, or other legally enforceable directive or requirement.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

“Liquidity Reserve Account” means the account designated as such, established and maintained pursuant to Section 8.02(a)(ii) of the Indenture.

Appendix A 15

“Liquidity Reserve Account Floor Amount” means, at any date of determination, the aggregate sum of the Liquidity Reserve Account Initial Deposits for all Notes Outstanding at such time.

“Liquidity Reserve Account Initial Deposit” for any Series of Notes shall be defined in the applicable Series Supplement of such Series.

“Liquidity Reserve Account Target Amount” means, at any date of determination, the aggregate sum of each “Liquidity Reserve Account Target Amount”, as defined in each applicable Series Supplement for all Notes Outstanding at such time, such aggregate sum to be subject to the Liquidity Reserve Account Floor Amount.

“Liquidity Reserve Draw Amount” has the meaning specified in Section 8.07(b) of the Indenture.

“Liquidity Reserve Excess Amount” has the meaning specified in Section 8.07(c) of the Indenture.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Issuer, dated as of the Original Indenture Date, as the same may be amended and supplemented from time to time.

“Majority Hedge Counterparties” means, at any time, (i) Hedge Counterparties representing greater than 50% of the aggregate net Mark-to-Market exposure of all outstanding Hedging Transactions of the Issuer at such time (calculated in the aggregate for each Hedge Counterparty but excluding from the aggregate any Hedge Counterparty with net Mark-to-Market exposure owing to the Issuer), but if no Hedge Counterparty has any positive net Mark-to-Market exposure to the Issuer, then a majority of the Hedge Counterparties in number shall, acting together, constitute the Majority Hedge Counterparties or (ii) each other Hedge Counterparty with net Mark-to-Market exposure to the Issuer in excess of $1,000,000, if an Event of Default hereunder is continuing and the Hedge Counterparties in clause (i) hereof have not directed Indenture Trustee to exercise some or all of the remedies under Section 5.04 for a period of ninety (90) consecutive days after the occurrence and continuance of an event of default or termination event under such other Hedge Counterparties’ Hedge Agreements, in each case, where Issuer is the “Defaulting Party” or the sole “Affected Party” (in each case, as defined in the applicable Hedge Agreement).

“Majority Noteholders” means, (i) as of any date of determination and with respect to any request for any action, waiver, consent or amendment under or with respect to any Basic Document, consenting Noteholders holding more than fifty percent (50%) of the aggregate Outstanding Principal Balance of the Controlling Securities or (ii) for so long as the Hedge Counterparties constitute the Controlling Securities, the “Majority Noteholders” will mean the Majority Hedge Counterparties.

“Management Condition” means a condition that is satisfied with respect to any issuance of Additional Notes, permitted Collateral dispositions or acquisition of Additional Assets, if at least one of Chris Hammack and Will Ulrich is substantially involved in the management or governance of PIHC both immediately prior to and immediately after such event.

“Management Fee” means fees and expenses payable to the Manager as set forth in the Management Services Agreement, subject to Section 8.06(a) and Section 8.06(c) of the Indenture, as applicable. The amount of the Management Fee shall be a monthly fee (subject to proration for any month in which the Notes are outstanding for only a portion of such month) equal to the greater of (x) 2.00% of the Securitized Net Cash Flow for the preceding Collection Period, net of any Equity Contribution Cure amounts, if applicable, and without giving effect to amounts to be paid to the Manager on such Payment Date pursuant to the Priority of Payments or the Special Priority of Payments, as applicable and (y) $41,666.67 per month.

Appendix A 16

“Management Services Agreement” means the Second Amended and Restated Management Services Agreement, dated as of the Second A&R Date, between Holdings and the Issuer, as amended, modified and/or supplemented from time to time.

“Manager” means Holdings, in its capacity as manager under the Management Services Agreement, and any successor thereunder.

“Manager Termination Event” has the meaning specified in the Management Services Agreement.

“Mark-to-Market” means, as to any Hedge Counterparty, the amount that would be owed to such Hedge Counterparty by the Issuer or to the Issuer by such Hedge Counterparty, based on the daily mark provided to the Issuer by such Hedge Counterparty for all outstanding Hedging Transactions pursuant to Part 23 of the Commodity Futures Trading Commission’s Regulations; provided that, upon early termination of any Hedging Transactions, Mark-to-Market for any such terminated Hedging Transactions shall mean the Early Termination Amount(s) (as defined in the Hedge Agreement) owed to such Hedge Counterparty or to the Issuer pursuant to the relevant Hedge Agreement. For the purposes of defining Majority Hedge Counterparty consent, only amounts owed by the Issuer to such Hedge Counterparty shall be included.

“Master Joint Operating Agreement” means that certain Master Joint Operating Agreement, dated the Original Indenture Date, by and between the Operator and the Issuer, as the same may be amended, modified and/or supplemented from time to time (including by that certain Amendment to Master Joint Operating Agreement, dated as of the First A&R Date).

“Material” with respect to any Person means material in relation to the business, operations, affairs, condition (financial or otherwise), prospects, assets or properties of such Person, taken as a whole.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is materially adverse to (a) the business, operations, affairs, assets, properties, financial condition or results of operation of the Issuer or the Collateral, individually, or the Related Entities, taken as a whole, (b) the validity, priority or enforceability of the liens on the Collateral, taken as a whole, (c) the ability of any Related Entity to perform any material obligation under any Basic Document to which it is a party, (d) the ability of the Indenture Trustee to enforce the obligations of the Related Entities under the Basic Documents to which such person is a party in any material respect, (e) the validity or enforceability against a Related Entity of any of the Basic Documents or (f) the ability of the Issuer to make payments on the Notes or satisfy its payment obligations under any of the Hedge Agreements.

“Material Event” means a Default, Event of Default, Senior Diversion Event, Rapid Amortization Event or Manager Termination Event.

“Maximum Hedges” has the meaning specified in Section 4.28(d) of the Indenture.

“Merger Agreement” means the Plan of Merger and Interest Purchase Agreement, dated as of the Original Indenture Date, among Holdings, the Parent, Presidio WAB and the Issuer, as amended from time to time with the consent of all the Noteholders.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Mortgage” means each mortgage, deed of trust or similar agreement, made by the Issuer or Finance NomCo, as applicable, in favor of the Indenture Trustee.

Appendix A 17

“Multiemployer Plan” means any ERISA Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners.

“Non-Operated Interests” means an undivided 100% share of all of the Issuer’s right, title and interest in and to (i) the wellbore of each well identified on Exhibit B-2 (the “Non-Operated Wellbores”) to the extent of producing formations thereof, (ii) the hydrocarbons produced from each such Non-Operated Wellbore, (iii) portions of the leasehold rights of the Issuer covering the Non-Operated Wellbores insofar and only insofar as such leasehold rights are necessary to produce hydrocarbons and participate in operations from and affecting each such Non-Operated Wellbore, (iv) all related unitized or communitized lands insofar and only insofar as such rights are necessary to produce hydrocarbons and participate in operations from and affecting any such Non-Operated Wellbore and (v) to the extent assignable, all other assets (including the applicable joint operating agreement(s)), to the extent necessary for the ownership and operation (including maintenance, repair, workovers and reworks) of the Non-Operated Wellbores that have been acquired by or for the joint account of the co-owners in such Non-Operated Wellbores. The initial Non-Operated Interests included in the Collateral as of the Second A&R Date are identified on Exhibit B-2.

“Non-Operated Proceeds Account” means that certain deposit account in the name of the Issuer designated as the “Non-Operated Proceeds Account” pursuant to the First A&R Indenture.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by Holdings or the Issuer primarily for the benefit of employees of Holdings or the Issuer residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Note Interest” means, with respect to any Payment Date and to the Notes of a Class and Series, an amount equal to the sum of (i) the interest accrued thereon during the Interest Accrual Period at the applicable Interest Rate (which Interest Rate shall be set forth in the related Series Supplement for such Series and Class of Notes) on the Outstanding Principal Balance thereof plus (ii) any accrued and unpaid Note Interest thereon from prior Payment Dates, together with, to the extent permitted by law, interest thereon at such Interest Rate during the Interest Accrual Period, calculated on the basis of the applicable Day Count Convention.

“Note Purchase Agreement” means, the Initial Note Purchase Agreement and with respect to any Series of Notes issued after the Second A&R Date, a purchase agreement, dated as of the related Closing Date, among the Issuer, Finance NomCo, the applicable Presidio Parties and the purchasers thereof, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Note Rating” means the debt rating of the Notes as determined from time to time by the Rating Agency.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 2.05 of the Indenture.

“Noteholder FATCA Information” means, with respect to any Noteholder, information sufficient to eliminate the imposition of, or determine the amount of, U.S. withholding tax under FATCA.

Appendix A 18

“Noteholder Tax Identification Information” means, with respect to any Noteholder, properly completed and signed tax certifications (generally, in the case of U.S. Federal Income Tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code).

“Notes” means the Notes issued by the Issuer pursuant to the Indenture and the Series Supplements.

“Note Owner” means, with respect to any Book-Entry Note, the Person who is the beneficial owner of such Note as reflected on the books of the Depositary, a Depositary Participant or an indirect participating brokerage firm for which a Depositary Participant acts as agent.

“Novation Agreement” means any of those certain Novation Agreements (a) dated the Original Indenture Date among (i) Holdings, Issuer and Morgan Stanley Capital Group Inc.; (ii) Holdings, Bank of Montreal, Issuer and Morgan Stanley Capital Group Inc.; (iii) Holdings, East West Bank, Issuer and Morgan Stanley Capital Group Inc.; (iv) Holdings, ING Capital Markets LLC, Issuer and J. Aron & Company LLC; (v) Holdings, BOKF, NA, Issuer and J. Aron & Company LLC; and (vi) Holdings, Bank of Montreal, Issuer and J. Aron & Company LLC or (b) dated the First A&R Date among Morgan Stanley Capital Group Inc., Issuer and BP Energy Company.

“NRSRO” means any nationally recognized statistical rating agency recognized as such by the Commission and acceptable to the SVO.

“Observer” means any party engaged by or on behalf of the Issuer in accordance with the Back-up Management Agreement.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Officer’s Certificate” means in the case of the Issuer, a certificate signed by a Responsible Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 13.01 of the Indenture, and delivered to the Indenture Trustee (unless otherwise specified, any reference in the Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of a Responsible Officer of the Issuer), and in the case of Holdings, Finance NomCo, Operator or the Manager, a certificate signed by the president, a vice president, a treasurer, assistant treasurer, secretary or assistant secretary of Holdings, Finance NomCo, Operator or the Manager, as appropriate.

“Oil and Gas Portfolio” means (a) the Operated Interests and the Non-Operated Interests, collectively and (b) any Additional Assets.

“Operated Interests” means an undivided 100% share of all of the Issuer’s right, title and interest in and to (i) the wellbore of each well identified on Exhibit B-1 (the “Operated Wellbores”) to the extent of producing formations thereof, (ii) the hydrocarbons produced from each such Operated Wellbore, (iii) portions of the leasehold rights of the Issuer covering the Operated Wellbores insofar and only insofar as such leasehold rights are necessary to produce hydrocarbons and participate in operations from and affecting each such Operated Wellbore, (iv) all related unitized or communitized lands insofar and only insofar as such rights are necessary to produce hydrocarbons and participate in operations from and affecting any such Operated Wellbore and (v) to the extent assignable, all other assets (including the applicable joint operating agreement(s)), to the extent necessary for the ownership and operation (including maintenance, repair, workovers and reworks) of the Operated Wellbores that have been acquired by or for the joint account of the co-owners in such Operated Wellbores. The initial Operated Interests included in the Collateral as of the Second A&R Date are identified on Exhibit B-1.

Appendix A 19

“Operated Wellbores” has the meaning specified in the definition of “Operated Interests”.

“Operating Expense Limit” means, as of any date of determination, 80% of the amount of gross collections from sales of hydrocarbons (net of taxes) and the net proceeds of any Hedge Agreement received by or on behalf of the Issuer, over the 12 immediately preceding Collection Periods.

“Operating Expense Suspension Event” means, as of any date of determination, if (i) the aggregate Operating Expenses over the 12 immediately preceding Collection Periods exceeds (ii) the Operating Expense Limit with respect to such 12 immediately preceding Collection Periods.

“Operating Expenses” means, for any Payment Date, (i) the amount payable to third parties and chargeable to the Issuer’s account with respect to the Issuer’s interest in the Oil and Gas Portfolio, including lease operating expenses, capital expenditure projects and workovers less (ii) any COPAS income received by the Operator and used to offset operating expenses actually charged to Issuer. Operating Expenses excludes any Administrative Expenses and any “Overhead” amounts under Article III of the COPAS Exhibit.

“Operator” means Presidio Petroleum LLC, a Delaware limited liability company, in its capacity as operator under the Master Joint Operating Agreement and the applicable joint operating agreements.

“Operator Account” means that certain deposit account in the name of the Operator ending in 9367 and held at the Operator Account Bank or any successor deposit account that has been approved in writing by the Majority Noteholders, into which the revenues generated from the Operated Working Interests and, after the Non-Operated Proceeds Account is terminated, the Non-Operated Working Interests, are deposited which shall be subject to a Deposit Account Control Agreement in a form approved by Majority Noteholders.

“Operator Account Bank” means SouthState Bank, Citizens Bank, N.A. or an Eligible Institution at which the Operator Account is located.

“Opinion of Counsel” means one or more written opinions of counsel who shall be reasonably satisfactory to the addressees of such opinion, and which opinion or opinions if addressed to the Indenture Trustee, shall comply with any applicable requirements of Section 13.01 of the Indenture and shall be in form and substance satisfactory to the Indenture Trustee.

“Optional Redemption” means a redemption of Notes by the Issuer in accordance with Section 11.01 of the Indenture.

“Optional Redemption Premium” has the meaning set forth in the related Series Supplement for any Class and Series of Notes.

“Optional Redemption Price” means, in connection with a redemption of Notes of any Class and Series pursuant to Section 11.01 of the Indenture, the price specified in the related Series Supplement for Notes of such Class. For the avoidance of doubt, no Optional Redemption Price shall be paid in connection with principal amounts redeemed solely as a result of the Issuer’s receipt and application of Excess Amounts.

Appendix A 20

“Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

“Organizational Documents” of any entity means (a) in the case of a corporation, the articles or certificate of incorporation (or the equivalent of such items under state Law) and the bylaws of such corporation, (b) in the case of a limited liability company, the certificate or articles of existence or formation and the operating agreement of such limited liability company, (c) in the case of a limited partnership, the certificate of formation and limited partnership agreement of such limited partnership and the Organizational Documents of the general partner of such limited partnership, and (d) any equivalent documents, to the foregoing under the state Law where such entity was organized or formed.

“Original Indenture” has the meaning specified in the recitals of the Indenture.

“Original Indenture Date” has the meaning specified in the recitals of the Indenture.

“Other Hedges” means any agreement with respect to any swap, call, cap, collar, floor, forward, future, put, spot or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions. For the avoidance of doubt, “Other Hedges” shall not include any Commodity Hedges.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

(a) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(b) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given or waived pursuant to this Indenture or provision for such notice or waiver has been made which is satisfactory to the Indenture Trustee); and

(c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected purchaser;

provided that in determining whether the Holders of the requisite Outstanding Principal Balance of the Controlling Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, Holdings or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee has actual knowledge are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, Holdings or any Affiliate of any of the foregoing Persons.

Appendix A 21

“Outstanding Principal Balance” means the aggregate principal amount of all Notes outstanding at the date of determination.

“Over Hedge Payments” has the meaning specified in Section 4.28(d) of the Indenture.

“Over Hedge Test Date” means (a) each Quarterly Determination Date, (b) the date of any Permitted Disposition, (c) the date any Title Failure Amounts are received, (d) any AFE Repurchase Date and (e) the date of any disposition made in accordance with Section 6.10(c) of the Merger Agreement or an Additional Asset Purchase Agreement.

“P&A Expense Amount” means, for any fiscal year, the actual aggregate net amount of plugging and abandonment expenses attributable to the Operated Wellbores and the Non-Operated Wellbores (calculated net to the Issuer’s right, title and interest in and to the applicable Operated Wellbores or Non-Operated Wellbores).

“P&A Reserve Account” means an account established on or before the Second A&R Date and maintained by the Securities Intermediary in the name of the Issuer, in trust for the benefit of the Noteholders and the hedge counterparties, into which, following any P&A Reserve Trigger, Available Funds shall be deposited and maintained in an amount equal to the P&A Reserve Amount; provided that at any time the P&A Reserve Amount is $0, then any funds in the P&A Reserve Account shall be deposited into the Collection Account.

“P&A Reserve Amount” means (i) at any time for which the most recent determination of the P&A Expense Amount for the prior fiscal year resulted in a P&A Reserve Trigger, $1,000,000 and (ii) any other time, $0.

“P&A Reserve Trigger” means the occurrence of, as of the first Payment Date following the determination of the P&A Expense Amount for the prior fiscal year, which P&A Expense Amount shall be measured as of December 31 on the Payment Date occurring in January, the P&A Expense Amount for such prior fiscal year exceeding the greater of $4,000,000 and 1% of the PV-10 of the Assets at such time.

“Parent” means Presidio Finance Holding Company LLC, a Delaware limited liability company.

“Parent LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Parent, dated as of the Original Indenture Date, as the same may be amended and supplemented from time to time.

“Parent Pledge Agreement” means the Pledge Agreement, dated as of the Original Indenture Date, among Parent, the Issuer and the Indenture Trustee, for the benefit of the Noteholders, as amended from time to time.

“Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make payments to and distributions from the Collection Account, including payments of principal of or interest on the Notes on behalf of the Issuer.

“Payment Date” means, with respect to each Collection Period, the 25th day of the following month or, if such day is not a Business Day, the immediately following Business Day. The initial Payment Date will be June 25, 2026.

Appendix A 22

“Payment Date Compliance Certificate” means the certificate delivered pursuant to Section 7.01(f) of the Indenture.

“Payment Date Report” means a certificate of the Manager delivered pursuant to Section 8.08 of the Indenture.

“Payment Determination Date” means, with respect to any Payment Date, two (2) Business Days immediately preceding such Payment Date.

“Payment in Full” means the principal of and interest on each Note and all fees payable under the Indenture and all other amounts payable under the Basic Documents shall have been paid in full in dollars (other than contingent indemnity obligations for which no claim has been made).

“Permitted Amounts” has the meaning specified in the Master Joint Operating Agreement.

“Permitted Change of Control” has the meaning specified in the Management Services Agreement.

“Permitted Disposition” has the meaning specified in Section 9.01 of the Indenture.

“Permitted Disposition Senior DSCR Condition” shall mean, after giving effect to such disposition, (a) the Senior DSCR shall be in excess of 1.25x and (b) either (x) the Senior DSCR shall be in excess of 1.35x or (y) if the Senior DSCR will be less than 1.35x, the Senior DSCR shall be no worse than the Senior DSCR prior to such disposition.

“Permitted Indebtedness” has the meaning specified in Section 4.21 of the Indenture.

“Permitted Investments” means (i) direct obligations of the United States of America or any agency thereof, or shares of money market funds that invest solely in such obligations, (ii) obligations fully guaranteed by the United States of America and certificates of deposit issued by, or bankers’ acceptances of, or time deposits, demand deposits or overnight deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings of at least $300,000,000 and a rating of at least “BBB” from Fitch (or if Fitch no longer maintains a rating on any Series of Notes, a rating of at least “BBB” (or equivalent) from a Rating Agency), (iii) commercial paper of companies, banks, trust companies or national banking associations incorporated or doing business under the laws of the United States of America or one of the states thereof and in each case having a rating assigned to such commercial paper by Fitch (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America) equal to the highest rating assigned by such organizations, (iv) money market funds which (a) invest primarily in obligations of the United States of America or any agency thereof, corporate bonds, certificates of deposit, commercial paper rated AAAmmf or better by Fitch and P-1 or better by Moody’s, repurchase agreements, time deposits, banker’s acceptances, municipal bonds, and/or floating rate and/or variable rate securities and (b) have a rating assigned to such fund by Moody’s equal to “Aaa-mmf” or better, and (v) such other investments rated AAAmmf or better by Fitch as the Majority Noteholders may approve from time to time. In no event shall any investment be eligible as a “Permitted Investment” unless the final maturity or date of return of such investment is thirty (30) days or less from the date of purchase thereof.

“Permitted Liens” means (a) any “Permitted Encumbrances” as defined in the Merger Agreement or any Additional Asset Purchase Agreement (if, and to the extent, the definition of “Permitted Encumbrances” therein is substantively the same as the definition of “Permitted Encumbrances” in the Merger Agreement), as applicable, (b) any Liens in favor of the Indenture Trustee, for the benefit of the Secured Parties, securing the Secured Obligations, (c) the Issuer’s rights under the Agency Agreement with respect to the portion of the Collateral that constitute interests in federal leases and (d) with respect to deposit accounts, Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness and (ii) to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business.

Appendix A 23

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Physical Property” means instruments within the meaning of Section 9-102(a)(47) of the UCC and certificated securities within the meaning of Section 8-102 of the UCC.

“PIH” means Presidio Investment Holdings LLC, a Delaware limited liability company.

“PIHC” means Presidio Intermediate Holding Company LLC, a Delaware limited liability company.

“Plan” means (i) an “employee benefit plan” as defined in Section 3(3) of the ERISA that is subject to Title I of ERISA, (ii) a “plan” described in section 4975(e)(1) of the Code that is subject to section 4975 of the Code, (iii) any entity or account whose underlying assets are deemed to include “plan assets” (within the meaning of the Department of Labor regulation located at 29 C.F.R. section 2510.3-101, as modified by Section 3(42) of ERISA) or (iv) any plan, entity or account that is subject to any Similar Law.

“Precautionary Mortgage” means that certain Deed of Trust, Mortgage, Open End Wellbore Mortgage, Multiple Indebtedness Mortgage, a Credit Line Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement, dated as of the Original Indenture Date from Presidio WAB or any Seller to the trustee named therein for the benefit of Issuer, as may be supplemented on or after the Second A&R Date.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Presidio Accounts” means, collectively, the Issuer Accounts, the Non-Operated Proceeds Account (until closed pursuant to Section 8.02(a)(v)) and the Operator Account.

“Presidio NomCo” means Presidio Nominee Corp., a Texas corporation.

“Presidio Party” means any of Issuer, PIHC, Holdings, Parent, Presidio WAB, any Seller, the Operator, Presidio NomCo and Finance NomCo.

“Presidio Production” means Presidio Production Company, a Delaware corporation.

“Presidio WAB” means Presidio WAB LLC, a Texas limited liability company, or its successors.

“Principal Distribution Amount” means, with respect to any Payment Date for any Series of Notes, the Scheduled Principal Distribution Amount for such Class of Notes plus any principal amounts of such notes previously due and unpaid (including from prior Payment Dates).

Appendix A 24

“Priority of Payments” means the priority of payments set forth in Section 8.06(a) of the Indenture.

“Pro Forma Aggregate DSCR” means the projected Aggregate DSCR calculation as of the Payment Determination Date occurring at least six (6) calendar months following the date of the issuance of the relevant Additional Notes or Permitted Disposition of Collateral. The Pro Forma Aggregate DSCR shall be based on six (6) calendar months of projected Securitized Net Cash Flow and debt service on the Notes after giving effect to the Additional Assets and Additional Notes or Permitted Disposition, as applicable, with such projected Securitized Net Cash Flow calculated (a) by reference to the net projected cash flows from the Oil and Gas Portfolio categorized as proved, developed and producing based upon the Reserve Report most recently delivered, (b) in a manner substantially similar to the calculation of PV-10 as though such Payment Determination Date was a Quarterly Determination Date, (c) by excluding any Assets that have been disposed of prior to such determination date, and (d) by excluding any Additional Assets for which a reserve report as required by the Asset Purchase Agreement covering such Additional Assets as of a date no more than six (6) months prior to the determination date is not available.

“Pro Forma Senior DSCR” means the projected Senior DSCR calculation as of the Payment Determination Date occurring at least six (6) calendar months following the date of the issuance of the relevant Additional Notes or Permitted Disposition of Collateral. The Pro Forma Senior DSCR shall be based on six (6) calendar months of projected Securitized Net Cash Flow and debt service on the Notes after giving effect to the Additional Assets and Additional Notes or Permitted Disposition of Collateral, as applicable, with such projected Securitized Net Cash Flow calculated (a) by reference to the net projected cash flows from the Oil and Gas Portfolio categorized as proved, developed and producing based upon the Reserve Report most recently delivered, (b) in a manner substantially similar to the calculation of PV-10 as though such Payment Determination Date was a Quarterly Determination Date, (c) by excluding any Assets that have been disposed of prior to such determination date, and (d) by excluding any Additional Assets for which a reserve report as required by the Asset Purchase Agreement covering such Additional Assets as of a date no more than six (6) months prior to the determination date is not available.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Production Tracking Rate” means, with respect to any quarterly date of determination, the quotient of (a) the aggregate production volume with respect to the Oil and Gas Portfolio (calculated on a Barrel of Oil Equivalent basis) actually realized over the 6 calendar months immediately preceding such date of determination over (b) the aggregate production volume with respect to the Oil and Gas Portfolio projected in the most recent Reserve Report with respect to such 6 immediately preceding calendar months. The Production Tracking Rate shall first be tested on the Second A&R Date and on each Quarterly Determination Date thereafter. The determination of Production Tracking Rate shall be suspended upon the occurrence of any force majeure event; provided, however, that in no event shall any suspension continue for longer than the shorter of (x) 15 days after the cessation of the event or condition giving rise to such force majeure event and (y) 6 months.

“Purchase Date” means the applicable Closing Date.

“Purchase Price” has the meaning specified in the Merger Agreement.

“Purchaser” or “Purchasers” means the purchasers listed on Schedule B to any Note Purchase Agreement.

“PV-10” means, as of any date of determination, based on the Reserve Report most recently delivered pursuant to Section 8.05 of the Indenture, the discounted present value (using 10% discount rate) of the sum of (i) the net projected cash flows from the Oil and Gas Portfolio, calculated as of such date of determination as (a) the sum of revenues based on (x) projected production at current WTI, Henry Hub or the applicable NGL strip prices (as reported from time to time by CME Group / NYMEX) (y) marketing fees to be earned by Operator for the account of Issuer in connection with the projected production in clause (x) and (z) all other projected revenue line items recognized (or that will be recognized) on the financial statements of the Issuer less (b) projected severance taxes, ad valorem taxes, operating expenses (net of COPAS income), workover expenses, management-projected plugging and abandonment expenses for the Oil and Gas Portfolio, in each case, for the Oil and Gas Portfolio (net to the Oil and Gas Portfolio) and other deductions, in each case, calculated on a monthly basis (or less frequently if the most recently delivered Reserve Report does not break down by month for such time period), and (ii) the positive or negative aggregate Mark-to-Market value determined as of such date of determination of all Commodity Hedges, calculated in the aggregate for all Hydrocarbons hedged.

Appendix A 25

“QIB” has the meaning specified in Section 2.04(e) of the Indenture.

“QP” has the meaning specified in Section 2.04(e) of the Indenture.

“Quarterly Determination Date” means the Payment Determination Dates in the months of February, May, August and November, commencing November, 2026.

“Rapid Amortization Event” means the occurrence of (i) any Event of Default, (ii) a Warm Trigger Event, or (iii) any Manager Termination Event.

“Rating Agency” means, to the extent that such entity maintains a rating on outstanding Notes, (a) Fitch, Inc., Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, DBRS, Inc. or Kroll Bond Rating Agency, LLC or (b) any other credit rating agency that is a nationally recognized statistical rating organization by the Commission (other than Egan Jones) and approved in writing by the Majority Noteholders, so long as, in each case, any such credit rating agency described in clause (a) or (b) above continues to be a nationally recognized statistical rating organization recognized by the Commission and is approved as a “Credit Rating Provider” (or other similar designation) by the NAIC.

“Rating Agency Condition” means, with respect to any action, and each Rating Agency, either (i) written confirmation by that Rating Agency that such action will not cause such Rating Agency to qualify, reduce or withdraw any of its then-current ratings assigned to the Notes or (ii) that such Rating Agency has been given at least thirty days’ prior written notice of such action and such Rating Agency has not issued any written notice that such action would cause such Rating Agency to qualify, reduce or withdraw any of its then-current ratings assigned to the Notes.

“Rating Agency Contact” means, (a) in the case of Fitch, globalcrosssectorsf@fitchratings.com and (b) in the case of any other nationally recognized statistical rating organization consented to by the Majority Noteholders, such contact provided by such rating organization.

“Reaffirmation Agreement” means, collectively, (a) that certain Confirmation and Reaffirmation of the Presidio Parties, dated as of July 18, 2023, by and among the Presidio Parties (as defined therein), (b) that certain Confirmation and Reaffirmation of the Presidio Parties, dated as of the Second A&R Date, by and among the Presidio Parties (as defined therein) and (c) any similar documents.

“Record Date” means, with respect to a Payment Date or Redemption Date, the last day of the immediately preceding calendar month.

“Redemption Date” has the meaning specified in Section 11.01 of the Indenture.

Appendix A 26

“Related Entity” means each of the Issuer, Parent, Holdings, PIHC, Presidio WAB, Presidio NomCo, Finance NomCo, the Manager, the Operator and each of their Affiliates.

“Related Fund” means, with respect to any Holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Release Price” means, with respect to any disposition, with respect to any other Series of Notes, the amount specified in the related Series Supplement.

“Remaining Balance” has the meaning specified in Section 8.01 of the Indenture.

“Remittance Date” has the meaning specified in Section 8.01 of the Indenture.

“Reserve Report” means initially the Initial Reserve Report and upon delivery of the updated reserve report required with respect to the Assets pursuant to Section 8.05 of the Indenture, a reserve report in form and substance substantially similar to the Initial Reserve Report (as adjusted for new information) and otherwise acceptable to the Majority Noteholders, setting forth as of the date of the report the oil and gas reserves of the Issuer, together with a projection of the rate of production and future net income, Taxes, Operating Expenses and capital expenditures with respect to the Assets as of that date based on good faith and reasonable economic assumptions provided by the Manager, containing customary assumptions, qualifications and exclusions, and prepared by (a) Netherland, Sewell, & Associates, Inc., (b) W. D. Von Gonten & Co. Petroleum Engineering, (c) Ryder Scott Company, L.P., (d) Gaffney Cline & Associates, (e) DeGolyer and MacNaughton, (f) Cawley, Gillespie & Associates, Inc. or (g) another nationally recognized independent petroleum engineering firm reasonably acceptable to the Majority Noteholders; provided that upon the reasonable request of the Majority Noteholders, the Majority Noteholders may, at their sole expense, independently audit the economic assumptions provided in connection with the preparation of the Reserve Report.

“Responsible Officer” means, (x) with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer, employee or other person of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to each, having direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, (y) with respect to the Issuer, Finance NomCo or Holdings, any officer, including any president, vice president, secretary or any other officer performing functions similar to those performed by such officers, and (z) with respect to PIHC, Operator, Presidio NomCo, Parent, Presidio Production or Presidio WAB, any officer, including any president, vice president, secretary or any other officer performing functions similar to those performed by such officers.

“Retained Liabilities” has the meaning specified in the Merger Agreement.

“Rolling Hedging Determination Date” means (a) each Quarterly Determination Date following the Second A&R Date and (b) each day that Additional Assets are acquired pursuant to Section 9.02.

“Rule 144A Global Note” means, with respect to any Series and Class of Notes, a single global Note, in definitive, fully registered form without interest coupons, representing such Notes, which Note does not bear a Regulation S Legend.

Appendix A 27

“Rule 17g-5” has the meaning specified in Section 13.19(a) of the Indenture.

“Sanctioned Jurisdiction” means any country, region, or territory that is the target of any comprehensive embargo under Economic Sanctions Laws (as of the date hereof, Cuba, Iran, North Korea and the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic).

“Scheduled Principal Distribution Amount” for any Series of Notes shall be defined in the applicable Series Supplement of such Series.

“Second A&R Date” means June 9, 2026.

“Section 385 Related Party” means the Issuer (or any entity treated as the Issuer for U.S. federal income tax purposes), a member of an “expanded group” that includes the Issuer (or any entity treated as the Issuer for U.S. federal income tax purposes) or with respect to which the Issuer is a “controlled partnership” or that would include the Issuer if the Issuer were a corporation or a “controlled partnership” with respect to such an expanded group, in each case within the meaning of Treasury Regulations under Section 385 of the Code.

“Secured Obligations” means any and all amounts owing or to be owing by the Issuer: (a) to any Noteholder under any of the Notes or any of the other Basic Documents, including, without limitation, (i) all payment of principal of, and interest on each Note and the Indenture (including, without limitation, interest accruing after the filing of any bankruptcy or similar petition or the commencement of any insolvency, receivership or similar proceeding, regardless of whether such interest is allowed in such proceeding or after the filing of such petition), (ii) all other amounts payable by the Issuer under the Notes and the other Basic Documents and (iii) the punctual and faithful performance, keeping, observance, and fulfillment by the Issuer of all of the agreements, conditions, covenants, and obligations of the Issuer contained in the Notes and the other Basic Documents; (b) to any Hedge Counterparties under any applicable Hedge Agreements (including any termination payments and any amounts owed thereunder); and (c) all renewals, extensions and/or rearrangements of any of the above, in each case, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of the Indenture, all as provided in the Indenture.

“Secured Parties” means, collectively, each Holder of the Notes, the Indenture Trustee and each Hedge Counterparty, and “Secured Party” means any of them individually.

“Securities” or “Security” has the meaning specified in section 2(a)(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” has the meaning specified in Section 8.02(c)(i) of the Indenture.

“Securitized Net Cash Flow” means, with respect to any Collection Period, (a) the sum or difference of, as applicable (i) the aggregate proceeds of the Oil and Gas Portfolio deposited in the Collection Account during such Collection Period, and the aggregate amount of Equity Contribution Cures, if any, deposited into the Collection Account during such Collection Period and (ii) the net proceeds of the Hedge Agreements received by the Issuer during such Collection Period, in excess of amounts payable pursuant to Section 8.06(a)(iii), minus (b) the amounts payable pursuant to clauses (i), (ii) and (iii)(A) of Section 8.06(a) and clause (i) of Section 8.06(c) of the Indenture with respect to such Collection Period. For the avoidance of doubt (x) the Securitized Net Cash Flow shall not be reduced on account of Well Improvement Capex and (y) Securitized Net Cash Flow shall not be increased on account of amounts retained in or deposited in the Collection Account that are designated as Well Improvement Capex Contributions.

Appendix A 28

“Security Termination” means (a) Payment in Full (which for the avoidance of doubt does not include Hedge Agreements) and (b) (i) all the Hedge Agreements have been terminated and all amounts due under Hedge Agreements shall have been indefeasibly paid in full in cash or (ii) such Hedge Agreements are cash collateralized or otherwise secured to the satisfaction of the Hedge Counterparties, it being understood that the Indenture Trustee shall, if such Hedge Counterparty does not respond to a written request from the Indenture Trustee or the Issuer to confirm that the foregoing clause (b) has occurred within five (5) Business Days of such request, be (x) permitted to rely on the certificate of a Responsible Officer of the Issuer to establish the foregoing in clause (b) and (y) entitled to deem that the foregoing clause (b) has occurred with respect to such Hedge Counterparty.

“Seller” means Presidio WAB and each other “Seller” under any Additional Asset Purchase Agreement.

“Semi-Annual Determination Date” means the Payment Determination Date in the month of May and November of each fiscal year.

“Senior Diversion Event” will be continuing as of any Payment Date for so long as:

(a) the Senior DSCR is less than 1.20x;

(b) the Production Tracking Rate is less than 80%; or

(c) the Senior LTV is greater than 65%.

“Senior DSCR” means, as of any Quarterly Determination Date beginning with the Payment Date occurring in November 2026, an amount equal to (a) the Securitized Net Cash Flow over the six (6) immediately preceding Collection Periods, divided by (b) the sum of (i) without duplication, the aggregate Note Interest on the Class A Notes of each Series for each of such six (6) immediately preceding Payment Dates and any unpaid Note Interest for such Class A Notes as of the Payment Date six (6) months prior to such Quarterly Determination Date plus (ii) the aggregate Principal Distribution Amount for such Class A Notes for each of such six (6) immediately preceding Payment Dates plus (iii) any unpaid Principal Distribution Amounts for such Class A Notes and as of the Payment Determination Date six (6) months prior to such Quarterly Determination Date. During the period which the Additional Assets have been owned by the Issuer for fewer than six (6) Collection Periods or the Additional Notes have been outstanding for fewer than six (6) Collection Periods, such calculation will include the Additional Assets and Additional Notes for all the full Collection Periods that such Additional Assets have been owned by the Issuer or such Additional Notes have been outstanding, as applicable.

“Senior Excess Amortization Amount” means with respect to all outstanding Class A Notes on any Payment Date, the Senior Note Excess Allocation Percentage of the Available Funds for such Payment Date available for distribution for such purpose under clause (vi) of the Priority of Payments on such Payment Date (which Senior Excess Amortization Amount will be applied in accordance with the Priority of Payments and Applicable Payment Priority); provided, that the Excess Amortization Amount for the Class A Notes as of any Payment Date shall not exceed the Outstanding Principal Balance of all outstanding Class A Notes of such Payment Date (calculated after giving effect to all prior payments on such Payment Date pursuant to the Priority of Payments).

Appendix A 29

“Senior Financial Officer” means, with respect to each Presidio Party, as applicable, or the chief financial officer, principal accounting officer, treasurer, vice president – finance and accounting or comptroller (or any other officer holding a title or role similar to any of the foregoing) of such Presidio Party.

“Senior IO DSCR” means, as of any Quarterly Determination Date beginning with the Payment Date occurring in November 2026, an amount equal to (a) the Securitized Net Cash Flow for each of the six (6) immediately preceding Collection Periods, divided by (b) the aggregate Note Interest with respect to the Controlling Securities of each Series for each of the six (6) immediately preceding Collection Periods. During the period which the Additional Assets have been owned by the Issuer for fewer than six (6) Collection Periods or the Additional Notes have been outstanding for fewer than six (6) Collection Periods, such calculation will include the Additional Assets and Additional Notes for all the full Collection Periods that such Additional Assets have been owned by the Issuer or such Additional Notes have been outstanding, as applicable. Any interest accrued but unpaid Note Interest as of any prior Payment Dates shall not be included when calculating the Senior IO DSCR.

“Senior LTV” means, as of any Semi-Annual Determination Date, the ratio equal to (a) the excess of the sum of (x) the Outstanding Principal Balance of the Class A Notes (net of any then-existing receivables, to the extent they have reduced the PV-10) as of such date of determination over (y) the amount then on deposit in the Collection Account divided by (b) the PV-10 as of such date of determination minus any Excess Concentration Amounts. The Senior LTV shall be determined on a semi-annual basis; provided that if the PV-10 shall have been re-calculated as a result of an updated Reserve Report being obtained prior to any Reserve Report delivered pursuant to Section 8.05(a), then the Senior LTV shall be re-calculated giving effect to such re-calculation of the PV-10 and on the basis of the then current amounts specified in the preceding clause (a).

“Senior Note Excess Allocation Percentage” for any Series of Notes shall be defined in the applicable Series Supplement of such Series.

“Senior Transaction Fees” means any fees or expenses payable pursuant to clauses (i) and (ii) of Section 8.06(a) of the Indenture.

“Series” means a series of Notes issued pursuant to the Indenture and the related Series Supplement.

“Series Supplement” means a supplement to the Indenture pursuant to which a Series of Notes is issued.

“Similar Law” means any U.S. federal, state, non-U.S., or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code.

“Special Priority of Payments” means the priority of payments set forth in Section 8.06(c) of the Indenture.

“STAMP” has the meaning specified in Section 2.05(f) of the Indenture.

“Standard & Poor’s” or “S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to the rating agency business thereof.

“State” means any one of the 50 States of the United States of America or the District of Columbia.

Appendix A 30

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Issuer.

“SVO” means the Securities Valuation Office of the NAIC.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Tangible Net Worth Test” has the meaning specified in the Management Services Agreement.

“Tax” or “Taxes” means any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, assessments, and other governmental charges imposed by any Governmental Body, including income, profits, franchise, withholding, employment, social security (or similar), disability, occupation, ad valorem, property, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated, unemployment, severance, compensation, utility, stamp, occupation, premium, windfall profits, transfer, gains, production and excise taxes, and customs duties, together with any interest, penalties, fines or additions thereto.

“Threatened” means a claim, Proceeding, dispute, action, or other matter will be deemed to have been “Threatened” if any demand or statement has been made (orally or in writing) to any of PIH, any Related Entity or any officers, directors, or employees of PIH or a Related Entity that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

“Title Failure Amounts” means amounts required to be paid pursuant to Section 6.10 of the Merger Agreement or such equivalent section of any applicable Additional Asset Purchase Agreement.

“Trade Control Laws” means (a) Anti-Corruption Laws and (b) Anti-Money Laundering Laws.

“Transfer Taxes” has (a) the meaning specified in the Merger Agreement and/or (b) the meaning specified in any applicable Additional Asset Purchase Agreement, as applicable.

“Transferor Certificate” has the meaning specified in Section 2.04(e) of the Indenture.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.

Appendix A 31

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Verification Agent” means the Back-Up Manager or, in the event the Back-Up Manager is unavailable or declines to accept such engagement in its sole discretion, an accounting firm of nationally recognized standing.

“Warm Back-up Management Duties” has the meaning specified in the Back-up Management Agreement.

“Warm Trigger Event” means the occurrence of a Senior Diversion Event, or any event or condition that, with the giving of notice, the passage of time, or both, would be an Event of Default or a Manager Termination Event.

“Well Improvement Capex” means all workover costs and expenses for well improvement with respect to the Oil and Gas Portfolio that are paid from (a) Excess Funds or (b) Well Improvement Capex Contributions; provided, that Well Improvement Capex shall not include routine maintenance and repair work performed on a well, it being understood that elective expenditures for the purpose of maintaining reserves shall not be considered routine maintenance or repair work.

“Well Improvement Capex Contribution” means cash contributions made to the Issuer to fund capital expenditures with respect to the Oil and Gas Portfolio that are designated as Well Improvement Capex Contributions; provided that, without the consent of the Majority Noteholders, Well Improvement Capex Contributions shall not exceed ten percent (10%) of the aggregate principal balance of all Notes issued. For the avoidance of doubt, Well Improvement Capex Contributions shall not constitute Equity Contribution Cures.

“Wells” means the wells set forth on Exhibit A to the Merger Agreement (to the extent constituting Assets) or any similar exhibit to any applicable Additional Asset Purchase Agreement.

Appendix A 32

PART II - RULES OF CONSTRUCTION

(A) Accounting Terms. As used in this Appendix or the Basic Documents, accounting terms which are not defined, and accounting terms partly defined, herein or therein shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Appendix or the Basic Documents are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or the Basic Documents will control.

(B) “Hereof,” etc. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Appendix or any Basic Document will refer to this Appendix or such Basic Document as a whole and not to any particular provision of this Appendix or such Basic Document; and Section, Schedule and Exhibit references contained in this Appendix or any Basic Document are references to Sections, Schedules and Exhibits in or to this Appendix or such Basic Document unless otherwise specified. The word “or” is not exclusive.

(C) Use of “related”. As used in this Appendix and the Basic Documents, with respect to any Payment Date, the “related Payment Determination Date,” the “related Collection Period,” and the “related Record Date” will mean the Payment Determination Date, the Collection Period, and the Record Date, respectively, immediately preceding such Payment Date. With respect to any Purchase Date, the “related Cutoff Date” will mean the Cutoff Date established for the closing of the purchase of Assets on that Purchase Date.

(D) Amendments. Any agreement or instrument defined or referred to in the Basic Documents or in any instrument or certificate delivered in connection herewith shall mean such agreement or instrument as from time to time amended, modified or supplemented and includes references to all attachments thereto and instruments incorporated therein in compliance with the Indenture.

(E) Number and Gender. Each defined term used in this Appendix or the Basic Documents has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Appendix or the Basic Documents has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

(F) Including. Whenever the term “including” (whether or not that term is followed by the phrase “but not limited to” or “without limitation” or words of similar effect) is used in this Appendix or the Basic Documents in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.

Appendix A 33

Exhibit 4.2

Execution Version

SERIES 2026-1 SUPPLEMENT

among

PRESIDIO FINANCE LLC,
as Issuer

PRESIDIO FINANCE NOMINEE CORP.,
as Finance NomCo

and

UMB Bank, N.A.
as Indenture Trustee, Paying Agent and Securities Intermediary

Dated as of June 9, 2026

Series 2026-1 Notes

SERIES 2026-1 SUPPLEMENT

THIS SERIES 2026-1 SUPPLEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Series Supplement”), dated as of June 9, 2026, is among Presidio Finance LLC, a Delaware limited liability company (the “Issuer”), Presidio Finance Nominee Corp., a Texas corporation (“Finance NomCo”) and UMB Bank, N.A., a national banking association, as trustee and not in its individual capacity (the “Indenture Trustee”), as paying agent (in such capacity, the “Paying Agent”) and as securities intermediary (in such capacity, the “Securities Intermediary”).

RECITALS

WHEREAS, the Issuer has entered into a Second Amended and Restated Indenture, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Indenture”), among the Issuer, Finance NomCo, the Indenture Trustee, the Paying Agent and the Securities Intermediary;

WHEREAS, the Issuer desires to issue $350,000,000 of Series 2026-1 Notes (the “Series 2026-1 Notes”), consisting of (i) $175,000,000 Series 2026-1 Notes, Class A-1 Notes (the “Series 2026-1 Class A-1 Notes”) and (ii) $175,000,000 Series 2026-1 Notes, Class A-2 Notes (the “Series 2026-1 Class A-2 Notes”), pursuant to this Series Supplement to the Indenture;

WHEREAS, each of Parent and Finance NomCo guarantees the punctual payment of the Series 2026-1 Notes pursuant to the terms of the Guarantee and Security Agreement;

WHEREAS, the Issuer represents that it has duly authorized the issuance of the Series 2026-1 Notes;

WHEREAS, the Series 2026-1 Notes constitute “Notes” as defined in the Indenture; and

WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth.

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions

. All defined terms used but not defined herein shall have the meanings given to such terms in the Indenture. All words and phrases defined in the Indenture shall have the same meaning in this Series Supplement, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Series Supplement unless the context clearly requires otherwise:

“Closing Date” means June 9, 2026.

“Day Count Convention,” with respect to the Series 2026-1 Notes, has the meaning specified in the table in Section 2.01(a).

“Final Scheduled Payment Date,” with respect to the Series 2026-1 Notes, has the meaning specified in Section 2.01(c).

“Indenture” has the meaning specified in the preamble hereto.

“Interest Rate” means, for each Class of the Series 2026-1 Notes, the rate per annum at which interest accrues on such Class as set forth in Section 2.01(a).

“Legal Final Maturity” means, with respect to the Series 2026-1 Class A-1 Notes, the Payment Date occurring in December 2041, and with respect to the Series 2026-1 Class A-2 Notes, the Payment Date occurring in December 2041.

“Optional Redemption Price” with respect to the Series 2026-1 Notes, has the meaning specified in Section 2.07.

“Optional Redemption Premium” with respect to the Series 2026-1 Notes, has the meaning specified in Section 2.07.

“Release Price” means, with respect to any disposition, an amount equal to:

(a) if the Special Priority of Payments is not in effect, the product of (i) a fraction, the numerator of which is the aggregate Outstanding Principal Balance of the Notes, and the denominator of which is the PV-10 of the Assets, (ii) the PV-10 attributable to the Assets disposed of and (iii) the applicable Release Price Multiplier; or

(b) if the Special Priority of Payments is in effect, 100% of the net Asset Disposition Proceeds.

“Release Price Multiplier” means:

(a) with respect to the first 5% of the PV-10 attributable to the Assets disposed of in the aggregate in Permitted Dispositions since the Closing Date, including such Permitted Disposition, 1.15;

(b) with respect to the subsequent 5.01-10% of the PV-10 attributable to the Assets disposed of in the aggregate in Permitted Dispositions since the Closing Date, including such Permitted Disposition, 1.20; and

(c) with respect to any subsequent amount of PV-10 attributable to the Assets disposed of in the aggregate in Permitted Dispositions since the Closing Date, including such Permitted Disposition, 1.25.

“Series 2026-1 Class A-1 Notes” has the meaning specified in the preamble hereto.

“Series 2026-1 Class A-1 Principal Distribution Amount” means, as of any Payment Date, the Series 2026-1 Class A-1 Scheduled Principal Distribution Amount plus such amounts previously due and unpaid; provided, that the Series 2026-1 Class A-1 Principal Distribution Amount as of any Payment Date shall not exceed the Outstanding Principal Balance of the Series 2026-1 Class A-1 Notes as of such Payment Date.

2

“Series 2026-1 Class A-1 Scheduled Principal Distribution Amount” means, as of any date of determination, with respect to the Series 2026-1 Class A-1 Notes, the fixed dollar amount indicated on Exhibit A hereto with respect to such date.

“Series 2026-1 Class A-2 Notes” has the meaning specified in the preamble hereto.

“Series 2026-1 Class A-2 Principal Distribution Amount” means, as of any Payment Date, the Series 2026-1 Class A-2 Scheduled Principal Distribution Amount plus such amounts previously due and unpaid; provided, that the Series 2026-1 Class A-2 Principal Distribution Amount as of any Payment Date shall not exceed the Outstanding Principal Balance of the Series 2026-1 Class A-2 Notes as of such Payment Date.

“Series 2026-1 Class A-2 Scheduled Principal Distribution Amount” means, as of any date of determination, with respect to the Series 2026-1 Class A-2 Notes, the fixed dollar amount indicated on Exhibit B hereto with respect to such date.

“Series 2026-1 Notes” has the meaning specified in the preamble hereto.

Section 1.02 Rules of Construction. Unless the context otherwise requires, the rules of construction set forth in Part II of Appendix A to the Indenture are hereby incorporated by reference.

ARTICLE II

SERIES 2026-1 NOTE DETAILS; FORMS OF SERIES 2026-1 NOTES

Section 2.01 Series 2026-1 Note Details.

(a) The aggregate principal amount of the Series 2026-1 Notes which may be initially authenticated and delivered under this Series Supplement shall be divided into Classes designated as “Class A-1,” and “Class A-2” with the respective initial principal balances, Interest Rates and ratings set forth below (except for Series 2026-1 Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of Notes pursuant to Section 2.05 and Section 2.06 of the Indenture):

Series/Class	Initial Principal Balance	Interest Rate	Note Form	Day Count Convention	Rating By Fitch
Series 2026-1, Class A-1	$175,000,000	5.902%	Book-Entry/Definitive	30/360	A-
Series 2026-1, Class A-2	$175,000,000	6.717%	Book-Entry/Definitive	30/360	BBB

(b) The Series 2026-1 Class A-1 Notes and Series 2026-1 Class A-2 Notes are subject to minimum denominations of $50,000 and integral multiples of $1,000 in excess thereof; provided that minimum denominations of any Definitive Notes shall be $1,000,000 and integral multiples of $1,000 in excess thereof.

(c) The “Final Scheduled Payment Date” for (i) the Series 2026-1 Class A-1 Notes shall be the Payment Date in August 2033 and (ii) the Series 2026-1 Class A-2 Notes shall be the Payment Date in February 2035.

(d) The initial Payment Date on which payments of Note Interest shall be paid to the Noteholders of the Series 2026-1 Notes shall be the Payment Date on June 25, 2026. The initial Interest Accrual Period for the Series 2026-1 Notes shall consist of 17 days.

3

Section 2.02 Delivery of Series 2026-1 Notes. Upon the execution and delivery of this Series Supplement, the Issuer shall execute and deliver to the Indenture Trustee an Issuer Order directing the Indenture Trustee to authenticate and deliver the Series 2026-1 Notes, and the Indenture Trustee, upon receipt of such Issuer Order, shall so authenticate and deliver such Notes.

Section 2.03 Forms of Series 2026-1 Notes. The Series 2026-1 Notes shall be in substantially the forms set forth in the Indenture, each with such variations, omissions and insertions as may be necessary. The Series 2026-1 Class A-1 Notes and Series 2026-1 Class A-2 Notes may be issued, transferred and held as Definitive Notes or Book-Entry Notes.

Section 2.04 Principal Distribution Amounts. The “Principal Distribution Amount” for the Series 2026-1 Class A-1 Notes shall be the Series 2026-1 Class A-1 Principal Distribution Amount and the “Principal Distribution Amount” for the Series 2026-1 Class A-2 Notes shall be the Series 2026-1 Class A-2 Principal Distribution Amount.

Section 2.05 Funding of the Collection Account . On the Closing Date, the Issuer shall deposit into the Collection Account an amount equal to $0.

Section 2.06 Funding of the Liquidity Reserve Account. On the Closing Date, the Issuer shall deposit into the Liquidity Reserve Account an amount equal to the Liquidity Reserve Account Initial Deposit.

Section 2.07 Redemption Terms. The Series 2026-1 Notes may be redeemed in whole or in part at the direction of the Issuer on any Redemption Date; provided that the Series 2026-1 Notes must be redeemed ratably, such that the relative proportions of the Series 2026-1 Notes Outstanding after giving effect to such redemption remains unaffected by such redemption. The “Optional Redemption Price” for the Series 2026-1 Notes shall equal the sum of (I) an amount sufficient to redeem the applicable Series 2026-1 Notes at par, together with accrued and unpaid applicable Note Interest thereon, plus (II) the following “Optional Redemption Premiums”:

(a) Series 2026-1 Class A-1 Notes: (i) from and including the Closing Date to but excluding the first anniversary of the Closing Date, 2.00%, (ii) from and including the first anniversary of the Closing Date to but excluding the second anniversary of the Closing Date, 1.00% and (iii) at any time on or after the second anniversary of the Closing Date, 0%, in each case, multiplied by the portion of the Outstanding Principal Balance of such Notes to be repaid by the Optional Redemption.

(b) Series 2026-1 Class A-2 Notes: (i) from and including the Closing Date to but excluding the first anniversary of the Closing Date, 2.00%, (ii) from and including the first anniversary of the Closing Date to but excluding the second anniversary of the Closing Date, 1.00% and (iii) at any time on or after the second anniversary of the Closing Date, 0%, in each case, multiplied by the portion of the Outstanding Principal Balance of such Notes to be repaid by the Optional Redemption.

For so long as the Series 2026-1 Notes remain Outstanding, the Issuer shall not (w) optionally redeem any other Series of Notes if the Series 2026-1 Notes would remain Outstanding immediately after giving effect thereto, (x) if a Material Event has occurred and is continuing, optionally redeem any Notes of a particular Class if any other Notes of a Class that is senior to such Class would remain Outstanding immediately after giving effect thereto, (y) optionally redeem the Series 2026-1 Class A-1 Notes if the Series 2026-1 Class A-2 Notes would remain Outstanding immediately after giving effect thereto or (z) optionally redeem the Series 2026-1 Class A-2 Notes if the Series 2026-1 Class A-1 Notes would remain Outstanding immediately after giving effect thereto.

4

Section 2.08 Additional Terms.

(a) Additional Notes. With respect to any issuance of Additional Notes pursuant to Section 2.15 of the Indenture, if the Series 2026-1 Notes will remain Outstanding immediately following such issuance, the Issuer shall have adjusted its Hedging Transactions such that the Issuer shall have entered into one or more Hedge Agreements and Hedging Transactions (including Hedging Transactions under Hedge Agreements in existence on the Closing Date) to hedge at least (1) NYMEX WTI: 85% of projected crude oil Hydrocarbon production from the Assets (including any Additional Assets being contributed concurrently with the issuance of such Additional Notes) and (2) NYMEX Henry Hub: 85% of projected natural gas Hydrocarbon production from the Assets (including any Additional Assets being contributed concurrently with the issuance of such Additional Notes), in each case for the immediately succeeding five (5) year period from the date such Additional Notes are issued.

(b) Reserved.

(c) Equity Contribution Cures. So long as any Series 2026-1 Notes are Outstanding, the aggregate amount of all Equity Contribution Cures shall not exceed 10% of the cumulative initial principal amount of all Series 2026-1 Notes issued by the Issuer and shall be made no more frequently than twice (in aggregate) per calendar year and not more than four times total in the aggregate. For the avoidance of doubt, Well Improvement Capex Contributions shall not constitute Equity Contribution Cures.

(d) Senior Note Excess Allocation Percentage. The “Senior Note Excess Allocation Percentage” with respect to the Series 2026-1 Notes shall mean, as of any Payment Date, (a) if (i) no Rapid Amortization Event has occurred and is continuing and (ii) no Senior Diversion Event is continuing, then (A) for each of the first sixty (60) Payment Dates after the initial Payment Date, 20%, (B) for the sixty-first (61st) through (and including) the eighty-fifth (85th) Payment Dates occurring after the initial Payment Date, 70% and (C) thereafter, 100%; or (b) if either a Rapid Amortization Event has occurred and is continuing or a Senior Diversion Event is continuing, then 100%.

(e) Liquidity Reserve Account Terms

(i) Liquidity Reserve Account Target Amount. The Liquidity Reserve Account Target Amount for the Series 2026-1 Notes shall equal, as of any date of determination, the sum of six (6) months of Note Interest with respect to all outstanding Series 2026-1 Notes and the Manager’s estimated Senior Transaction Fees for the following six (6) Payment Dates.

(ii) Liquidity Reserve Account Initial Deposit. The Liquidity Reserve Account Initial Deposit for the Series 2026-1 Notes shall mean cash or Permitted Investments having a value of $11,334,625.00.

Section 2.09 Escrow Terms. For purposes of the Series 2026-1 Notes:

(a) the “Escrow Agreement” applicable to the Series 2026-1 Notes shall mean each Escrow Agreement, dated as of June 8, 2026, by and among the Issuer, the Escrow Agent and the applicable Noteholders of the Series 2026-1 Notes on the date of such agreement; and

(b) the “Escrow Interest” applicable to the Series 2026-1 Notes means the interest accrued on Escrowed Funds (as defined therein) until the Closing Date under the Escrow Agreement and payable to the Series 2026-1 Class A-1 Noteholders and the Series 2026-1 Class A-2 Noteholders on the initial Payment Date.

5

ARTICLE III

GENERAL PROVISIONS

Section 3.01 Date of Execution. This Series Supplement, for convenience and for the purpose of reference, is dated as of June 9, 2026.

Section 3.02 Notices. Notices required to be given to the initial Rating Agencies by the Issuer or the Indenture Trustee shall be provided to the following “Rating Agency Contacts”: globalcrosssectorsf@fitchratings.com.

Section 3.03 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. THIS SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED THAT ANY MATTERS THAT RELATE TO REAL PROPERTY SHALL BE GOVERNED BY THE LAWS OF THE STATE WHERE SUCH PROPERTY IS LOCATED. EACH PARTY AND EACH HEDGE COUNTERPARTY TO THIS SERIES SUPPLEMENT SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SERIES SUPPLEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF. EACH PARTY (a) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS, (b) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (c) AGREES THAT IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS. EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS. A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH OF THE ISSUER, EACH NOTEHOLDER AND THE INDENTURE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SERIES SUPPLEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.04 Severability. In case any provision in this Series Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6

Section 3.05 Counterparts; Electronic Execution. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Series Supplement or in any other certificate, agreement or document related to this Series Supplement or the other Basic Documents shall include images of manually executed signatures transmitted by facsimile or other electronic format (including “pdf”, “tif” or “jpg”) and other electronic signatures (including DocuSign and AdobeSign). The use of electronic signatures and electronic records (including any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including any state law based on the Uniform Electronic Transactions Act or the UCC.

ARTICLE IV

APPLICABILITY OF INDENTURE

Section 4.01 Applicability. The provisions of the Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Series Supplement and the Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. The representations, warranties and covenants contained in the Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

[SIGNATURE PAGES FOLLOW]

7

IN WITNESS WHEREOF, each of the Issuer, Finance NomCo and the Indenture Trustee have caused this Series Supplement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

PRESIDIO FINANCE LLC

By:	/s/ Brett Barnes
Name: Brett Barnes
Title: Executive Vice President and General Counsel

PRESIDIO FINANCE NOMINEE CORP.

By:	/s/ Brett Barnes
Name: Brett Barnes
Title: Executive Vice President and General Counsel

[Signature Page to Series 2026-1 Supplement]

UMB BANK, N.A., not in its individual capacity but solely as Indenture Trustee, Securities Intermediary and as Paying Agent

By:	/s/ Michele Voon
Name: Michele Voon
Title: Senior Vice President

[Signature Page to Series 2026-1 Supplement]

EXHIBIT A

Series 2026-1 Class A-1 Scheduled Principal Distribution Amounts

A-1

EXHIBIT B

Series 2026-1 Class A-2 Scheduled Principal Distribution Amounts

B-1

Exhibit 99.1

PRESIDIO ANNOUNCES $350 MILLION INVESTMENT GRADE ABS REFINANCING

June 09, 2026 6:20pm EDT

Refinancing lowers interest rate, reduces amortization, and increases liquidity

FORT WORTH, Texas--(BUSINESS WIRE)-- Presidio Production Company (NYSE: FTW) ("Presidio" or the "Company"), a differentiated oil and gas operator focused on the acquisition and optimization of mature, producing oil and natural gas assets in the United States, today announced the closing of a $350 million investment grade refinancing of its prior asset-backed securitization (the “ABS”), at a weighted average coupon of 6.38%. The transaction reduced the Company’s interest rate and reduced scheduled amortization, enhancing free cash flow available for dividends.

The ABS was issued in two investment grade tranches: $175 million of 5.902% Class A-1 notes, and $175 million of 6.717% Class A-2 notes, each due in 2041. The ABS was issued at 184 basis points less than the weighted average coupon of the Company’s prior ABS.

Proceeds from the ABS were used to refinance Presidio's prior ABS, to pay down $37 million drawn under the Company's reserve-based lending facility (the “RBL”), for $35 million of additional hedges, and for expenses and general corporate purposes. Following the transaction, the RBL remains in place with a $65 million borrowing base, and is available and undrawn.

“This refinancing is a milestone that strengthens the foundation of our business. We have lowered our cost of capital, reduced near-term interest and amortization, and created additional liquidity to pursue growth, all while keeping our capital structure simple,” said Will Ulrich, Chairman and co-CEO of Presidio. “The refinancing highlights the competitive advantage of a deep and efficient ABS end-market, which when paired with our ABS warehouse facility, provides a complete solution for financing PDP acquisitions.”

John Brawley, EVP & CFO of Presidio, added, “Lowering our cost of capital is a significant competitive advantage in the PDP acquisition market. With a lower-cost capital structure in place, we can underwrite acquisitions more aggressively than higher-cost buyers, while preserving the returns we deliver to shareholders. This positions us to continue consolidating producing oil and gas assets on attractive terms.”

Highlights of the ABS:

●	$350 million aggregate principal amount issued across two investment grade tranches (Class A-1 and Class A-2)

○	$263 million used to pay off existing ABS debt, accrued interest and make-whole fees

○	$37 million used to pay down the Company's RBL ($65 million borrowing base), which remains in place, available and undrawn following pay down

○	$35 million used for additional hedge protection

○	Remainder used for transaction fees, expenses and general corporate purposes

●	Weighted-average ABS coupon reduced by 184 bps (from 8.22% to 6.38%)

●	Anticipated Repayment Date (“ARD”) structure implemented to lower annual amortization in the first 5 years

●	ABS structured with a master trust and innovative, first-of-its-kind oil and gas ABS make-whole provisions to allow for asset dropdowns, efficient refinancing, and a simpler capital structure following acquisitions

○	ABS redeemable at the Company's option at 102% prior to year 1, 101% prior to year 2, and 100% (par) thereafter

Hedging Program

The following table summarizes Presidio's commodity hedge position as of the date of this release, reflecting the hedge restructuring executed concurrently with the closing of the ABS.

	2Q26	3Q26	4Q26	1Q27	2Q27	3Q27	4Q27	FY28	FY29	Beyond
Oil Swaps(1)
Volume (MBbl)	274	272	265	254	247	241	236	883	753	933
Avg. Strike ($/Bbl)	$57.35	$59.90	$60.51	$87.95	$108.29	$100.71	$88.09	$63.14	$67.55	$64.38
Natural Gas Swaps
Volume (BBtu)	6,264	6,208	6,089	5,808	5,599	5,524	5,421	20,523	17,127	47,417
Avg. Strike ($/MMBtu)	$6.23	$5.56	$5.53	$5.06	$4.44	$3.42	$3.74	$3.55	$3.57	$3.49
Natural Gas Basis Swaps
Volume (BBtu)	5,990	5,956	5,865	5,009	4,818	4,765	4,677	17,724	6,977	—
Avg. Strike ($/MMBtu)	($0.49)	($0.59)	($0.39)	$0.24	($0.58)	($0.51)	($0.39)	($0.43)	($0.55)	—
NGL Swaps(1)
Volume (MBbl)	556	545	534	517	506	456	447	1,487	1,201	1,316
Avg. Strike ($/Bbl)	$22.39	$22.19	$22.35	$24.22	$22.52	$26.90	$25.59	$25.75	$23.46	$21.49

2

Advisors

Cantor Fitzgerald served as sole structuring advisor and lead bookrunner, Goldman Sachs served as joint placement agent, and Citizens Capital Markets, Inc. served as a co-manager. Sidley Austin LLP served as issuer counsel, and Orrick, Herrington & Sutcliffe LLP served as noteholder counsel.

About Presidio Production Company

Headquartered in Fort Worth, TX, Presidio Production Company (NYSE: FTW) is a yield-focused, differentiated oil and gas operator in the United States focused on the acquisition and optimization of producing oil and natural gas wells, without drilling. Presidio is a leading operator of stable oil and gas wells across the Mid-Continent, applying engineering expertise and AI-driven analytics to enhance performance and extend asset life. The Company's Class A common stock is listed on the New York Stock Exchange under the ticker symbol "FTW". To learn more, visit https://bypresidio.com/.

Cautionary Note Regarding Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements speak only as of the date this press release is actually delivered and involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

3

Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) changes in applicable laws or regulations; (2) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (3) changes in domestic and foreign business, market, financial, political conditions, and in applicable laws and regulations; (4) the ability of the Company to build or maintain relationships with customers and suppliers and retain its management and key employees; (5) risks related to commodity price volatility and its impact on cash flows and dividend sustainability; (6) risks related to oil and gas operations, including production declines, operational challenges, and regulatory changes; (7) risks related to the Company's ability to pay, maintain or increase dividend payments; and (8) other risk factors described herein as well as the risk factors and uncertainties described in documents filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”), the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and similar sections in its filings with the SEC, and any periodic Exchange Act reports filed with the SEC such as its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The recipient of this press release should carefully consider the foregoing risk factors and the other risks and uncertainties which will be more fully described in the documents filed by the Company from time to time with the SEC. If any of these risks materialize or the underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

In addition, there may be additional risks that the Company presently knows, or that it currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. Nothing in this communication should be regarded as a representation or warranty, either express or implied, by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

In addition, the information contained in this press release is provided as of the date hereof and may change, and the Company and its representatives and affiliates specifically disclaim any obligation to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, inaccuracies, future events or otherwise, except as may be required under applicable securities laws. Information contained on our website is not a part of or incorporated into this press release.

Notes:

(1) NGL hedges include a combination of individual component hedges and WTI hedges allocated to NGL volumes

Source: Presidio Production Co. (NYSE: FTW)

View source version on businesswire.com: https://www.businesswire.com/news/home/20260609401503/en/

Presidio Media and Investor Contact:

Presidio@icrinc.com

Source: Presidio Production Company

Released June 9, 2026

4